As filed with the Securities and Exchange Commission on July 7, 2014

Registration No. 333-196513

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Symbid Corp.
(Exact name of registrant as specified in its charter)

Nevada	7389	45-2859440
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Marconistraat 16
3029 AK Rotterdam, The Netherlands
+31(0)1 041 34 601
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Korstiaan Zandvliet
Symbid Corp.
Marconistraat 16
3029 AK Rotterdam, The Netherlands
+31(0)1 041 34 601
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Scott Rapfogel
Crone Kline Rinde LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
(212) 400-6900

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	11,707,060 shares	$2.70	$31,609,062	$4,072.00	(3)

(1)
Consists of (a) 5,853,530 issued and outstanding shares of the registrant’s common stock, and (b) 5,853,530 shares of common stock issuable upon exercise of common stock purchase warrants. The registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock on May 15, 2014. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(3)	The registrant paid the registration fee in connection with the initial filing of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SYMBID CORP.

Prospectus

11,707,060 Shares

Common Stock

This prospectus relates to the sale of up to 11,707,060 shares of our common stock, par value $0.001 per share, by the selling stockholders of Symbid Corp., a Nevada corporation, listed in this prospectus.  5,853,530 of the shares being offered are presently issued and outstanding and 5,853,530 of the shares of common stock are issuable upon exercise of common stock purchase warrants. The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is traded on OTC Markets under the symbol “SBID.” On July 1, 2014, the last reported sale price for our common stock was $1.90 per share.

Our business and an investment in our securities involve a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 12 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated ____________, 2014.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction where the offer is not permitted.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	3
SUMMARY FINANCIAL INFORMATION	9
THE OFFERING	10
NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
RISK FACTORS	12
SELLING STOCKHOLDERS	19
USE OF PROCEEDS	24
DETERMINATION OF OFFERING PRICE	24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
DESCRIPTION OF BUSINESS	37
LEGAL PROCEEDINGS	55
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	56
EXECUTIVE COMPENSATION	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	60
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	61
PLAN OF DISTRIBUTION	61
DESCRIPTION OF SECURITIES	63
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	65
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	65
LEGAL MATTERS	66
EXPERTS	66
WHERE YOU CAN FIND MORE INFORMATION	66
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  This summary is not complete and does not contain all of the information that should be considered before investing in our common stock.  Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our consolidated financial statements and the accompanying notes to the consolidated financial statements.

Unless the context indicates otherwise, all references in this prospectus to “Symbid,” the “Company,” “we,” “us” and “our” refer to Symbid Corp. and its wholly-owned consolidated subsidiary, Symbid Holding B.V., Symbid B.V., a wholly owned subsidiary of Symbid Holding B.V. and direct and indirect subsidiaries of Symbid B.V. All references in this registration statement to “Symbid Holding B.V.” refer solely to Symbid Holding B.V. and all references to Symbid B.V. refer solely to Symbid B.V.

Business Developments

We are one of the first equity based crowdfunding platforms worldwide having commenced our business in April 2011 in The Netherlands. To date, we have funded 38 entrepreneurs and their start-ups for a total capital of approximately $4,500,000. Approximately $4,400,000 of this amount was raised through our equity-based crowdfunding platform and approximately $100,000 was raised through our reward or donation based crowdfunding platform. We plan to launch a debt based crowdfunding platform model later in 2014. Our goal is to create a portfolio of crowdfunding products tailored to the needs of our prospective customers. Presently, all of the entrepreneurs making use of our crowdfunding platforms are located in The Netherlands and all of the investors are located in Europe with approximately 80% of such investors being located in The Netherlands. We do not presently provide equity based crowdfunding in the United States or to United States investors. The regulations governing equity based crowdfunding in the United States have not yet been adopted. There can be no assurance given that following the adoption of these regulations, we will be able to structure our United States crowdfunding operations, if any, in a manner that complies with such regulations.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in the Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any ownership. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations. For the fiscal years ended December 31, 2013 and 2012, approximately 84% and 46.7% of our revenues, respectively, were derived from Symbid Coöperatie U.A. For the years ended December 31, 2013 and December 31, 2012 we had net losses of $1,260,196 and $504,941, respectively. For the quarter ended March 31, 2013, approximately 44.0% of our revenue was derived from Symbid Coöperatie U.A. and we had a net loss of $422,888.

Overview

We were incorporated as HapyKidz.com, Inc. in Nevada on July 28, 2011 with the intention to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through a proprietary website. We were not successful in this endeavor.

On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp.

We are presently engaged in the business of creating and operating online, equity based crowdfunding platforms, through our wholly owned subsidiary, Symbid Holding B.V.

On December 6, 2013, we closed a share exchange (the “Share Exchange”) pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $0.001 par value per share (the “Common Stock”). As a result of the Share Exchange, Symbid Holding B.V. became a wholly owned subsidiary of ours.

In connection with the Share Exchange and pursuant to a December 6, 2013 Split-Off Agreement (the “Split-Off Agreement”), we transferred our pre-Share Exchange business to Holli Morris, our pre-Share Exchange majority stockholder, in exchange for the surrender by her and cancellation of 187,500,000 shares of our Common Stock.

As a result of the Share Exchange and Split-Off, we discontinued our pre-Share Exchange business and acquired the business of Symbid Holding B.V. and we have continued the existing business operations of Symbid Holding B.V. as a publicly-traded company under the name Symbid Corp.

Also on December 6, 2013, we completed an initial closing of a private placement offering of 3,098,736 units at $0.50 per unit, for aggregate gross proceeds of $1,549,368 (before deducting placement agent fees and expenses of the offering estimated at approximately $64,895). Each of these units consisted of one share of our common stock and one warrant to purchase one share of our common stock. The warrants are exercisable for a period of three (3) years at a purchase price of $0.75 per share. The private placement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions provided by Regulation D and Regulation S promulgated by the SEC thereunder. The private placement was sold to “accredited investors,” as defined in Regulation D and/or to “non-U.S. Persons” in accordance with Rule 903 of Regulation S under the Securities Act.

On February 5, 2014, we completed a second closing of the private placement for aggregate additional gross proceeds of $186,992 (before deducting placement agent fees and expenses of the offering estimated at $7,750).

On May 20, 2014, we completed a third and final closing of the private placement for aggregate additional gross proceeds of $1,190,405 (before deducting placement agent fees and expenses of the offering estimated at $9,000).

The Share Exchange was treated as a recapitalization of the Company for financial accounting purposes and Symbid Holding B.V. was considered the acquiror for accounting purposes.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Share Exchange have been replaced with the historical financial statements of Symbid Holding B.V. prior to the Share Exchange in our post Share Exchange filings with the SEC.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result of the Share Exchange, we ceased to be a shell company.

Although Symbid Holding B.V., Symbid B.V. and their subsidiaries maintain their books and records in their functional currency, the Euro (“EUR”), the currency of The Netherlands, for financial reporting purposes Symbid Corp. uses the United States dollar (“U.S. dollars,” “USD” or “$”).

Share Exchange and Related Transactions

Share Exchange Agreement

On December 6, 2013 we, Symbid Holding B.V. and the shareholders of Symbid Holding B.V., entered into a Share Exchange Agreement (the “Share Exchange Agreement”), which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our Common Stock. As a result of the Share Exchange, Symbid Holding B.V. became a wholly-owned subsidiary of ours.

Prior to the Share Exchange, we ceased being an e-commerce marketplace that offered daily discounts on goods and services through a proprietary website and became a “shell company”.  Pursuant to the Share Exchange, we acquired the business of Symbid Holding B.V., to engage in the creation and operation of online investment “crowd funding” platforms.

At the closing of the Share Exchange, an aggregate of 11,400,000 shares of our Common Stock were issued to the holders of Symbid Holding B.V.’s common stock and 9,770,000 shares of our Common Stock were delivered to the Escrow Agent (defined below), 600,000 of which are being held by the Escrow Agent in accordance with the indemnification provisions of the Share Exchange Agreement. The remaining 9,170,000 shares in escrow were being held in connection with Symbid’s prospective acquisitions of Gambitious B.V. and Equidam Holding B.V. On June 6, 2014 we determined not to proceed with the purchase of additional shares in Gambitious B.V. As a consequence thereof, 5,000,000 of the 9,170,000 shares, representing the shares which had been allocated to the prospective purchase of additional shares of Gambitious B.V. were returned from escrow and subsequently cancelled. An additional 300,000 shares allocated to our existing ownership interest in Gambitious B.V. at the time of the Share Exchange were similarly returned from escrow and subsequently cancelled due to the reduction in our indirect ownership interest in Gambitious B.V. from 18% to 12%. See “Description of Business – The Proposed Acquisition of Equidam Holding B.V. and the Determination not to Acquire Gambitious B.V.”

The Share Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties are subject to customary indemnification provisions, subject to specified aggregate limits of liability.

In connection with the Share Exchange, the parties took all actions necessary to ensure that the Share Exchange is treated as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our common stock to holders of Symbid Holding B.V.’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering and/or Regulation S promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and certain of these securities are subject to further contractual restrictions on transfer. See “Lock Up Agreements and Other Restrictions.”

We also agreed not to register under the Securities Act the resale of the shares of our common stock received in the Share Exchange by our officers, directors and key employees and holders of 10% or more of our common stock for a period of two years following December 6, 2013.

Escrow Provisions

Following the December 6, 2013 closing date of the Share Exchange, we delivered to Gottbetter & Partners, LLP (the “Escrow Agent”) certificates (issued in the name of the Escrow Agent) representing (i) 600,000 shares of our common stock (the “Indemnification Escrow Shares”) for the purpose of securing the indemnification obligations of the Symbid Holding B.V. Stockholders named in the Share Exchange Agreement and (ii) 9,170,000 shares of our common stock (the “Acquisition Escrow Shares”) in connection with our proposed acquisitions of the balance of Gambitious B.V. and Equidam Holding B.V., Netherlands private limited liability corporations in which Symbid Holding B.V. holds indirect minority ownership interests. In connection with our determination not to proceed with the purchase of additional shares of Gambitious B.V. and the reduction of our indirect ownership interest in Gambitious B.V. from 18% to 12%, in June 2014 5,300,000 of the 9,170,000 Acquisition Escrow Shares were returned from escrow and cancelled. See “Description of Business – The Proposed Acquisition of Equidam Holding B.V. and the Determination not to Acquire Gambitious B.V.”

Zomer B.V., Gastropoda Equus B.V., Arena Amnis B.V., and Sanden Beheer B.V., each of which is a pre-Share Exchange officer and/or director of Symbid Holding B.V. and a pre-Share Exchange shareholder of Symbid Holding B.V. (the “Escrowing Company Shareholders”) delivered the Indemnification Escrow Shares on behalf of themselves and the other shareholders of Symbid Holding B.V.

The Indemnification Escrow Shares and Acquisition Escrow Shares are being held by the Escrow Agent pursuant to a December 6, 2013 Escrow Agreement. The Indemnification Escrow Shares and Acquisition Escrow Shares are being held as a trust fund and are not subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and will be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. Maarten Timmerman (the “Indemnification Representative”) will not be liable to any Symbid Holding B.V. stockholder for actions taken in his capacity as Indemnification Representative under the Share Exchange Agreement or the Escrow Agreement, except for actions constituting gross negligence or willful misconduct.

Split-Off

Upon the closing of the Share Exchange, under the terms of a split-off agreement and a general release agreement, we transferred all of our pre-Share Exchange operating assets and liabilities to our wholly-owned special-purpose subsidiary, Symbid Split Corp., a Delaware corporation (“Split-Off Subsidiary”), formed on October 14, 2013. Thereafter, pursuant to the split-off agreement, we transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Holli Morris, the pre-Share Exchange majority stockholder of the Company, and a former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 187,500,000 shares of our Common Stock held by Ms. Morris (which were cancelled and resumed the status of authorized but unissued shares of our common stock) and (ii) certain representations, covenants and indemnities.

Pursuant to the terms of the Split-Off Agreement between us and Ms. Morris and as detailed therein, at the closing of the Split-Off, we transferred all assets and liabilities of our pre-Share Exchange legacy business to Ms. Morris. Prior to the closing of the Share Exchange and Split-Off, Ms. Morris entered into a settlement and release agreement with us dated March 8, 2013, pursuant to which she forgave an aggregate of $45,500 in Company liabilities outstanding as of that date relating to cash loaned and advances made by her to us and to accrued management fees due her. Pursuant to the terms of the Split-Off Agreement, Ms. Morris also assumed and undertook to pay $44,584 in accounts payable and accrued liabilities outstanding as of March 8, 2013 relating to general expenditures, administrative expenses and professional fees of ours. Ms. Morris surrendered all of her shares in the Company to us for cancellation as a condition of the completion of the Share Exchange.

The Private Placement Offering

Concurrently with the closing of the Share Exchange and in contemplation of the Share Exchange, we held a closing of our private placement offering in which we sold 3,098,736 units of our securities, at a price of $0.50 per unit. Each unit consisted of one share of our common stock and one warrant to purchase one share of our common stock. The warrants are exercisable for a period of three years at an exercise price of $0.75 per share.

The units sold in the private placement offering have anti-dilution protection such that if within twelve months after the closing we issue additional shares of our common stock or common stock equivalents (subject to customary exceptions) for a consideration per share less than the purchase price of the units (the “Lower Price”), each investor in the private placement offering will be entitled to receive from us additional units in an amount that, when added to the number of units initially purchased by such investor, will equal the number of units that such investor’s private placement offering subscription amount would have purchased at the Lower Price. The investor warrants include “weighted average” anti-dilution protection for a period of twelve months from the closing of the private placement offering, subject to customary exceptions, including but not limited to, issuances under our 2013 Plan (defined below).

As a result of the first closing of the private placement offering, we received gross proceeds (before deducting commissions and expenses of the private placement offering) of $1,549,368. The private placement offering was conducted on a “best efforts” basis. This closing of the private placement offering and the closing of the Share Exchange were conditioned upon each other.

We paid the placement agent in the private placement offering, Gottbetter Capital Markets, LLC, a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the private placement offering introduced by the placement agent.  In addition, the placement agent received warrants exercisable for a period of three years to purchase a number of shares of our common stock equal to ten percent of the number of units sold in the private placement offering to investors introduced by the placement agent, with a per share exercise price of $0.50. The placement agent received fifty percent of the cash fee and warrants for investors in the private placement offering introduced by FireRock Capital, Inc. The placement agent did not receive any cash fees or warrants for private placement offering investors who were pre-Share Exchange shareholders of Symbid Holding B.V. or private placement offering investors who were introduced by Symbid B.V. or affiliated persons. As a result of the foregoing arrangements, with respect to the first closing, the placement agent was paid an aggregate commission of $35,250 and was issued warrants to purchase an aggregate of 77,500 shares of our common stock.

We agreed to indemnify the placement agent and its sub-agents to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with the private placement offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the placement agent and its sub-agents may be required to make in respect of such liabilities.

On February 5, 2014, we conducted a second closing of the private placement offering in which we sold an additional 373,984 units for aggregate gross proceeds of $186,922. As a result of this closing, the placement agent was paid $7,750 in additional aggregate commissions and was issued warrants to purchase an additional 15,500 shares of our common stock.

On May 20, 2014 we conducted a third and final closing of the private placement offering in which we sold an additional 2,380,810 units for aggregate gross proceeds of $1,190,405. In connection with this closing, the placement agent was not paid additional commissions or issued additional warrants to purchase additional shares of our common stock.

Registration Rights

In connection with the private placement offering, we entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed that no later than ninety calendar days from February 5, 2014, we would file a registration statement (on Form S-1, or similar form) with the SEC covering (a) the shares of common stock issued in the private placement offering, and (b) the shares of common stock issuable upon exercise of the private placement offering warrants (but not including the shares of common stock underlying the private placement offering placement agent warrants) (the “Registration Statement”). We further agreed to use commercially reasonable efforts to ensure that such Registration Statement is declared effective within one hundred eighty calendar days of filing with the SEC. This Registration Statement has been filed in connection with the foregoing.

If we were late in filing this Registration Statement or if this Registration Statement was not declared effective within one hundred eighty days of filing with the SEC, monetary penalties payable by us to the holders of registrable common stock that had not been so registered would commence to accrue and cumulate at a rate equal to one percent of the private placement offering price per share for each full month that (a) we were late in filing the Registration Statement, or (b) the Registration Statement was late in being declared effective by the SEC; provided, however, that in no event would the aggregate of any such penalties exceed ten percent of the purchase price per unit. Notwithstanding the foregoing, no penalties would accrue with respect to any shares of common stock removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of common stock which could be included in the Registration Statement (a “Cutback Comment”) or after the shares could be resold under Rule 144 or another exemption from registration under the Securities Act. We did not file the Registration Statement until May 21, 2014 and consequently we incurred late filing penalties in the approximate amount of $15,000.

We further agreed to keep this Registration Statement “evergreen” for two years from the date it was declared effective by the SEC, or until Rule 144 of the Securities Act was available to the holders of registrable shares with respect to all of their shares, whichever is earlier.

In any follow-on “best efforts” private placement offering of our securities that provides for registration rights, the investors in the private placement offering are entitled to “piggyback” registration rights.

The holders of any shares of our common stock removed from this Registration Statement as the result of a cutback comment from the SEC were entitled to “piggyback” registration rights with respect to such removed shares at any time following the SEC Registration Statement effective date with respect to a registration statement filed by us which would permit the inclusion of such shares.

In addition, for a period of twenty-four months following December 6, 2013 we agreed that we would not register or take any action to facilitate registration, under the Securities Act, of the shares of our common stock issued pursuant to the Share Exchange to the “Restricted Holders,” as defined below. The above restriction does not prohibit us from registering on Form S-8 Common Stock issued under the 2013 EIP (as defined below), as and to the extent permitted under the Securities Act, to persons other than Restricted Holders (as defined below).

2013 Equity Incentive Plan

Before the Share Exchange, our Board of Directors adopted, and our stockholders approved, our 2013 Equity Incentive Plan (the “2013 Plan”), which provides for the issuance of incentive awards of up to 5,000,000 shares of our Common Stock to officers, key employees, consultants and directors.  To date, no awards have been granted under the 2013 Plan.  See “Market Price of and Dividends on Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans” below for more information about the 2013 Plan.

Departure and Appointment of Directors and Officers

Our Board of Directors is authorized to consist of five members and currently consists of two members, leaving three vacancies. On December 6, 2013, Noah Levinson, our sole director before the Share Exchange, resigned his position as a director, and Korstiaan Zandvliet and Robin Slakhorst were appointed to the Board of Directors.

Also on December 6, 2013, Mr. Levinson, our President, Secretary, Treasurer and sole officer before the Share Exchange, resigned from these positions, and Korstiaan Zandvliet was appointed as our Chief Executive Officer and President, Maarten van der Sanden was appointed as our Chief Financial Officer, Chief Operating Officer and Treasurer and Robin Slakhorst was appointed as our Secretary and our Chief Commercial Officer by the Board. On April 15, 2014 Maarten van der Sanden resigned as our Chief Financial Officer and Treasurer and Philip J. Cooke was appointed to fill these vacated positions. See “Management – Directors and Executive Officers” for information about our directors and executive officers.

Lock-up Agreements and Other Restrictions

In connection with the December 6, 2013 Share Exchange, each of our executive officers and directors named above and each person holding 10% or more of our common stock after giving effect to the Share Exchange, the Split-Off and the private placement offering (the “Restricted Holders”), holding at that date in the aggregate 11,832,892 shares of our common stock, entered into agreements (the “Lock-Up and No Shorting Agreements”), whereby they are restricted for a period of 24 months after the Share Exchange from certain sales or dispositions of our common stock held by them immediately after the Share Exchange, except in certain limited circumstances (the “Lock-Up”).

Further, for a period of 24 months after the Share Exchange, each Restricted Holder agreed in the Lock-Up and No Shorting Agreements to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our common stock, borrowing or pre-borrowing any shares of our common stock, or granting other rights (including put or call options) with respect to our common stock or with respect to any security that includes, relates to or derives any significant part of its value from our common stock, or otherwise seeks to hedge his position in our common stock.

Additionally, a non-Restricted Holder, agreed to a Lock-Up for a period of 12 months of 1,000,000 shares of our common stock owned by him.

Forward Stock Split

We effected a 25-for-1 forward stock split on our common stock in the form of a dividend with a record date of September 16, 2013 and a payment date of September 17, 2013. All share amounts referenced in this prospectus, including those applicable to periods prior to the forward stock split, give effect to the forward stock split unless otherwise indicated.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the selling stockholders listed in this prospectus, of up to 11,707,060 shares of our common stock.  5,853,530 of the shares being offered are presently issued and outstanding and 5,853,530 of the shares of common stock are issuable upon exercise of common stock purchase warrants.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Selected Risks Associated With Our Business

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment.

Corporate Information

Our principal executive offices are located at Marconistraat 16, 3029 AK Rotterdam, The Netherlands. Our telephone number is +31(0)1 041 34 601. Our website address is http://www.symbid.com. The information on, or that can be accessed through, our website is not part of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering which was completed on June 20, 2012, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of  our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

SUMMARY FINANCIAL INFORMATION

			Fiscal	Fiscal
	Fiscal Year	Fiscal Year	Quarter	Quarter
	Ended	Ended	Ended	Ended
	December 31,	December 31,	March 31,	March 31,
	2013	2012	2014	2013

Statement of Operations Data

Net revenues	$79,430	$107,737	$86,105	$19,522
Total operating expenses	1,302,793	554,063	525,037	89,229
Operating loss	1,223,363	446,326	438,932	69,707
Net loss	1,260,196	504,941	422,888	89,267

Statement of Cash Flows Data

Net cash used in operating activities	$925,601	$371,869	$530,021	$88,130
Net cash used in investing activities	1,376	115,276	−	−
Net cash provided by financing activities	1,825,718	435,279	179,242	302,206

	At December 31,	At December 31,	At March 31,
	2013	2012	2014
Balance Sheet Data

Total current assets	$953,975	$45,948	$628,106
Total assets	959,966	100,775	633,453
Total current liabilities	448,097	277,941	380,979
Total liabilities	989,732	545.488	944,251
Accumulated deficit	(2,001,760)	(771,580)	(2,413,630)
Total stockholders' deficit	(30,066)	(444,713)	(240,702)

THE OFFERING

Common stock currently outstanding	31,772,878 shares (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	11,707,060 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the selling stockholders.

OTC Markets symbol	SBID

Risk Factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 12 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)        As of July 7, 2014.

(2)        Consists of 5,853,530 issued and outstanding shares of common stock and 5,853,530 shares of common stock issuable upon exercise of common stock purchase warrants.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere.  Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements.  Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements.  However, not all forward-looking statements may contain one or more of these identifying terms.  Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, volatility in the price of our raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears in the section captioned “Risk Factors” and elsewhere in this prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise.

RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk.  We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict.  Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus.  If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected.  In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.  Only those investors who can bear the risk of loss of their entire investment should invest in our common stock.

General Risks Relating to our Business, Operations of Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies.

We were organized in The Netherlands in April 2011. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our crowdfunding platform into additional country markets. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we are unable to manage our anticipated growth effectively, our business could be adversely affected.

We anticipate that a significant expansion of our operations and addition of operating subsidiaries, including one in the United States, and new personnel will be required in all areas of our operations in order to implement our business plan. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our ability to market our crowdfunding platform in multiple venues.

Our Management Team Does Not Have Experience In U.S. Public Company Matters, Which Could Impair Our Ability To Comply With Legal And Regulatory Requirements.

Our management team has had no U.S. public company management experience, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable U.S. federal securities laws, including filing required reports and other information on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and result in the deterioration of our business.

Civil liabilities may not be able to be enforced against us.

Substantially all of our assets and our officers and directors are located outside of the United States. As a result of this, it may be difficult or impossible to effect service of process and enforce judgments awarded by a court in the United States against our assets or those of our officers and directors who are located in The Netherlands.

The implementation of crowdfunding regulations in The Netherlands and in other countries could negatively affect our business.

Other than the Netherlands regulatory framework, rules on redeemable funds and offerings to the public without a prospectus (See “Description of Business – Regulatory Framework”), there are currently are no laws or regulations that specifically govern crowdfunding activities in The Netherlands or that require us to register with or seek permission from The Netherlands Authority for the Financial Markets (The Netherlands equivalent of the SEC).  Changes in local regulations within The Netherlands relating to the offering of securities to the public or specifically to crowdfunding, could negatively affect our operations in The Netherlands. Such changes could result in our having to change our business model, which could negatively impact future revenues.  Further, there are various regulators in The Netherlands (e.g., the Authority for Financial Markets, the Dutch Central Bank and the Ministry of Finance) that monitor and regulate financial markets and supervise financial service providers involved in the sale of investments and securities.  These regulators monitor crowdfunding activities and could determine that specific laws and regulations that apply to the financial sector should be extended to the crowdfunding arena. Such a determination could negatively affect our operations in The Netherlands and impact our ability to operate our business and generate revenues.  Additionally, the implementation of new crowdfunding regulations or the application of existing laws and regulations to crowdfunding in other countries where we may wish to begin crowdfunding operations could result in added operational burdens and new regulatory compliance requirements with added costs, all of which could have a negative impact on our future growth plans and revenue outlook.

Delay in the implementation of the JOBS-act in the United States could negatively affect our business plan and future growth prospects.

President Obama signed the Jumpstart Our Business Startups Act or JOBS Act into law in April 2012. The JOBS Act is a law intended to encourage funding of United States small businesses by easing various securities regulations. Currently, the law is being interpreted and implemented by the SEC. A delay in the implementation of the JOBS Act may delay the introduction of equity based crowdfunding in the United States and consequently delay the introduction of our equity model crowdfunding platform within the United States.

Failure to comply with final United States equity crowdfunding regulations as and when adopted would negatively impact out future business plans and our expected future growth prospects.

We may not be able to structure our crowdfunding platform operations and our organizational and administrative structures to comply with the final crowdfunding regulations as and when adopted by the SEC.  If we are not able to comply with these future regulations, we will not be able to operate our crowdfunding business in the United States and, as a result, our future business plans and growth prospects will suffer.

Changes in regulations within the European Union governing our operations, specifically relating to the sale of securities to the public, could negatively affect our business.

Changes in local regulations within the European Union relating to the offering of securities to the public could negatively affect our business operations within the European Union. Although we have not yet determined what legal structures we will utilize for our planned crowdfunding platform rollout in Europe, any changes in the law or new regulations relating to the sale of securities in Europe could impinge on our ability to structure our operations such that we would not have to register as brokers or dealers in Europe.  Such changes could result in our having to change our business model, which could delay or prohibit our entry into local European markets and negatively impact future revenues.

Inappropriate business behavior of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

Although our business is limited to providing a platform for matching investors and entrepreneurs, there is a possibility that inappropriate business behavior exhibited by any of the entrepreneurs raising capital through our platform could result in reputational or financial damages to us. We enforce a thorough due diligence process for all companies raising funds via our products and we require participating entrepreneurs to sign legally binding terms of use releasing us from any responsibility for entrepreneur impropriety or misdeed. Nevertheless, our clients might regard us as being responsible for any improprietous behavior of the entrepreneur and this could result in reputation damage to us that could impact our future revenues.

Our intellectual property is owned by Symbid IP Foundation, a Dutch entity that we do not own.

In October 2013, Symbid B.V. transferred the Symbid crowdfunding platform intellectual property to Symbid IP Foundation, a Dutch foundation with, according to its organizational documents, at least two directors one of whom must always be Symbid B.V. or one of its directors and the other must always be Symbid Corp. or one of its directors. Symbid IP Foundation licenses the Symbid crowdfunding technology on a perpetual, exclusive basis to Symbid Holding B.V. which, in turn, licenses the technology to Symbid B.V. for sublicense to Symbid Coöperatie U.A.  Because Symbid does not own Symbid IP Foundation, it cannot assure that the board of directors of the foundation will not be expanded or changed in such a way as to challenge the interests of Symbid Holding B.V. to the crowdfunding platform license. Any such change could negatively impact Symbid’s ability to sublicense its crowdfunding platform and negatively impact Symbid’s results of operations and financial condition.

Our crowdfunding platform in The Netherlands is operated through Symbid Coöperatie U.A., a Dutch entity in which we do not own any interest.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in The Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any other ownership. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations. For the fiscal years ended December 31, 2013 and 2012, approximately 84% and 46.7% of our revenues, respectively, were derived from Symbid Coöperatie U.A.

Our crowdfunding platform operates on an online distribution model and is, therefore, subject to internet cyber risk.

Our online crowdfunding distribution model could be subject to cyber-attacks aiming to breach our security protocols. We take reasonable and commercial precautions to make our systems as secure as possible, including but not limited to daily back-ups, banking grade hosting solutions, divisions between systems to ensure, for example, that our banking backend cannot be reached via our online distribution network, and continuous monitoring of the systems as well as sequential system checks. However, we cannot fully exclude the possibility of cyber-attacks, third party breaches, software bugs or other forms of internet malfeasance.  If any of these events occur, our reputation could be negatively impacted and our future revenues could suffer as a result.

Increasing competition within our emerging industry could have an impact on our business prospects.

The crowdfunding market is an emerging industry where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours. Although our portfolio of products and related revenue stream sources are broad, increasing competition may have a negative impact on our profit margins.

Our business is subject to risks generally associated with fluctuating economic tendencies in the capital markets.

The demand for our products can change over time due to fluctuations in the global and local economies and in the related capital requirements of small and medium-sized enterprises.  These fluctuations could negatively impact our future revenue streams.

Fluctuations in interest rates could impair the ability of companies to raise capital on the Symbid platform.

Fluctuations in interest rates could influence the attractiveness for investors to allocate capital to small and medium-sized enterprises raising capital on our crowdfunding platform.  This could result in reduced revenues to us.

If we lose the services of our founders or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of our founders, Korstiaan Zandvliet, Chief Executive Officer, Robin Slakhorst, Chief Commercial Officer, Maarten van der Sanden, Chief Operating Officer, and of Philip Cooke, our Chief Financial Officer, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of our founders, even temporarily, or any other member of senior management could harm our business.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We rely primarily on trademark, copyright, service mark and trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the crowdfunding market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We will need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on our future business, financial condition and results of operations.

Although we expect that the net proceeds from the private placement offering completed in May 2014 will be sufficient to implement our business plan in the Netherlands, including the introduction in The Netherlands of a debt based crowdfunding platform, we will require additional capital of between $2.5 million to $4 million to expand our crowdfunding activities in Europe.  The raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital, or that if available, it will be available to us on favorable or reasonable terms.  Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business.  We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Risks Relating to our Securities

The shares of common stock contained in the units and the private placement offering warrant shares comprising a component of the units sold in the private placement offering will be “restricted securities” and, as such, may not be sold except in limited circumstances.

The shares of common stock contained in the units and the private placement offering warrant shares sold in our private placement offering completed in May 2014 are “restricted securities” under the Securities Act and may not be sold, transferred, pledged or otherwise disposed of unless they are registered under the Securities Act and applicable state securities laws, except in a transaction which, to our satisfaction and that of our counsel, is exempt from such registration requirements. Although we are registering the resale of the shares of common stock in this Registration Statement to enable those shares to be freely tradable, we cannot assure you that once declared effective, that the SEC will not take action to suspend such effectiveness.

In addition, Rule 144 promulgated under the Securities Act, which permits the resale of the shares of common stock, subject to various terms and conditions, will generally not apply to our common stock until one year after we ceased to be a “shell company” under SEC regulations and filed Form 10 information with the SEC. We exited shell company status as of the closing of the Share Exchange and we filed the required Form 10 information in our Current Report on Form 8-K filed on December 12, 2013. The one year waiting period before Rule 144 will become available began as of the filing of the December 12, 2013 Current Report. As a result, your ability to sell your shares may be limited.

Because the Share Exchange is deemed a reverse acquisition, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our common stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Share Exchange is considered a “reverse acquisition” under accounting and securities regulations. Certain SEC rules are more restrictive when applied to reverse acquisition companies, such as the ability of stockholders to resell their shares of our common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our common stock because there may be little incentive for brokerage firms to recommend the purchase of our common stock. As a result, our common stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

There is not now, and there may not ever be, an active market for our common stock.

There currently is no active public market for our common stock. The limited trading in our common stock is extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTCBB and OTC Markets QB Tier. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of the common stock. This would also make it more difficult for us to raise capital.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our Company’s industry;

●	additions or departures of key personnel;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of common stock offered hereby. We are currently authorized to issue an aggregate of 300,000,000 shares of capital stock consisting of 290,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by the our Board of Directors. As of the date of this prospectus, there are 31,772,878 shares of our common stock and no shares of our preferred stock outstanding. There are also 5,853,530 shares issuable upon exercise of outstanding and presently exercisable warrants. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the common stock will be initially quoted on the OTCBB and the OTC markets QB Tier.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company until December 31, 2017, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any fiscal year end before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of fiscal year end or, if we issue more than $1.0 billion in non-convertible debt during any three year period before that time, we would cease to be an emerging growth company immediately.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. Some investors may find our common stock less attractive because we rely on these exemptions, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected not to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Section 107 provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 5,853,530 issued and outstanding shares of our common stock and 5,853,530 shares of common stock underlying presently exercisable common stock purchase warrants, which were sold in a private placement offering completed in May 2014 under which we sold an aggregate of 5,853,530 units of our securities at a price of $0.50 per unit, with each unit consisting of one share of our common stock and one three-year warrant to purchase one share of our common stock at an exercise price of $0.75 per share.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act.  Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of the date of this prospectus.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.  We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock.  The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby.  Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of July 7, 2014, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 31,772,878 shares of our common stock outstanding as of July 7, 2014.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. No selling stockholder is a broker-dealer or an affiliate of a broker-dealer. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Selling Stockholders	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Being Offered (1)		Shares of Common Stock Beneficially Owned Upon Completion of the Offering(2)	Percentage of Common Stock Beneficially Owned Upon Completion of The Offering(3)

A.M.W.M. Mutsaerts Beheer en Financieringen B.V.	299,900	(4)	299,900	(4)	0	N/A
Bro Invest Cooperatief U.A.	1,080,094	(5)	260,000	(5)	820,094	2.58%
Emile C. Flinkenflögel	259,968	(6)	259,968	(6)	0	N/A
Haan Invest B.V.	272,000	(7)	272,000	(7)	0	N/A
Hamilton Jones B.V.	761,767	(8)	100,000	(8)	661,767	2.08%
Itaim Holding B.V.	269,968	(9)	269,968	(9)	0	N/A
Hendrik Kasteel	358,327	(10)	200,000	(10)	158,327	0.50%
David Majtlis	538,462	(11)	299,936	(11)	238,526	0.75%
Praenato B.V.	346,805	(12)	100,000	(12)	246,805	0.78%
Maurits S. Schouten	897,270	(13)	280,000	(13)	617,270	1.94%
Maarten Christiaan Smit	259,968	(14)	259,968	(14)	0	N/A
Soops Investment B.V.	2,870,607	(15)	325,700	(15)	2,544,907	7.7%
Govert Martin Trouwborst	258,327	(16)	100,000	(16)	158,327	0.50%
Martinus Antonius van den Belt	100,000	(17)	100,000	(17)	0	N/A
Frank van der Heijden	258,327	(18)	100,000	(18)	158,327	0.50%
BBOP Investments LLC	400,000	(19)	400,000	(19)	0	N/A
FireRock Global Opportunity Fund, L.P.	1,000,000	(20)	1,000,000	(20)	0	N/A
Ralph Frija	800,000	(21)	800,000	(21)	0	N/A
Jacob Levy	100,000	(22)	100,000	(22)	0	N/A
Nissim Levy	100,000	(23)	100,000	(23)	0	N/A
David Metzger	300,000	(24)	300,000	(24)	0	N/A
Peter Rosten	300,000	(25)	300,000	(25)	0	N/A
Eliron Yaron	100,000	(26)	100,000	(26)	0	N/A
Marcus Johannes de Jong	108,000	(27)	108,000	(27)	0	N/A
Dwarsharses BV	50,000	(28)	50,000	(28)	0	N/A
Rudius B.V.	199,900	(29)	199,900	(29)	0	N/A
ProActive Capital Resources Group, LLC	100,000	(30)	100,000	(30)	0	N/A
Abraham Franco	160,000	(31)	160,000	(31)	0	N/A
K Holdings, LLC	100,000	(32)	100,000	(32)	0	N/A
Banca Sella Holding S.P.A.	1,242,000	(33)	1,242,000	(33)	0	N/A
Marco Bicocchi Pichi	140,000	(34)	140,000	(34)	0	N/A
Goossen Boers	300,000	(35)	300,000	(35)	0	N/A
Nick Brugman	50,000	(36)	50,000	(36)	0	N/A
Co-Bizz B.V.	50,000	(37)	50,000	(37)	0	N/A
G.B. de Lange	60,000	(38)	60,000	(38)	0	N/A
Johan Geert de Leeuw	199,968	(39)	199,968	(39)	0	N/A
Distribution Advice (BVBA)	200,000	(40)	200,000	(40)	0	N/A
Saurabh Gupta	199,896	(41)	199,896	(41)	0	N/A
Frank W. Heerema	99,968	(42)	99,968	(42)	0	N/A
Quality Source B.V.	99,968	(43)	99,968	(43)	0	N/A
Symbid Crowdfunding B.V.	1,369,920	(44)	1,369,920	(44)	0	N/A
Roel van Poppel	50,000	(45)	50,000	(45)	0	N/A
Voyager Beheer B.V.	380,000	(46)	380,000	(46)	0	N/A
Emanuela Johanna Christana Watson-Gandy	100,000	(47)	100,000	(47)	0	N/A
John Featherstone	120,000	(48)	120,000	(48)	0	N/A

TOTAL	11,707,060		11,707,060

†Broker-Dealer or Affiliate of a Broker-Dealer

(1)	An aggregate of 5,853,530 shares of common stock being offered by the selling securityholders are issuable upon exercise of presently exercisable common stock purchase warrants.

(2)
Assumes all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying common stock purchase warrants held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus are not sold.

(3)
Percentages are based on the 31,772,878 shares of common stock issued and outstanding as of July 7, 2014. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to shares of preferred stock, options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 7, 2014 are deemed outstanding for computing the percentage of the person holding such shares of preferred stock, options or warrants but are not deemed outstanding for computing the percentage of any other person.

(4)
Includes 149,950 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Tӯn Mutsaerts has the power to vote and dispose of the shares being registered on behalf of A.M.W.M. Mutsaerts Beheer en Financieringen B.V.

(5)
Includes 130,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Tim Obdam has the power to vote and dispose of the shares being registered on behalf of Bro Invest Cooperatief U.A.

(6)	Includes 129,984 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(7)
Includes 136,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Gert Jaap Haan has the power to vote and dispose of the shares being registered on behalf of Haan Invest B.V.

(8)
Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Franciscus Gerardus Maria van Rijn has the power to vote and dispose of the shares being registered on behalf of Hamilton Jones B.V.

(9)
Includes 134,984 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Robert Kreukniet has the power to vote and dispose of the shares being registered on behalf of Itaim Holding B.V.

(10)	Includes 100,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(11)	Includes 149,968 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(12)
Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Gaston Aussems has the power to vote and dispose of the shares being registered on behalf of Praenato B.V.

(13)	Includes 140,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(14)	Includes 129,984 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(15)
Includes 162,850 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Freek Dech has the power to vote and dispose of the shares being registered on behalf of Soops Investment B.V.

(16)	Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(17)	Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(18)	Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(19)
Includes 200,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Jacob Lerner has the power to vote and dispose of the shares being registered on behalf of BBOP Investments LLC.

(20)
Includes 500,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Neil Rock has the power to vote and dispose of the shares being registered on behalf of FireRock Global Opportunity Fund, L.P.

(21)	Includes 400,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(22)	Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(23)	Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(24)	Includes 150,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(25)	Includes 150,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(26)	Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(27)	Includes 54,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(28)
Includes 25,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Mark M.A. Beers has the power to vote and dispose of the shares being registered on behalf of Dwarsharses BV.

(29)
Includes 99,950 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Theodorus van der Meer has the power to vote and dispose of the shares being registered on behalf of Rudius B.V.

(30)
Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Jeff Ramson has the power to vote and dispose of the shares being registered on behalf of ProActive Capital Resources Group, LLC.

(31)	Includes 80,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(32)
Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Ludwig Kuttner has the power to vote and dispose of the shares being registered on behalf of K Holdings, LLC.

(33)
Includes 621,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Pietro Sella has the power to vote and dispose of the shares being registered on behalf of Banca Sella Holdings S.P.A.

(34)	Includes 70,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(35)	Includes 150,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(36)	Includes 25,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(37)
Includes 25,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Karen Ingeborg van der Zanden has the power to vote and dispose of the shares being registered on behalf of Co-Bizz B.V.

(38)	Includes 30,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(39)	Includes 99,984 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(40)
Includes 100,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Thierry Rouffioux has the power to vote and dispose of the shares being registered on behalf of Distribution Advice (BVBA).

(41)	Includes 99,948 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(42)	Includes 49,984 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(43)
Includes 49,984 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Frans Gunnink has the power to vote and dispose of the shares being registered on behalf of Quality Source B.V.

(44)
Includes 684,960 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Thierry Pierre Bouffioux has the power to vote and dispose of the shares being registered on behalf of Symbid Crowdfunding B.V.

(45)	Includes 25,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(46)
Includes 190,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus. Maarten H. Timmerman has the power to vote and dispose of the shares being registered on behalf of Voyager Beheer B.V.

(47)	Includes 50,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

(48)	Includes 60,000 shares of common stock issuable upon exercise of warrants which are currently exercisable or exercisable within 60 days of the date of this prospectus.

USE OF PROCEEDS

We will not receive proceeds from sales of common stock made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock.  The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” below for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board (OTCBB) and the OTC Markets QB Tier (OTCQB), as of September 25,2013, under the symbol “SBID.” Prior to that date, our symbol was “HKDZ.”

Shares of our common stock began trading on a very limited basis in late January 2014.

As of the date of this prospectus, we have 31,772,878 shares of common stock outstanding held by approximately 50 stockholders of record.

The following table sets forth the high and low bid prices for our common stock for the fiscal quarter indicated as reported on OTC Markets. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on OTC Markets does not necessarily represent its fair market value.

Period	High	Low

Quarter ending March 31, 2014	$4.25	$2.00
Quarter ending June 30, 2014	3.80	1.00

Dividends

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2013, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)
Equity compensation plans approved by security holders (1)	0	N/A	5,000,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	0	N/A	5,000,000

(1)      2013 Equity Incentive Plan

On December 6, 2013, our Board of Directors adopted, and on December 6, 2013, our stockholders approved, the 2013 Equity Incentive Plan, which reserves a total of 5,000,000 shares of our common stock for issuance under the 2013 Plan. If an incentive award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2013 Plan.

In addition, the number of shares of our common stock subject to the 2013 Plan, any number of shares subject to any numerical limit in the 2013 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding our common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2013 Plan. Subject to the terms of the 2013 Plan, the compensation committee or the Board has complete authority and discretion to determine the terms of awards under the 2013 Plan.

Grants

The 2013 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

●
Options granted under the 2013 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our Common Stock covered by an option generally cannot be less than the fair market value of our Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our Common Stock on the date of grant.

●
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●
The 2013 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

●
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board has the power to amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2013 Plan will terminate on December 6, 2023.

As of the date hereof, no options have been issued under the 2013 Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this prospectus. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this prospectus that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

As a result of the Share Exchange and the change in our business and operations, from engaging in the business of an e-commerce daily discount marketplace to the business of becoming a global, equity based crowdfunding platform, a discussion of our past, pre-Share Exchange financial results, is not pertinent, and under applicable accounting principles, the historical financial results of Symbid B.V., the wholly owned operating subsidiary of Symbid Holding B.V. and the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described, and provide information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our audited financial statements contained in this Registration Statement, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements for our fiscal years ended December 31, 2013 and December 31, 2012 and unaudited financial statements for our fiscal quarters ended March 31, 2014 and March 31, 2013, include a summary of our significant accounting policies and should be read in conjunction with the discussion below.

Overview

General

The Company was launched in April 2011 with its headquarters in Rotterdam, The Netherlands, as one of the first three equity based crowd funding forerunners worldwide. Entrepreneurs use the Company to obtain business growth funding from the crowd in exchange for a part of the equity of their company. Investors can participate from as little as $27.50, and become shareholders of start-up companies or growing businesses in need of capital.

Since August 2012, the Company is one of the first platforms worldwide to offer multiple models of crowd funding on a progressive scale for Small and Medium Enterprises (SME’s), integrating a unique legal structure into the IT-infrastructure of the crowd funding platform. The goal of the Company is to create a portfolio of crowd funding products, where anyone interested in crowd funding can find their right solution.

The Symbid infrastructure serves as a matchmaking platform with added value for both entrepreneurs and investors on a global scale. The Company earns success fees and transaction fees charged to the entrepreneurs and investors active on the platform. In addition to matchmaking on the Company platform, the Company licenses its infrastructure in several forms to other partners.

Overview 2012

In 2012, we experienced a growth in revenues over 2011, both crowdfunding related and software license fee related. Also, other sources of revenues were explored in 2012, but all were platform software related. Traffic on the platform increased significantly compared to 2011. Entrepreneurs pitching successfully for capital on the platform followed each other at a fast pace, and in the first quarter of 2012 an additional three entrepreneurs were funded on the platform. Though, as a result of significant investments in further improving and maintaining the platform the operating result remains negative. The revenue directly from the platform activities amounted to approximately $40,000, consisting of success, registration and administration fees. The remaining revenue was principally attributable to sub licensing the platform and advising on software development for third parties. Management decided by the end of 2012 to focus on core activities involving the offering of a crowdfunding platform to entrepreneurs and investors. Our software development activities and related stand-alone license agreements were not extended or renewed in order to enable us to focus on our core strategy.

Overview 2013

A new product was introduced to the market at the start of 2013 to balance our product portfolio and strengthen the focus on the core activity of matching online entrepreneurs and investors. Our licenses were offered to partners wanting their own crowdfunding group on our platform. Fees were typically lower as compared to fees charged for the white label platforms, lowering the barriers for new partners to enter our eco-system. Refocusing the product strategy to the core activity was the main reason for our total revenue for 2013 being lower compared to the 2012 period. However, we believe that by reason of the shift in our product strategy, our product portfolio has become more balanced and focused. In addition to the group product, we developed new corporate partnership products. With this product category we are taking our first steps in offering crowdfunding services to large corporations. A corporate partnership deal consists of several other products being packaged into one deal which, over time, is expected to result in more efficient sales cycles and a focus on building up a portfolio of partners we can scale up our services with. One of those crowdfunding related services is the valuation tool from Equidam Holding B.V. In September we raised $143,277 as Symbid B.V. in equity from one new investor, Sharpe Financial Communication, and current shareholders of Symbid B.V. The proceeds from this raise were used as working capital and for public relations services.

Overview Quarter Ended March 31, 2014

The following is a summary of our financial performance for the first quarter of fiscal year 2014:

●	Consolidated revenue totaled $86,105, an increase of over 100% compared to the prior year period.

●	Approximately $78,055 or 90% of our revenue was attributable to core crowdfunding activities consistent with the prior year period.

●	Selling, general and administrative expenses and professional fees totaled $274,015 and $204,713, respectively, an increase of over 100% compared to the prior year period.

●	Net cash used by operating activities totaled $530,021 for the quarter ending March 31, 2014 and cash on hand at March 31, 2014 was $539,796.

The Company’s continued focus on core crowdfunding activities following the portfolio rebalance in fiscal year 2013 has contributed to the strong growth experienced in the first quarter of 2014. The growth in crowdfunding revenues is attributable to an increase in investors and propositions to the Symbid platform, as the market for the Company’s services in the Netherlands continues to grow.

Going Concern

We have suffered recurring losses. For the quarter ended March 31, 2014 we had a net loss of $422,888. For the years ended December 31, 2013 and December 31, 2012 we had net losses of $1,260,196 and $504,941, respectively. As of December 31, 2013 and March 31, 2014, we had working capital of $505,878 and $247,127, respectively. As of December 31, 2013, we had cash on hand of $891,592 and current liabilities of $448,097. As of March 31, 2014, we had cash on hand of $539,796 and current liabilities of $380,979. The recurring losses raise substantial doubt about our ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon our continued operations, which in turn, is dependent upon our ability to raise capital and/or generate positive cash flows from operations. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and classifications that might be necessary in the event we cannot continue in existence. Additionally, our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2013 and 2012 regarding concerns about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations.  We have discussed our strategy and plans relating to these matters elsewhere in this prospectus although the consolidated financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties. We expect that with the closing of our private placement offering in May 2014, we will be able to fund ongoing operations and accelerate our international expansion for the next nine months. Our business strategy may not be successful in addressing these issues, however, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Strategy

During 2012, we developed a template model for our corporate crowdfunding platform. The pillars of this model are standardization, economies of scale and the concept “think global, act local.” Through standardization, our core crowdfunding processes have been fully documented and can be easily rolled out in other markets. Other new crowdfunding related products and services can be incorporated under the same model, with The Netherlands being our test market, and copied from there to other markets. Our main revenue stream is based on a transaction based model, so in the end we require a certain scale to operate successfully. By expanding our market reach on a fast as possible pace we intend to reach this level as soon as possible. However, this does imply we require a significant capital increase to realize this growth path and cover the related expected investments and operational losses. We intend to use certain of the proceeds from our private placement completed in April 2014 for the first stage of our international roll-out in Europe. Through our listings on the OTC Bulletin Board and the OTC Markets QB Tier, we intend to raise more capital from the markets in order to realize also the future stages of our growth path and start also operations in the United States once the JOBS-act has been implemented. Ultimately our goal is to become the largest equity-based crowdfunding platform worldwide, however there can be no assurance that this goal will be achieved.

Highlights

On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp.

On December 6, 2013, we closed a Share Exchange pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $0.001 par value per share. Concurrent with the closing of the Share Exchange, we completed a closing of a private placement offering in which we sold 3,089,736 units of our common stock and warrants, at a price of $0.50 per unit for a total consideration of $1,549,368.

During the year ended December 31, 2013, except from the capital contributions, there were been no unusual or infrequent events or transactions or any significant economic changes that materially affected the reported income from continuing operations.

Critical Accounting Estimates

We regularly evaluate the accounting estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

We are generating substantially all of our revenue from administration and success fees from transactions on the crowdfunding platform. Revenue from these transactions is accounted for at the moment an investment is made or a proposition is successfully funded. There is no credit risk since the fees are collected directly at the moment that the transaction takes place on the platform.

At the start of a funding campaign, the entrepreneur signs a contract with us pursuant to which he or she agrees to pay us a success fee once a successful fund raising campaign for that entrepreneur closes. Once the funding campaign has closed, our success fee is transferred by Intersolve, the third party banking entity that holds all funds in escrow until closing, and the net proceeds of the funding are transferred by Intersolve to the entrepreneur. Upon completion of the funding campaign on our platform, services delivered under the contract with the entrepreneur have been and we recognize our success fee revenues at the time the campaign’s proceeds have been simultaneously transferred to us. Also, because the success fee percentage is stated in the contract with the entrepreneur prior to the start of the funding campaign, we believe that this amount is fixed and, assuming the successful conclusion of the funding campaign, collectible from Intersolve. This revenue recognition policy complies with ASC 605-10-S99-1 in that it is based on written agreements with the entrepreneurs, contractual services have been completed, pricing is fixed and determinable based on agreements with the customer and collectability is reasonably assured as revenues are forwarded directly by Intersolve.

Effectively we have no refund policy. The cash which is collected from investors is held in a third party bank account with Intersolve, which cannot be used or accessed by us. With funds in this bank account, an investor buys crowdfunding credits which are accounted for in an electronic wallet and allocated by the investor to the investor’s funding projects of choice. Allocated funds can only be refunded to an investor from his electronic wallet if a particular project is not fully funded and the funding campaign is terminated. In that situation the investor project allocated funds are credited by Intersolve back to his electronic wallet, from where he can invest again in another project or request a refund of his money from Intersolve, net of an administration fee of approximately $27.50 (€20). We receive 25% of this administrative fee. At each year end, InterSolve marks the processed and completed refunds and, after this internal process, InterSolve sends a credit invoice to us, recognizing the refund administration costs as revenues to be paid out to us. At the moment we receives the credit invoice from InterSolve stating the total number of refunds and the refund administration costs to be paid out to us, we recognize these refunds as revenue.

Other revenue is generated by licensing the platform to third parties. Revenue is accounted for on a monthly basis for the agreed monthly licensed fee. There is limited credit risk. If the monthly licensed fee is not paid we are entitled to set the platform offline. We provide a description of the different types of revenue below.

Revenue related to the Crowdfunding Operation:

1.	Registration Fee (was applicable until 12/31/2012): Approximately $327 per portfolio company to list on the Platform.

2.	Administration Fee: A fee is charged to investors for investments. The revenue is recognized monthly based upon transactions (i.e. investments) that occurred during the period.

a.	2.5% Fee charged for investments up to $6,550

b.	1% fee charged for investments exceeding $6,550

3.
Success Fee:  An approximate success fee of 3- 5% is charged by us for a successful private placement. The fee and revenue is recognized when the funding is completed, subject to all requirements needed.

4.
Refund Fee:  If an investor requests a refund from the “Online Wallet” a fee is charged to the investor in the amount of approximately $27.50 (€20), of which we will receive approximately $6.55. Revenue is recognized at the moment InterSolve sends a credit invoice to Symbid, acknowledging the refunds as complete and paid out to the customer.

5.
Paying Method Fee:  If an investor uses a certain payment method (i.e., Pay Pal) an additional amount is charged to the customer to account for processing fees incurred by us. This amount is typically negligible.

Other Revenue related to License Agreements, affiliate URL and Group license and website consultancy:

1.
(White label) licenses:  Entered into with third party for one time upfront payment and an earn-out period of approximately 3 years. The earn-out is based upon the income earned through crowd-funding over the period

2.
Affiliate URL and Group licenses:  We offer owners of existing communities or groups a crowdfunding service so they do not require their own crowdfunding infrastructure. Prices range from $700 to $2,500 on a yearly basis.

3.
Website consultancy:  Typically, the white label portals relate to crowd “voting” – A typical contract would be with the city of Rotterdam to host a vote with residents of the city to determine which particular project should get funded (public works projects).

a.	We perform the following services for approximately EUR 6,550 to 19,650. The projects typically are less than one year. Invoicing typically 50% upfront and the remainder at the conclusion.

i.	Front-end user portal
ii.	Implementing and designing the website
iii.	Setup back end
iv.	Hosting and Support

In general, and in compliance with ASC 605-10-S99-1, revenue is recognized when the services have been rendered and upfront payments are deferred until services have been rendered.

Derivative Liability - Warrants

In connection with the closing of the Share Exchange and the simultaneous initial closing of the private placement offering (“PPO”) on December 6, 2013, the Company issued warrants to purchase an aggregate of 3,098,736 shares of its common stock to investors who purchased units in the PPO (“Investor Warrants”). The Company also issued warrants to purchase an aggregate of 77,500 shares of its common stock to brokers in connection with the PPO (“Broker Warrants”). In connection with second closing of the PPO on February 5, 2014, the Company issued Investor Warrants to purchase an aggregate of 373,984 shares and Broker Warrants to purchase an aggregate of 15,500 shares. In connection with the third and final closing of the PPO on May 20, 2014, the Company issued an aggregate of 2,380,810 Investor Warrants and no Broker Warrants. Both the Investor Warrants and Broker Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The warrants may be exercised on a cashless basis in accordance with the warrant agreement commencing one year after the initial closing date of the PPO if no registration statement registering the shares underlying the warrants is then in effect. Further, the exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities. As a result, the fair value of these warrants was classified as liabilities under the provisions of FASB ASC Topic 815-40, Contracts in Entity’s Own Equity, as they are not indexed to the Company’s own stock. The fair value of these warrants was estimated using the binomial option pricing model. The Company updates its estimate of the fair value of the warrant liabilities in each reporting period as new information becomes available and any gains or losses resulting from the changes in fair value from period to period are included as other income or expense. The Company thus uses model-derived valuations where inputs are observable in active markets to determine the fair value and accordingly classify such warrants in Level 3 per ASC 820, Fair Value Measurements.

Fair Value of Financial Instruments

The Company adopted the provisions of the accounting pronouncement which defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions.

Concentrations of Credit Risk

We have cash balances at financial institutions located in the Netherlands. Balances at financial institutions in the Netherlands may, from time to time, exceed insured limits. Currently the insured limit amounts to $137,700. We have not experienced any losses in such accounts.

Accounts Receivable: Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

Components of Results of Operations

Revenues

We generate our revenues partly from crowdfunding related fees like administration fees and success fees and for the other part from software license fees.

Research and development

Research and development expenses consist primarily of fees we are being charged for developing the source code of the software platform enabling us to build new products as well as improve existing products. We expense substantially all of our research and development costs as they are incurred.

Selling, General and Administrative

Our selling, general and administrative expenses consist primarily of salaries for our executives as well as our finance, legal, human resources, and other administrative employees. In addition, general and administrative expenses include outside consulting, legal and accounting services, and facilities and other supporting overhead costs.

Distinct Characteristics of The Dutch Model

Through Symbid B.V., we have a variable interest in Symbid Cooperatie U.A. Symbid Cooperatie U.A. licenses from Symbid B.V. its online crowdfunding platform in exchange for 100% of the administration fees and success fees earned by Symbid Cooperatie U.A.  In addition, Symbid Cooperatie U.A. has entered into a perpetual platform management service agreement with Symbid B.V. for customer support, software updates and content management system control for approximately $6,000 per year. The management team of Symbid Cooperatie U.A. is the same as the management team of Symbid B.V.

We consolidate any variable interest entity (“VIE”) for which we are considered the primary beneficiary.1

Symbid B.V. is deemed to be the primary beneficiary of Symbid Cooperatie U.A. Symbid B.V. has a controlling financial interest in Symbid Cooperatie U.A. because it has the power to direct the activities of Symbid Cooperatie U.A. that most significantly impact Symbid Cooperatie U.A.’s economic performance. Symbid B.V., through its control of Symbid Foundation, can appoint the majority of the members’ council of Symbid Cooperatie U.A. which, in turn, appoints the management board of Symbid Cooperatie U.A. The Management Board of Symbid Cooperatie U.A. controls the activities that are most significant to Symbid Cooperatie U.A. In addition, by virtue of the license agreement and management service agreement between Symbid Cooperatie U.A. and Symbid B.V., substantially all revenue earned by Symbid Cooperatie U.A. is remitted to Symbid B.V.

As a result of this VIE structure, Symbid B.V. consolidates the financial statements of Symbid Cooperatie U.A.  Every reporting period Symbid B.V. reassesses its relationship with Symbid Cooperatie U.A. to determine whether consolidation is required. As such, our conclusion regarding our status as the primary beneficiary of Symbid Cooperatie U.A. is subject to change.

1 A VIE is an entity in which either a) the equity investment at risk is not sufficient to permit the entity to finance its own activities without additional financial support or b) the voting rights of the equity investors are not proportional to their obligations to absorb the expected losses of the entity or their rights to receive the expected residual returns of the entity. The Company evaluates whether entities in which it has an interest are VIEs and whether the Company qualifies as the primary beneficiary of any VIEs identified in its analysis.

Results of Operations

Fiscal Years Ended December 31, 2013 and December 31, 2012

The following table summarizes our historical consolidated financial statements:

	Year Ended December 31,
	2013	2012

Net Revenues	$66,716	$50,319
Crowdfunding	12,714	57,418
Other	79,430	107,737

Operating expenses
Selling general and administrative	427,103	290,395
Professional fees	795,615	97,332
Research and development costs	78,773	165,357
Depreciation and amortization	1,302	979
	1,302,793	554,063

Operating loss	(1,223,363)	(446,326)
Other income (expenses)
Fair value adjustment derivative liability	1,341	−
Interest income	−	3,335
Interest expenses	(20,166)	(15,688)
Government subsidy	31,905	20,885
Gain on sale of 450 common shares of Gambitious B.V.	−	19,345
Equity in losses of Gambitious B.V.	(49,913)	(86,492)
	(36,833)	(58,615)

Net loss	(1,260,196)	(504,941)

Net loss attributable to non-controlling interests	(30,016)	(64,562)

Net loss attributable to Symbid Corp. shareholders	$(1,230,180)	$(440,379)

Basic and diluted loss per common share	$(0.05)	$(0.02)

Weighted average number of shares outstanding
Basic and diluted	22,580,549	20,409,933

Revenues

Total revenue declined for the twelve month period ended December 31, 2013 by approximately $28,000 compared to the same period in 2012. However, crowdfunding revenue in the same period has increased by approximately $16,000 during the same period. Crowdfunding revenue increased compared to the prior period due to the refocusing of our product strategy to core crowdfunding activities and new products introduced into the market during 2013.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for 2013 totaled $427,103, an increase of approximately $137,000 compared to the same period in 2012. The increase was primarily due to an increase in payroll expenses.

We anticipate that Selling, General and Administrative expenses will continue to increase as a percentage of revenue as a result of growth in headcount and headcount- related expenses. We plan to continue to increase Selling, General and Administrative employee headcount to support our growth and expansion. We also anticipate increases in Selling, General and Administrative expenses in 2014 due to the inclusion of share- based compensation expenses.

Professional fees

Professional fees increased for the year ended 2013 to a total of $795,615, an increase of almost $698,000 compared to 2012. The increase was primarily due to the private placement offering and Share Exchange transaction.

We anticipate that professional fees will remain a substantial percentage of the operating costs for the coming years. These costs will have to be incurred in relation to the listing of the Company on the OTC.

Research and development

Research and development expenses for the year ended 2013 decreased by approximately $87,000 when compared to the same period in 2012. The decrease was primarily due to a change in the product strategy through which the requests for software features decreased.

Based on the outcome of the private placement offering through 2014, we anticipate an increased in hiring product management employees, which will result in a corresponding increase in research and development expense.

Other expenses

Other expenses for 2013 totaled $36,833, a decrease of approximately $22,000 compared to the same period in 2012. This decrease is mainly caused by the decrease in Equity in losses in Gambitious B.V. over 2013 by approximately 36,000 compared to the same period in 2012.

Three months ended March 31, 2014, compared with the respective period ended March 31, 2013

	Three months ended March 31,
	2014	2013

Revenues
Crowdfunding	$78,055	$17,858
Other	8,050	1,664
	86,105	19,522

Operating expenses
Selling general and administrative	274,015	75,196
Professional fees	204,713	13,713
Research and development costs	45,975	−
Depreciation and amortization	334	320
Total operating expenses	525,037	89,229

Operating loss	(438,932)	(69,707)
Other income (expenses)
Fair value adjustment derivative liability – warrants	15,264	−
Interest expense	(5,810)	(4,940)
Government subsidy	8,221	7,869
Equity in losses of Gambitious B.V.	−	(22,489)
Other income and expense	(1,631)	−
Total other income (expense)	16,044	(19,560)

Net loss	(422,888)	(89,267)

Net loss attributable to non-controlling interests	(11,018)	(15,815)

Net loss attributable to Symbid Corp. stockholders	$(411,870)	$(73,452)

Basic and diluted net loss per common share	$(0.02)	$(0.00)

Weighted average number of shares outstanding
Basic and diluted	26,498,864	21,103,810

Revenues

Crowdfunding revenues increased for the three month period ended March 31, 2014 by approximately $60,000 compared to the prior year period. The increase compared to the prior period is primarily attributable to i) increased numbers of investors and entrepreneurs on the Symbid platform ii) investments of the Company in the Symbid platform and iii) growth in the overall crowdfunding market in the Netherlands. The Company was in the early stages of building its crowdfunding platform during the first quarter of 2013. In 2014, the Company released a redesign of its crowdfunding platform via its website with significant improvements to the aesthetics of its website, which has assisted with the acquisition of entrepreneurs and investors to the Symbid platform.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased for the three month period ended March 31, 2014 by approximately $199,000 compared to the prior year period. The increase is primarily attributable to higher salary costs for additional headcount and existing employees to support the Company’s growth and investment in the Symbid platform.

We anticipate that selling, general, and administrative expenses will continue to increase as a percentage of revenue as a result of planned increases in headcount and investments in the Symbid platform. We also anticipate increases in selling, general and administrative expenses in 2014 due to the inclusion of share- based compensation expenses.

Professional Fees

Professional fees increased for the three month period ended March 31, 2014 by approximately $191,000 compared to the prior year period. The increase is primarily attributable to legal and accounting fees associated with the Company’s PPO which was not incurred during the prior year period.

We anticipate the professional fees will remain a substantial percentage of the operating costs in 2014. We anticipate incurring these costs in relation to the Company’s listing on the OTC markets.

Research and Development

Research and development costs increased for the three month period ended March 31, 2014 by approximately $46,000 compared to the prior year period. The increase is primarily attributable to investments in the Company’s platform and website features in 2014 which was not incurred during the prior year due to the stage of the Company in the prior year period.

Based on the proceeds from the PPO through 2014, we anticipate an increase in hiring and related research and development costs as we continue to invest in the Symbid platform.

Other Income and Expenses

Total other income increased for the three month period ended March 31, 2014 by $36,000 compared to the total other expense in the prior year period. The fluctuation is primarily attributable to higher equity in loss of Gambitious in the prior year compared to a favorable fair value adjustment to the derivative liability for warrants issued in connection with the PPO during the three months ended March 31, 2014, which was not incurred during the prior year period.

Financial Condition, Liquidity and Capital Resources

As of March 31, 2014, we had cash on hand of $539,796 and working capital of $247,127

As of December 31, 2013, we had cash on hand of $891,592 and a working capital surplus of $505,878.

Our principal sources of liquidity have been cash generated through the private placement offering and, prior to the Share Exchange, by issuing new shares in Symbid B.V. and cash generated from operations.

Our liquidity position in the first quarter of fiscal year 2014 decreased compared to December 31, 2013 by approximately $352,000. This decrease in cash can be attributed primarily to fund ongoing operations and payment for costs incurred in connection with the PPO, partially offset by proceeds from the second closing of the PPO and cash flow from operations.

Our liquidity position in 2013 increased as compared to 2012 by approximately $883,860. This increase in cash can be attributed to proceeds from the private placement offering, partially offset by the related legal and accounting expenses.

In order to be able to achieve our strategic goals, we need to further expand our business and financing activities. We aim to accomplish these goals by further developing our crowdfunding software platform and achieve a more international coverage of our services. Expanding our international network, together with further improvement of our crowdfunding platform will require future capital and liquidity expansion. Since our inception in March 2011, our shareholders have contributed a significant amount of capital making it possible for us to develop our crowdfunding platform, services and activities. To continue to develop our product offerings,  expand our services and to obtain international coverage, a significant capital increase has been and will continue to be required.

In the first quarter of 2013, Symbid B.V. raised approximately $304,589 through the sale of its common stock to its then current shareholders and one new investor.

In September 2013, Symbid B.V. raised an additional amount of $77,544 through the sale of its common stock to its then current shareholders and one additional new investor.

Concurrent with the closing of the Share Exchange, we completed a closing of the private placement offering in which we sold 3,089,736 units of our common stock and warrants, at a price of $0.50 per unit for a total consideration of $1,549,368. We incurred total advisory and professional fees of $406,035 in connection with the private placement offering of which $60,250 were allocated to equity issuance costs and deducted from additional paid in capital. The net cash proceeds received by the Company were $1,143,333.

Each of the units sold in the private placement offering consisted of one share of our common stock and one warrant to purchase one share of our common stock. The warrants are exercisable for a period of three years at a purchase price of $0.75 per share. In addition, we paid commissions of $35,250 and issued 77,500 warrants to the placement agent as a commission. These warrants are exercisable for a period of three years at a purchase price of $0.50.

On February 5, 2014, we completed a second closing of the private placement offering in which we sold an additional 373,984 units for gross proceeds of $186,922. In connection with the second closing, we paid commissions of $7,750, and issued 15,500 warrants with a term of three (3) years and an exercise price of $0.50 per share to the placement agent.

On May 20, 2014 we completed a third and final closing of the private placement offering in which we sold an additional 2,380,810 units for gross proceeds of $1,190,405. In connection with the third closing, we paid no commissions and issued no warrants to the placement agent.

We plan to continue raising capital in order to meet our liquidity needs. However, we may be unable to raise sufficient additional capital when we need it or raise capital on favorable terms. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements with unattractive terms.

JOBS Act

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As an “emerging growth company,” we have elected not to take advantage of the extended transition period provided in Section 107 of the JOBS Act. Section 107 provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We are currently evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain exemptions provided by the JOBS Act, including, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s reporting providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering which was completed on June 20, 2012; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of December 31, 2013 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the business of Symbid Holding B.V. became our business. Symbid Holding B.V. was formed to become a global, equity based, crowdfunding platform.

Symbid Organizational History and Structural Overview

We launched our crowdfunding business in April 2011 in The Netherlands as one of the first equity based crowdfunding platforms worldwide. Entrepreneurs use Symbid to obtain business growth funding from the “crowd” in exchange for a part of the equity of their companies. Investors can participate with a minimum investment of as little as $27.50, and become shareholders in new start-up companies or growing businesses in need of capital.

Symbid has funded since its inception 38 entrepreneurs and their start-ups for a total capital of approximately $4,500,000. Approximately $4,400,000 of the total funded amount was raised through the equity-based crowdfunding platform while approximately $100,000 was raised through the reward, or donation based, platform.  All of the entrepreneurs making use of the Symbid crowdfunding platforms have been located in The Netherlands while approximately 80% of the investors have been located in The Netherlands, the rest of the investors having been located in other European countries. Symbid currently conducts all of its business operations in The Netherlands.

As result of a restructuring that took place in October 2013, Symbid B.V. is now a wholly owned subsidiary of Symbid Holding B.V., a Dutch limited liability company formed to serve as a holding company for all of Symbid’s activities in The Netherlands and other countries. Symbid Holding B.V. is now, following the Share Exchange, a wholly owned subsidiary of Symbid Corp., the Nevada public company.

Symbid B.V. derives income from its crowdfunding business in The Netherlands through revenue streams from Symbid Coöperatie U.A., a Dutch limited liability cooperative that licenses Symbid’s crowdfunding platform.  Symbid B.V. does not own or have any equity interest in Symbid Coöperatie U.A.  Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which Symbid B.V. effectively controls through corporate governance rather than through equity ownership. That is, the majority of the voting power (five (5) votes) within the members’ counsel (which appoints the management board) of Symbid Coöperatie U.A. is held by Symbid Foundation, a Dutch foundation whose board of directors is appointed by Symbid B.V. Symbid Foundation was established specifically and solely to serve as a management control mechanism with respect to Symbid Coöperatie U.A. through its ability to control the majority voting power of Symbid Coöperatie U.A.’s members’ counsel.

It is Symbid Coöperatie U.A.’s status as a VIE that allows Symbid B.V. to consolidate the financial statements of Symbid Coöperatie U.A. as if Symbid Coöperatie U.A. were a subsidiary of Symbid B.V. If Symbid B.V. were no longer able to maintain effective control over Symbid Coöperatie U.A., it would no longer be able to consolidate Symbid Coöperatie U.A.’s financial results with its own. As of December 31, 2013, Symbid B.V.’s fiscal year end, approximately 84% of Symbid B.V.’s revenues were derived from the VIE. We rely on the administrative, success and management fees paid by Symbid Coöperatie U.A. to Symbid B.V. For the fiscal year ended December 31, 2012, these fees totaled $20,657. For the year ended December 31, 2013, these fees totaled: Administrative - $15,231, Success - $38,504 and Management - $5,584. For the years ended December 31, 2012 and 2013 Symbid Coöperatie U.A. recognized other income derived from a government grant totaling $10,000 and $12,000, respectively.

Symbid B.V. determined that its crowdfunding operations in The Netherlands would be best served by operating through Symbid Coöperatie U.A. even though Symbid B.V. does not own Symbid Coöperatie U.A. and only consolidates its financial results since Symbid Coöperatie U.A. qualifies as a VIE, because it removes the regulatory burden and additional costs that otherwise might have been imposed on Symbid B.V. if it were deemed to be a broker-dealer offering securities for sale to the public. Under the Dutch regulatory framework, and specifically under the Dutch Act on Financial Supervision, an entity is required to register for a broker-dealer license when it is selling securities to the public. Membership interests in a Dutch cooperative, however, if not freely tradable, are not deemed to be securities under Dutch law. As such, Symbid has determined to ensure that all membership interests in Symbid Coöperatie U.A. as well as in the various investor cooperatives organized to fund specific projects on the platform are not freely tradable.  By adhering to this framework, neither Symbid B.V. nor Symbid Coöperatie U.A. is required to be licensed as a broker dealer under Dutch law.

If Symbid B.V. were not able to maintain effective control, through Symbid Foundation, over Symbid Coöperatie U.A., it would not be able to consolidate the financial results of Symbid Coöperatie U.A. and as a consequence, its own financial results would suffer.

Although Symbid B.V. determined that for purposes of maximizing its crowdfunding operations in The Netherlands, it would operate through Symbid Coöperatie U.A. and Symbid Foundation, Symbid B.V. has not concluded that this organizational structure should be used for the future introduction of the Symbid crowdfunding platform in other countries.

The intellectual property (“IP”) underlying Symbid B.V.’s crowdfunding platform is not owned by Symbid B.V.  It is owned by Symbid IP Foundation, a Dutch foundation that was formed in October 2013 to hold that property as part of Symbid’s restructuring.  In addition to the software IP relating to the crowdfunding platform technology, Symbid IP Foundation’s IP consists primarily of two internet domain names (www.symbid.com and www.symbid.nl) and does not include any patents.  Symbid IP Foundation licenses the crowdfunding platform technology to Symbid Holding B.V. on a perpetual, exclusive basis. Symbid Holding B.V., in turn, licenses the technology, on a perpetual basis, to Symbid B.V. which has sublicensed the technology to Symbid Coöperatie U.A. for use in The Netherlands.  Without the primary license of the crowdfunding platform technology from Symbid IP Foundation, Symbid would not be able to continue its business.  By transferring the Symbid crowdfunding technology to Symbid IP Foundation, Symbid believes that it has insulated and protected that property from various types of claims that otherwise might possibly arise if the property had remained in a corporate entity.

How the Symbid Equity Crowdfunding Platform Works

Symbid provides an online platform where companies and individuals are able to submit business propositions for funding by individual investors. Individuals and companies register their business propositions with the online Symbid crowdfunding platform operated by Symbid Coöperatie U.A. and become “Class B Members” of Symbid Coöperatie U.A. and control one vote, as a group, within the Symbid Coöperatie U.A. members’ council. The entrepreneur indicates how much capital (“Target Funding”) is required to start or grow his (or her) business and, once the business proposition is approved by Symbid, that information is published on the Symbid website along with a description, including video and power point presentations as provided by the entrepreneur, of the entrepreneur’s business proposition. The entrepreneur sets a date by which the Target Funding is expected to be reached (“Funding Deadline”) and the proposition is only funded if the Target Funding is reached.  A Funding Deadline may be extended for up to 180 days if the Target Funding is not successful within the original Funding Deadline. The entrepreneur can offer the business proposition to a select group of invitees or open the offering to the entire Symbid community. Once the Target Funding is reached, the business proposition is funded and the entrepreneur pays a 5% success fee to Symbid Coöperatie U.A.

Individual investors (currently limited to residents of the European Union) review Symbid’s crowdfunding website to search for propositions they believe could be viable investments for them. Prospective investors have access on the Symbid crowdfunding website to basic information about the various business propositions being offered without having to register or open an account on the Symbid platform. If a prospective investor wants access to more information, including detailed financial information, about a business proposition offered on the Symbid platform, that person is required to register with Symbid and to open an account on the Symbid platform.

Once a person registers with Symbid, if he (or she) wants to invest in one or more business propositions on the Symbid platform, that person purchases “e-money” by depositing a certain amount of funds with the Symbid platform. These funds are held in a segregated trust account by Intersolve, an electronic money institution regulated by the Dutch Central bank and the Dutch Financial Markets Authority. Once an investor opens an account and buys e-money, that investor becomes a “Class A Member” of Symbid Coöperatie U.A. Class A Members, as a group, control one vote within the Symbid Coöperatie U.A. members’ council. Electronic money (e–money) is an electronically (including magnetically) stored monetary value, represented by a claim on the issuer, which is issued on receipt of funds for the purpose of making payment transactions, and which is accepted by a person other than the electronic money issuer.

On Symbid’s website, an investor sees his (or her) e-money in the investor’s account in a digital wallet, an electronic device that allows an individual to make electronic purchases, payments and, in Symbid’s case, investments. Symbid Coöperatie U.A. charges investors an administration fee of 2.5% (3% including VAT) of investment funds deposited into an electronic wallet.  Investors can invest in a proposition with a minimum investment of EUR 20 (US $ 27.50) up to a maximum of EUR 50,000 (US $ 68,710) and each business proposition can be funded up to a maximum of EUR 2.5 million (US $3.44 million).

Until a particular business proposition’s Target Funding is reached, an investor can freely withdraw his (or her) investment from one proposition and invest it in another proposition. However, when the Target Funding is reached, investments are fixed and can no longer be withdrawn.  Withdrawn funds are returned to an investor’s electronic wallet and any e-money remaining in an electronic wallet can either be invested in other business propositions on the Symbid platform or redeemed from Intersolve and returned to an investor’s personal bank account. Intersolve charges investors a flat fee of EUR 20 ($27.50) for redemption.

When a proposition is fully funded, that is, the Target Funding is reached, all investors are gathered into one single purpose investment vehicle, a Dutch limited liability cooperative which operates independent of Symbid Coöperatie U.A. The entrepreneur being funded is a member of the cooperative as the entrepreneur is required to make the minimum contribution to the cooperative associated with its proposition, or EUR 20 (approximately $27.50). The entrepreneur’s voting rights as an investor for its equity investment are the same as other investors within the cooperative, commensurate with its pro rata investment in the cooperative. Each membership interest, whether it is the membership of the entrepreneur or an investor, shares the same voting rights. Subsequently, that entity buys, with the Target Funding, a predetermined number of shares in the equity capital of the entrepreneur’s existing or newly established legal entity. This process occurs online. The cooperative has the same level of rights in the entrepreneur’s business as a direct equity investor commensurate with its ownership percentage in the target company; however, the voting interests are exercised through the directors of the cooperative elected by members of the cooperative.

At the outset of a crowdfunding campaign, the entrepreneur must identify a minimum of two investors, generally two investors that have contributed the most significant amount to the crowdfunding proposition, to serve as founders and directors of the investor cooperative. If a proposition becomes fully funded, the cooperative is formally incorporated and the entrepreneur and two investor designees are nominated to the Board of Directors. During the formal incorporation of the cooperative, the investors have the ability to dismiss the proposed directors and/ or nominate additional members of the cooperative to become directors. This formal ratification process of the Board of Directors is subject to the approval through voting rights of the members of the cooperative during the incorporation of the cooperative. The cooperative must have a minimum of 3 directors and there is no maximum number of directors. A director of the cooperative must also be a member of the cooperative. Investors in the cooperative have the opportunity at the Annual General Meeting of Members of the cooperative to propose a resolution for additional directors or dismiss existing directors.

As a shareholder in the entrepreneur’s company, the Board of Directors of the investor cooperative can exercise voting rights similar to direct equity investors at an annual shareholder’s meeting or other forum. Investors in the cooperative jointly make decisions either through an online voting forum established for the investor cooperative or at an annual or general meeting of the cooperative. As such, individual investors in the cooperative cannot directly exercise voting or other rights generally afforded to a direct equity investor. Voting rights are exercised through the cooperative via its elected directors who act on behalf of the cooperative’s investors.

The following table provides an overview of the investor’s rights within a cooperative and those of a direct equity investor:

Direct equity investor in private company	Investor as member of a cooperative

Voting rights regarding decisions within target company	Voting rights regarding decisions within cooperative and representative share of voting rights based on ownership percentage in the investment

Pay-out of dividends directly from the target company	Pay-out of dividends from the cooperative received from the target company

Ability to transfer securities to third parties, dependent on contractual agreements with the private companies
Significant restrictions on the transferability of memberships, which can only be made to members within the cooperative, subject to the approval of the cooperative’s Board of Directors. No ability to transfer securities to third parties

Members of an investor cooperative are limited to transferring or selling their membership interests only to other registered members within the cooperative. Once a crowdfunding proposition is completed, the investor can obtain a membership register for all investors included in the cooperative upon request to the Board of Directors of the cooperative to pursue the sale of that investor’s membership interests to another cooperative member. Should a member within an investor cooperative decide to sell its membership interests, approval of the cooperative’s Board of Directors is required. The buying and selling parties would agree upon a selling price, after which a transfer agreement is required to be executed and consideration paid by the buyer. In addition, the Board of Directors of the cooperative would have to document its approval of the transfer.  Membership interests in an investor cooperative cannot be sold, transferred, or otherwise assigned unless the buyer is also a member of the cooperative. Should a member within an investor cooperative decide to sell its membership interests, approval of the cooperative’s Board of Directors is required. The buying and selling parties would agree upon a selling price, after which a transfer agreement is required to be executed and consideration paid by the buyer. In addition, the Board of Directors of the cooperative would have to document its approval of the transfer.  Membership interests in an investor cooperative cannot be sold, transferred, or otherwise assigned unless the buyer is also a member of the cooperative.

Subsequently, if a new round of funding is required by the entrepreneur’s company, the entrepreneur can decide whether or not to utilize the Symbid platform again or raise funds from outside the Symbid platform. In both of the aforementioned cases, the investment of the initial investors through the cooperative would become diluted. Investors can receive a return on their investments in the investor cooperative through 1) the sale of the target company by the entrepreneur as a result of which the investor cooperative would receive selling shareholder consideration, 2) dividends paid to investors, including to the investor cooperative, by the target company, or 3) the buy-back of shares issued to and held by the investor cooperative. For each of these scenarios, investors in the cooperative would receive a pro rata return of their investments in the target company.

On the Symbid platform, users who invest in an entrepreneurial venture not only become owners, but become part of a community with the entrepreneur. The entrepreneur and the investors gain access to each other on the Symbid platform through a secured online collaboration community. People within the collaboration community know who else invested in the business proposition and together they can join forces to advise and assist the funded company. This online community offers various collaboration tools to actively manage and monitor the progress of the company and enables investors to interact with the entrepreneur or the entrepreneur’s management team. Usage of the online community is voluntary at the election of the entrepreneurs and investors.

Market Need - The Problem Definition

Small and Medium-sized Enterprises (“SMEs”) are crucial engines of economic growth, job creation and social cohesion. In many countries SMEs represent approximately 99% of all business entities. Access to capital remains one of the biggest challenges in the creation, survival and growth of SMEs.

The recent global credit crunch has decreased the access to capital for small and medium-sized businesses according to a report recently released by the Organization for Economic Co-operation and Development (the “OECD”). The report ‘Financing SMEs and Entrepreneurs 2012: An OECD Scoreboard’ analyzed data from 18 countries, and found that business loans to SME’s in the countries surveyed fell sharply during the recession of 2008 and, although these loans picked up somewhat in 2010, they have failed to reach their 2007 levels. Loan conditions for SMEs include shortened maturities and increased demands for collateral. Venture and growth capital also suffered a big drop during the period covered by the OECD report. The banking sector, a natural source of debt financing for start-up and growing companies, has to comply with new requirements and legislation as a result of past bad practices and the recent financial crisis. The role of banks as a provider of debt financing to SMEs has significantly decreased over the past few years. It is expected that this role will decrease further in the coming years with the credit crunch reaching its peak level and the Basel III Accord being implemented in 2013 through 2019.

The lack of access to capital for SMEs has also been recognized in the United States where the Jumpstart Our Business Startups Act or JOBS Act was enacted into law in April 2012.  The JOBS Act is intended to encourage funding of small businesses located in the United States by easing various federal and state securities regulations. It is expected that once the SEC promulgates regulations required under the JOBS Act, entrepreneurs will be able to engage an online crowd of investors through crowdfunding.

Symbid’s Product Portfolio

Symbid began its operations in April 2011 as one of the first equity based crowdfunding platforms worldwide, enabling access to capital for entrepreneurs through the offering of securities to the public over the internet. The security based or equity based crowdfunding model, however, is not the only crowdfunding model and, currently, the following three models can be identified:

●	Equity based: crowdfunding for financial return through revenue and profit sharing;
●	Lending based: crowdfunding for financial return through interest on a loan; and
●	Reward/donation based: crowdfunding for non-monetary rewards or corporate partnership.

Currently, Symbid is offering an equity-based crowdfunding model and a reward or donation based model. Approximately $100,000 of successful funding volume has been realized through Symbid’s reward or donation based model, resulting in total revenue to Symbid of $7,500 for this model. Symbid’s equity-based model has realized total funding volume of $3,650,000 resulting in revenue to Symbid of approximately $150,000. To date, Symbid has not offered the lending based model to the market.

Since August 2012, Symbid has been one of the first platforms worldwide able to offer multiple models of crowdfunding for SMEs, integrating what Symbid believes to be a unique legal structure, that is crowdfunding investment through an equity-based cooperative model, with an IT-infrastructure on its crowdfunding platform.

Symbid’s aspirational goal is to create a portfolio of crowdfunding products, whereby anyone interested in crowdfunding can find the right solution through a Symbid offering. Symbid’s product strategy includes the following:

●	Flexibility in the model of crowdfunding - all models of crowdfunding can be offered through the Symbid platform;

●	Internationalization - the Symbid platform will be provided in different languages for different countries (currently available in Dutch and English);

●	Partnering – the Symbid product offering will be sold through premium resellers;

●	Stand-alone application - usage of the Symbid platform in a closed environment; and

●	Offering of additional services - Symbid is a founding partner in several crowdfunding related service companies.

Strategic Product Roll Out

We have been offering our equity based crowdfunding platform in The Netherlands since April 2011. Since May 2012 that platform has been available to European investors. In August 2012, we added the reward based method of crowdfunding to our product portfolio and this model is available on a worldwide basis since there are no regulatory restrictions. We plan to launch a debt based crowdfunding platform model later in in 2014.  We expect to launch this platform in The Netherlands first, for Dutch entrepreneurs only and that we will need capital in the range of $200,000-$300,000 to launch this debt based model in The Netherlands.  We also expect that we will utilize the net proceeds from our PPO to continue to fund our operations in The Netherlands.

The internalization of our crowdfunding platform starting with an expansion in Europe will require additional capital of between $2.5 million and $4 million, to establish local offices in various European countries. We do not have these funds currently and we will have to sell additional debt or equity in order to raise the required funds. There can be no assurance that we will be able to raise these funds on acceptable terms, if at all. If we are not able to raise these funds we will not be able to roll-out our European crowdfunding expansion strategy. Alternatively, we may be able to initiate partnership projects with local teams to provide the Symbid brand in other European countries. The expansion of our crowdfunding platform in the United States depends, among other things, on the implementation of final regulations governing equity crowdfunding platforms.  It is expected that these rules will be adopted by the SEC later in 2014.  Once these final regulations are adopted and implemented, we expect that we will need to raise additional funds of between $5 million and $10 million to enter the U.S. equity crowdfunding market.   There can be no assurance that we will be able to raise these funds.  Also, there can be no assurance that the final regulations will be adopted in 2014 or that, once adopted, we will be able to comply with them.

The roll out of our partnering strategy is in progress, with new affiliate and group partners being linked to the Symbid platform on an ongoing basis. We are also in ongoing discussions with potential corporate partners, however we cannot give any assurance that any of these discussions will result in corporate partnerships. We do not need any additional funding for rolling out our partnering strategy.

Additional crowdfunding related services are currently in our pipeline and we expect to roll out one new service in the second quarter of 2014.  An investment of $ 200,000 to $ 300,000 is required for rolling out this service. We expect that additional services will follow in the coming periods, however, we cannot give any assurances with respect to the specifications, timetables or funding needs for these potential projects.

A brief overview of service companies currently related to Symbid’s crowdfunding eco-system is provided below. Since Symbid is a founding partner in both of these companies, Symbid is able (i) to offer services provided by Equidam Holding B.V. at attractive discounted rates to its own customers, and (ii) for those entrepreneurs in the gaming industry who do not qualify for fund raising on the Gambitious B.V. platform, to make use of its knowledge of the Gambitious B.V. crowdfunding platform to support these customers:

Gambitious B.V.
Gambitious B.V. was organized on December 5, 2011, in The Netherlands as a limited liability company, to operate a crowdfunding platform in the video-games industry under an exclusive Symbid license. Gambitious B.V. is Symbid’s first partner operating in a specific niche industry. This company, led by a management team of video game experts, received external seed financing from industry veterans and a “crowd” of Symbid investors in 2012. Started as an in-house project at Symbid and co-founded by Symbid, Gambitious B.V. became a Symbid spin-out in 2012. Symbid initially owned a 50% interest in Gambitious B.V., which interest was subsequently diluted through additional financings. Symbid now owns an indirect 12% interest in Gambitious B.V., which it holds through a 42% membership interest in Gambitious Cooperatie U.A., a limited liability cooperative formed in The Netherlands and the holding company for Symbid’s interest in Gambitious B.V.

Equidam Holding B.V.
Equidam Holding B.V., founded in August 2013, is one of the first companies to be organized in any country as a crowdfunding service provider. Started as an online valuation tool for private companies with a particular focus on Small and Medium-sized Enterprises, Equidam Holding B.V. now also offers monitoring services to investors on the Symbid platform. In addition to Equidam Holding B.V.’s relationship with Symbid, this company has entered partnerships with European crowdfunding platforms to provide its services to these platforms as well. Symbid owns a 9% direct interest in Equidam Holding B.V.

Symbid is planning to launch a service-store for entrepreneurial products and services such as those provided by the companies listed above. Symbid’s vision is to have entrepreneurs raise and spend their target capital on the Symbid platform. In this service-store framework, other companies can offer additional products and services, and Symbid will share in the revenues derived from the products and services sold to entrepreneurs and investors on this service-store platform.

The Symbid Product Portfolio

Set forth below is a brief description of the primary offerings available through the Symbid product portfolio:

The Symbid Crowdfunding Platform

Goal

The Symbid crowdfunding Platform enables entrepreneurs and investors to match with one another. The Symbid Platform is able to facilitate several models of crowdfunding and is available in several languages.

Target Users

●	Startup entrepreneurs
●	Experienced entrepreneurs
●	Friends, Family, Fools investors
●	Retail investors
●	Business angel investors
●	Financial advisors

Affiliate Program

Goal

Participants in the Affiliate Program have the opportunity to highlight a crowdfunding proposition, generally through their own websites, and refer investor traffic to the Symbid platform.  An affiliate is a contract partner that utilizes the Symbid platform, including the administrative and legal structure, to facilitate a crowdfunding proposition. An affiliate generally displays a crowdfunding proposition on its website, using Symbid’s administrative infrastructure. If an investor from the affiliate’s website wants to invest in the crowdfunding proposition highlighted on the affiliate’s website, the investor is redirected to the Symbid platform to process the transaction through the administrative and legal infrastructure built into the online Symbid platform. Once the affiliate’s investor referral is logged into the Symbid platform, the investor can invest in the proposition highlighted by the affiliate, resulting in transaction fees. The affiliate is then entitled to a portion of such transaction fees. If the proposition or the entrepreneur is brought to the Symbid platform by the affiliate, the affiliate is then entitled to a percentage of the success fee as well. The agreements with affiliates in our Affiliate Program entitle the affiliate to share 50% of transaction and success fees. Each participant in the Affiliate Program is evaluated on a case- by- case basis.

Agreements with our affiliates are not considered broker-dealer transactions under Dutch laws affiliates utilize the legal structure that we have established in The Netherlands. Membership interests in the investor cooperatives are not deemed to be securities under Dutch law. Our Affiliate Program utilizes the administrative and legal structure Symbid has established, including, for example, the collection and escrowing of redeemable funds. This structure ensures compliance with applicable laws in The Netherlands. This Affiliate Program operates for online referrals via the Symbid website as well as for offline referrals.

Target Users

●	Websites for (private) investors
●	Websites promoting crowdfunding propositions
●	General websites
●	Financial advisors
●	Business coaches
●	(Web)Communities
●	Brokers

To date, Symbid has recognized its share of revenues from its crowdfunding platform, through its affiliate program and through group licenses.  Symbid currently does not have any corporate partnerships.

Groups

Goal

Symbid Groups enables Symbid to gather all relevant players with access to deal flow to engage with the Symbid platform. Partners will not have to worry about operating a complete platform.

Target Users

●	Informal investor networks (group deals)
●	VC’s (market testing/ additional liquidity)
●	Business plan competition (added value)
●	Incubators (added value)
●	Investment clubs/ groups
●	Entrepreneurial coaching companies
●	Internet communities
●	Capital search companies
●	Alumni networks
●	Pitch Events/ Demo days

Corporate Partnerships

Goal

A Symbid corporate partnership offers large corporations the opportunity to:

●	Associate their brand with Symbid/crowdfunding
●	Get access to Symbid user base for special offers and deals
●	Use Symbid as an outsourced research and development department within this new market
●	Get database access for research purposes

Target Users

●	Banks
●	Insurance companies
●	OEM
●	Telco
●	Publishers
●	Bookkeeping software

The Market

As can be seen in the graph below (covering the growth of the worldwide crowdfunding market), for lending and donation based crowdfunding models there was already an established market by 2010. Equity based crowdfunding platforms began to appear only in 2009/2010. Extrapolating the growth of both donation/reward and lending crowdfunding platforms over the last years to the expected growth of equity based crowdfunding results in a (Symbid) projected equity based crowdfunding worldwide market of more than $1 billion in 2016.  There can be no assurance that this level will be reached, however.

Source: Chart prepared by Symbid, based on data from the Massolution,
2013CF Crowdfunding industry report (with 2013 estimates) and with respect to the equity growth dated line, Symbid internal projections

Research on the crowdfunding market size in the European Union vs. United States

Massolution (Crowdsourcing.org) conducts on-going research on the growth of the crowdfunding market worldwide, as reflected in the graph above. The chart data through the year 2012 is based on the results of this research.  Based on the findings in this research, Massolution has predicted that crowdfunding market funding volumes in 2013 will reach $5.1 billion worldwide, with the United States accounting for more than half of the total funds raised, at approximately $3.7 million, and Europe as a whole accounting for approximately $1.3 billion. Total funds raised in other regions are expected to be in the $100 million range.

Projections reflected in the chart above for the equity based model after 2013 are based upon Symbid’s internal calculations. There can be no assurance that the market growth reflected in Symbid’s projections will be realized, especially taking into account the legal barriers for equity based crowdfunding models worldwide. For example, if equity based crowdfunding models cannot be introduced in the United States due to legal barriers, this restriction will heavily impact the market growth of this specific model. Additionally, macro-economic trends are expected to play a substantial role possibly negatively impacting the amount of growth capital for SME’s.

Symbid is currently not active in the US market, primarily because equity based crowdfunding is not currently authorized in the United States. 80% of the total funding volume on Symbid’s crowdfunding platform has originated from the Dutch home market, serving currently only Dutch companies. An additional 20% of total Symbid platform funding volume is derived from investors in other countries. None of Symbid’s platform funding has come from the United States.

The Symbid Business Model

The Symbid infrastructure serves as a capital raising matchmaking platform. Besides matchmaking on its own platforms, Symbid is licensing its infrastructure in several forms to other partners. We expect that this business will lead to revenue generation from the following sources:

Matchmaking related revenues

●	Transaction fees – For every payment transaction to a Symbid wallet or investment in an investment proposition, a fee of 2.5% is charged to the investor (3% including VAT).
●	Success fee – When reaching a funding target, 5% of the target capital is charged to the target company.

Licensing related revenues

In addition to sublicensing the crowdfunding platform technology to Symbid Coöperatie U.A., Symbid intends to sublicense the platform technology in the forms discussed below to others in The Netherlands and to country partners as part of its internalization strategy.

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White label licenses - Symbid offers stand-alone and white label versions of its crowdfunding platform to partners, companies and other (educational) organizations. Stand-alone versions of the crowdfunding platform operate independently in a closed environment while white label versions are interconnected with the Symbid crowdfunding platform allowing for interaction with Symbid platform users. Target net revenue per partner is $10,000 for the set-up and a yearly license fee to cover maintenance costs.

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Software licenses – Symbid offers exclusive licenses within a country to use the Symbid legal and technology infrastructure. Set-up fees are at a minimum of $33,000 and yearly license fees will be offered for a minimum of $13,000 per year;

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Affiliate and Group licenses – Symbid offers owners of existing communities or groups a crowdfunding service so they do not require their own crowdfunding infrastructure. Prices range from $700 to $2,500 on a yearly basis.

Other sources of revenue

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Corporate Partnerships – Large corporates want to engage with the communities of investors and entrepreneurs in the Symbid eco-system. Symbid is offering corporate partnerships for those companies ranging from $7,000 to $100,000.

Strategic Plan

Key success factors for a leading global business crowdfunding brand

The crowdfunding industry is currently developing from a niche industry to a global industry with billions of dollars of raised capital. Based on the more than 25 years of combined experience of Symbid’s management team in this emerging market as well as other relevant factors, Symbid believes that it will be able to capture a meaningful market position in this industry. The following aspects are key elements of Symbid’s strategic plan:

●	To serve a large base of people on any given platform, it is critical that Symbid can operate as matchmaker, much like a dating service, with the highest degree of accessibility possible;

●	Serious/professional investors will require a quality infrastructure and best practices, Symbid has been developing these best practices since its inception;

●	To offer an infrastructure which supports the financial model on a global scale and works for both entrepreneurs and investors;

●	Local responsiveness of Symbid is required in order to roll out the infrastructure on a global scale;

●
Partners, third-party analysts, researchers, potential suppliers and experts must be able to tap into and spread the content of the platform, much like is done for the public equity marketplace using social networks like Facebook and Twitter;

●	Standardized flows of information for both investors and entrepreneurs must be provided, to increase the efficiency of the transaction for all parties involved.

An important lesson learned from the combined 25 years of experience of our management team in this industry is “think global, act local.”  Fundraising activities take place in a local eco-sphere. If a company wants to tap into the deal flow in a particular market, it will need to connect to the local networks in that market. However, with respect to infrastructure and general knowledge of the crowdfunding business, significant economies of scale can be reached if the company is active on a global scale. Symbid has, therefore, structured its organization as a global holding company with a connected network of subsidiary or affiliate country partners.

HOLDING LEVEL	COUNTRY LEVEL
Positioning strategy Product strategy Partnering strategy Acquisition strategy Financial planning Execution plan	Country sales HR and Partner management Country marketing Customer support Event management Proposition management

The holding company level and the country level operations will have the responsibilities as described in the table above. These responsibilities are discussed in more detail below.

Symbid will work at the Holding Level jointly with future partners at the Country Level to evaluate the applicability of the Dutch cooperative structure model established in The Netherlands to a respective country’s regulatory environment, including the United States once SEC equity crowdfunding regulations are adopted. We expect that the Company’s experience with crowdfunding at the Holding Level combined with crowdfunding knowledge at the local level will support the “think global, act local” approach of Symbid; however, it is unlikely that the unique Dutch cooperative structure will comply with local crowdfunding rules and regulations without adapting to each country-specific set of crowdfunding regulations. As such, we expect that the combination of our crowdfunding experience at the Holding Level combined with Country Level input will result in a tailored solution to establish local crowdfunding “eco-spheres.” We currently do not have any country level subsidiaries or affiliates.

Positioning strategy: “One global brand for business crowdfunding”

As the crowdfunding industry grows, branding and clearly defined positioning strategies become pivotal in order to secure investors, entrepreneurs and other customers. As the Symbid brand has been associated with online funding since 2011 and we believe that we are a knowledge leader in the industry, leveraging the brand and molding it into an internationally recognized brand that stands for the highest possible standards in crowdfunding is one of the key objectives of Symbid’s marketing strategy.

Based on the strong emphasis on partnering within the Company and business model, the utilization of an ingredient branding strategy is valuable in order to explain, to potential partners and customers, the value of using Symbid’s infrastructure, methodologies and processes and to explain the differences between the models of crowdfunding available in the current market. Additional tactics can be added to this strategy such as a cooperative marketing program enabling partners and clients to cooperatively market their portals while also promoting the Symbid brand.  A successful ingredient branding strategy is largely dependent upon the following factors:

●	Having an established reputation for delivering leading products and services;

●	A willingness to pro-actively collaborate with channel partners;

●	Adoption of industry leading marketing strategies, such as the use of plain English explanations what crowdfunding is; and

●	An aggressive marketing strategy fueled by an extensive marketing budget.

The Symbid brand has several values that must attribute to the brand in order to sufficiently adopt the industry’s leading marketing strategies and tactics. The values for which the Symbid brand stands can be divided into emotional values and functional values, which are summarized below.

Emotional values Connection Collectively Transparency	Functional values Simplify direct participation Return in the form of value creation Professional and trustworthy

Professional “Reliable and trustworthy” Product strategy

After four years of product development, the Symbid technology infrastructure will require the following strategic product developments to increase the services available to its customer base:

●	Extend product offering with lending based crowdfunding;

●	Create continuous interaction on the platform between all actors in the crowdfunding eco-sphere;

●	Extend geographic reach by making the Symbid platform accessible in more and more languages; and

●	Improve responsiveness in delivery of group, affiliate and portal services by creating an in-house IT department over time.

Crowdfunding infrastructure is built up from an IT component and a legal component. Symbid’s legal department will strive for the following continuous developments for the legal component of the Symbid crowdfunding product:

●	Increase the number of fully legally serviceable countries worldwide;

●	Increase in its relationships with local financial authorities;

●	Maintain the upmost service level towards country partners; and

●	Maintain Symbid’s high governance standard toward its legal framework.

“Think global, act local” Partnering strategy

For a healthy eco-system of public growth financing for SME’s several actors are required:  entrepreneurs, investors, financial advisors, incubators and analysts. Symbid offers an extensive partnering strategy geared towards having all actors on one platform (see figure below), to offer an optimal financing eco-system. Symbid chooses not to offer all services by itself but to work with outstanding partners, especially in the fields of:

●	Attracting deals and investors;
●	Business (e)-valuation and monitoring;
●	Offering value added services for the companies; and
●	Offering value added services for the companies.

Country Partners

Symbid Country Partners will be responsible for creating the eco-system as shown in the visual above. Symbid has carefully tested and experimented with how to serve a market in an optimal way and this model has evolved from that process. The conditions for setting up a Country partnership are outlined as follows:

●	Access to a market with potentially large number of transactions;

●	Legal model compliant with local regulations;

●	Access to partner network of financial advisors or accountants (top-30 in a country);

●	Access to partnerships with incubators;

●	Access to partnerships with local business angel networks; and

●	Local team available with experience in corporate finance and business financing.

Group Partners

Symbid Groups create landing pages with Group functionality on the Symbid platform for partners. Symbid Groups provide the opportunity to offer a full online crowdfunding service to an existing user/client base of entrepreneurs or investors, without having to worry about operating a complete platform by enabling these partners to create a private, dedicated section on the platform for their users. The advantage over offering a white label service is that the partner can still offer a fully managed crowdfunding service, but can still make use of the on-boarding services of Symbid, Symbid support, Symbid’s legal framework and other Symbid services. Consequently, the partner does not have to create a complete crowdfunding solution by itself but can still offer a crowdfunding service to its user.

Financial Advisors

Financial advisors play a pivotal role in structuring deals before engaging in the funding process. Symbid, or more specific its Country Partners, will enter into partnerships with several financial advisory companies (and/or accountancy firms) to connect them with the entrepreneurs signing up to the platform to structure those deals together with the entrepreneur. A perfect side benefit of educating this target group of financial advisors and accountants is that, once they are familiar with a specific service like Symbid’s, they have a much higher tendency to promote Symbid towards their clients, entrepreneurs as well as potential investors.

For Symbid, financial advisors are used to create a certain level of validation of the deal flow and additionally are perfect ambassadors towards their own clientele to promote the Symbid service. Symbid identifies them therefore as a separate actor on the platform. Symbid is planning currently to roll-out a training program for financial advisors and accounts. By then this group of actors can also become a direct revenue stream.

Affiliate Partners

Affiliate partners are partners with access to deal flow and/or investors, but who have no interest in engaging in an online crowdfunding service themselves from an operational point of view. By becoming an affiliate partner these parties have the option to refer entrepreneurs and/or investors to the Symbid platform and once these referred users generate fees on the Symbid platform, these fees are shared with the affiliate partner who referred them.

The affiliate program creates incentive for third parties to refer users to the Symbid platform because it results in a financial “cash back” fee per transaction. The affiliate program serves as a no-cure, no-pay marketing approach that dramatically lowers the upfront costs of marketing expenses. Affiliate partners usually can ‘tap into’ an existing clientele or user base (online as well as offline) and since there is a financial incentive, they promote the Symbid platform within their network, saving Symbid the upfront costs of having to market its brand within these networks by itself.

Corporate Partnerships

Companies may engage with the communities of investors and entrepreneurs in the Symbid eco-system. Symbid is offering corporate partnerships for those companies wishing to do so. A Symbid corporate partnership offers large corporations the opportunity to:

●	Associate their brands with Symbid/crowdfunding;

●	Get access to Symbid’s user base for special offers and deals;

●	Use Symbid as an outsourced research and development department within this new market; and

●	Get database access for research purposes.

Symbid uses these corporate partnerships to increase legitimacy, to sponsor marketing budgets and to get access to special resources of corporate partners.

Acquisition strategy for “value adding services for the Symbid portfolio”

Symbid’s general strategy is to extend the number of crowdfunding products and services in its portfolio and to eventually make the portfolio of products and services accessible to a worldwide public over time. Symbid’s partner strategy will be the first pillar in creating additional products and services, for example, by partnering with crowdfunding service providers such as Gambitious B.V. and Equidam Holding B.V. Symbid does not have any other partnering arrangements at this time. Through partnerships with Country Partners, the reach of all products in the Symbid portfolio will be maximized and synergies can be realized. In striving to build the highest quality crowdfunding infrastructure, Symbid expects that it will acquire certain needed skill set partners rather than building all resources internally. Symbid intends to maintain high quality standards for take-over targets encompassing the following considerations:

●	Does the partner add significant added value to Symbid’s offering?

Crowdfunding related services should support Symbid in maintaining the 7.5% revenue fee per transaction.

●	Will the partner increase significantly the reach and accessibility of Symbid?

An acquisition aimed at accelerating the reach and accessibility of Symbid should result in a significant growth of the number of transaction.

●	Will the partner service support the growth of the average value per transaction?

Growth in the average value per transaction can result in a net higher gross margin if the costs of the additional service are lower than the additional revenue.

Although the above described product and partnership expansion is a fundamental aspect of our long term growth strategy, Symbid has no specific timetable for the acquisition of additional partners or service offerings at this time.

The Proposed Acquisition of Equidam Holding B.V. and the Determination not to Acquire Gambitious B.V.

In accordance with the terms of the Share Exchange Agreement, we were holding in escrow 8,000,000 shares of our common stock in connection with the proposed acquisitions (directly and/or through Symbid Holding B.V. or another subsidiary) of 100% ownership of Gambitious B.V. and Equidam Holding B.V.. Symbid B.V. currently holds minority interests in these two entities. 3,000,000 of these escrow shares were assigned to the purchase of the balance of Equidam Holding B.V. and 5,000,000 of the escrow shares were assigned to the purchase of the balance of Gambitious B.V. We were also holding in escrow an additional 1,170,000 shares of our common stock in connection with the indirect minority interests we held in Gambitious B.V. and Equidam Holding .V. at the time of the Share Exchange with 900,000 of such shares being allocated to the interest held in Gambitious B.V. and 270,000 of such shares being allocated to the interest held in Equidam Holding B.V.

In the event that we acquired Gambitious B.V. within the six month period following the Share Exchange closing date, the number of escrow shares that were being held for the Gambitious B.V. acquisition equal to the number of shares of our common stock to be issued as consideration for the purchase of the remaining interest in Gambitious B.V. were to be cancelled, and the remainder of the Gambitious B.V. escrow shares were to be distributed pro rata to the Symbid Holding B.V. pre-Share Exchange stockholders after such acquisition was completed.

In the event that we acquired Equidam Holding B.V. within the six month period following the Share Exchange closing date, the number of escrow shares that were being held for the Equidam Holding B.V. acquisition equal to the number of shares of our common stock to be issued as consideration for Equidam Holding B.V. were to be cancelled, and the remainder of the Equidam escrow shares were to be distributed pro rata to the Symbid Holding B.V. pre-Share Exchange stockholders after such acquisition was completed.

If either transaction was not completed within six months after the closing of the Share Exchange, the escrow shares allocated to that transaction were to be cancelled, and if both such acquisitions were not completed within six months after the closing of the Share Exchange, all of the 8,000,000 escrow shares were to be cancelled.

In February 2014, the Company completed a sale of interests in Gambitious Coöperatie U.A. from Symbid B.V. to Sjoerd Geurts, a member of the management board of Gambitious B.V. and a shareholder of the Company. In May 2014, Symbid sold additional interests in Gambitious Coöperatie U.A. to Brian Grigby, an officer of Gambitious B.V. These sales resulted in the Company’s direct ownership in Gambitious Coöperatie U.A. being reduced from 63% to 46% and its indirect interest in Gambitious B.V. being reduced from 18% to 13%., after the sale to Geurts, and the sale to Grigby resulted in a further reduction in the Company’s direct ownership in Gambitious Coöperatie U.A. and indirect ownership in Gambitious B.V. to 42% and 12%, respectively. These sales were each completed at a price of EUR 1 (approximately US $1.37). As consideration for the sale of these memberships, Symbid received an option to license a niche-specific crowdfunding legal structure that Gambitious had developed at a cost to Gambitious of approximately $75,000. Upon exercise of this option, Symbid would be required to pay for half of the costs incurred by Gambitious in the development of this legal structure. The niche-specific crowdfunding legal structure optioned by Symbid is specific to the video games industry. If Symbid determines to exercise this option, the Company expects that it could utilize the licensed structure in countries outside of the Netherlands where Symbid does not currently operate. Gambitious has made advancements in its own crowdfunding legal structure and, accordingly, the management of both Symbid and Gambitious came to an agreement that Symbid sell an agreed upon number of interests in Gambitious Coöperatie U.A. to reflect the advancement of Gambitious as a stand-alone platform. Symbid B.V.’s initial investment in the membership interests in Gambitious Coöperatie U.A. that it has now sold totaled EUR 9,000 (approximately $12,300), for a 63% membership interest in Gambitious Coöperatie U.A., which percentage was diluted though subsequent financing rounds.

On June 6, 2014 we determined not to proceed with the purchase of additional shares of Gambitious B.V. As a consequence thereof, the 5,000,000 shares of our common stock allocated to the prospective purchase of additional shares of Gambitious B.V. delivered into escrow in connection with the December 6, 2013 Share Exchange Agreement with Symbid Holding, B.V. and the shareholders of Symbid Holding B.V. were returned to us and cancelled.  600,000 of the shares of our common stock allocated to our 12% ownership interest in Gambitious B.V. will be distributed to the shareholders of Symbid Holding B.V., subject to a 5% holdback to further secure the indemnification obligations of the Symbid Holding, B.V. shareholders under the Share Exchange Agreement.  In recognition of the February and May 2014 sales by us of shares in Gambitious B.V. to third parties reducing our indirect ownership interest in Gambitious B.V. from 18% to 12%.  300,000 shares of our common stock held in escrow allocated to the sold off interests were also returned to us and cancelled.

On June 6, 2014 we also entered into an Extension Agreement with Equidam Holding B.V. pursuant to which we were granted the right, for an additional 3 months, through September 9, 2014, to negotiate the purchase of additional shares of Equidam Holding B.V.

Equidam Holding BV.: added value services for entrepreneurs and investors during and after the funding process

Equidam Holding B.V. is one of the first crowdfunding service providers worldwide. Organized as an in-house project of Symbid, Equidam Holding B.V. raised its seed funding on the Symbid crowdfunding platform and became a Symbid spin-out in early 2013. Started as an online valuation tool for small private companies, Equidam Holding B.V. now also offers monitoring services to investors on the Symbid platform.  In addition to Equidam Holding B.V.’s relationship with Symbid, this company has entered partnerships with a number of European crowdfunding platforms to provide its services to these platforms as well.

Equidam Holding B.V. offers its crowdfunding services to both entrepreneurs and investors. Symbid has been offering the Equidam Holding B.V. products to its customers for almost a year. Based on this experience and Symbid’s belief that Equidam Holding B.V. offers added value to its crowdfunding activities relating to both entrepreneurs and investors, Symbid desires to effect a more sophisticated integration of the Equidam Holding B.V. service offering within the Symbid crowdfunding platform. By doing this, Symbid believes it can increase the added value of the Symbid crowdfunding platform to its customers. Symbid also believes that by integrating Equidam Holding B.V.’s services on its crowdfunding platform, it will add value to a combined international roll-out of the Equidam Holding B.V. and Symbid services.

To further this strategy, we plan to pursue the acquisition of Equidam Holding B.V. before mid-2014. There can be no assurance, however, that we will be successful in negotiating the acquisition of Equidam Holding B.V. on favorable terms or that the acquisition will be completed.

History and Organizational Structure

Symbid B.V. was incorporated on March 29, 2011, as a privately held besloten vennootschap (private limited liability company) organized under the laws of The Netherlands. Through October 3, 2013, Symbid B.V. was our primary operating company managing all of our activities including our crowdfunding platform in The Netherlands.  Until October 16, 2013, Symbid B.V. was the owner of our intellectual property (the “IP”).  This entity was also the contractor for all material agreements related to the IP. Additionally, Symbid B.V nominates for appointment, by the Symbid Foundation board, the board of directors of Symbid Foundation.  The management board of Symbid Coöperatie U.A is appointed by its members’ council, by a simple majority vote. Symbid Foundation has the majority vote within the Symbid Coöperatie U.A members’ council.

Symbid B.V. also holds the ownership interests in Equidam Holding B.V. (9%) and membership interests in Gambitious Coöperatie U.A. (42%). Through its membership interest in Gambitious Coöperatie U.A., Symbid B.V. has an indirect 12% ownership interest in Gambitious B.V., the Gambitious operating company.

Symbid Coöperatie U.A., a limited liability cooperative, was incorporated in The Netherlands on April 6, 2011 specifically to facilitate Symbid’s Netherlands business. This entity is the contractor for all of Symbid’s crowdfunding related agreements with users, entrepreneurs and investors. Symbid Coöperatie U.A. licenses and operates the Symbid crowdfunding IT-platform developed by Symbid B.V. and pays Symbid B.V. licensing fees for the use of this platform. As indicated above, the management board of Symbid Coöperatie U.A is appointed by its members’ council, by simple majority vote.  Symbid Foundation has the majority vote within the Symbid Coöperatie U.A. members’ council.

As a cooperative, Symbid Coöperatie U.A. is an organization of members rather than stockholders.  Symbid Coöperatie U.A. has five classes of members: “A Members” who are equity investors, “B Members” who are entrepreneurs raising capital through equity investments, the “C Member” who is Symbid Foundation, the “D Members” who pledge funds to an entrepreneur and the “E Members” who are entrepreneurs raising capital through pledges.  A Dutch cooperative has capital which is divided among its members in accordance with their investments in the cooperative, and all members hold cooperative membership certificates.

Symbid Coöperatie U.A. incurs expenses on behalf of its members including, for example, legal expenses relating to infrastructure improvements, member events and accounting costs.  In April 2012, Symbid Coöperatie UA received a one-time subsidy from the Dutch government in the amount of $30,000 (€ 22,996). Symbid Coöperatie U.A. determined that it could recognize this subsidy as revenue earned over the course of its CreditPassport project. Symbid Coöperatie U.A. considered both IFRS and US GAAP guidance in its assessment for this accounting. In the absence of specific guidance surrounding government grants under US GAAP, Symbid Coöperatie U.A. evaluated the government subsidy considering IAS 20 and FASB ASC 605, concluding that the ratable recognition of income related to the grant should be recognized over the period that it was earned.  Apart from that one-time subsidy, Symbid Coöperatie UA does not have any sources of income other than administrative and success fees which it assigns to Symbid B.V. by agreement.  As such, it is expected that Symbid Coöperatie U.A. will not generate any excess net profits.

Net profits of Symbid Coöperatie U.A., if any, are distributable, at the approval of the members’ council, to the cooperative’s members in accordance with their investments on the Symbid Coöperatie U.A. crowdfunding platform.  Although Symbid B.V. has a variable economic interest in Symbid Cooperatie U.A., through its ability to appoint the board of Symbid Foundation which, in turn, holds the majority of the voting power within the members’ council of Symbid Coöperatie U.A. and, thus, the financial statements of Symbid Coöperatie U.A. are consolidated with those of Symbid B.V., Symbid B.V. is not entitled to any profit distributions of Symbid Coöperatie U.A. It is not expected, however, because of the license and management agreements between Symbid B.V. and Symbid Coöperatie U.A., that Symbid Coöperatie U.A. will generate any distributable profits.

Symbid determined to operate its crowdfunding platform in The Netherlands through a cooperative structure for the following reasons:

●
Symbid believes that the vision of crowdfunding is one of cooperation and people making things happen together. This vision is best expressed through a cooperative structure under Dutch law that embraces a vision of members working together for each other;

●	The cooperative structure provides the framework to more easily make our customers, entrepreneurs and investors, members of a community; and

●	The mechanics for adding new members to a Dutch cooperative enable us complete all Symbid related investment transactions over the internet, without any off-line interaction with investors.

Although Symbid B.V. determined that for purposes of maximizing its crowdfunding operations in The Netherlands as outlined above, it would operate through Symbid Coöperatie U.A. and Symbid Foundation, we have not concluded that this organizational structure should be used for the roll out of the Symbid crowdfunding platform in other countries.

Symbid Foundation was incorporated in The Netherlands on April 5, 2011 specifically to facilitate Symbid’s business in The Netherlands.  The members of the board of directors of Symbid Foundation are appointed by the Symbid Foundation board and nominated by Symbid B.V.  Symbid Foundation has voting control within the member’s council of Symbid Coöperatie U.A. as it controls five (5) votes out of a total of nine (9). The other four votes on the Symbid Coöperatie U.A. members’ counsel are controlled by the four other member groups (A,B,D and E) each voting separately as a group through their representatives.  The member’s council of Symbid Coöperatie U.A. appoints the management board of Symbid Coöperatie U.A., so, indirectly, through its majority vote on the members’ council, the board of directors of Symbid Foundation is able to appoint the board of directors of Symbid Coöperatie U.A. Symbid Foundation is not involved in any business or economic transactions and has no function other than to oversee the board of directors of Symbid Coöperatie U.A.

Reorganization of Corporate Structure

Because of the December 6, 2013 Share Exchange and Symbid’s plans to enter various new markets, Symbid determined to restructure the legal organization of its business as described below.

Symbid Holding B.V. was incorporated on October 3, 2013, as a privately held besloten vennootschap (private limited liability company) organized under the laws of The Netherlands.  Symbid Holding B.V. was organized to serve as the holding company for all of Symbid’s business activities in The Netherlands and in other countries. As such, on October 3, 2013, the holders of the capital shares of Symbid B.V. exchanged their shares for capital shares of Symbid Holding B.V. and, as a result, Symbid B.V. became a wholly owned subsidiary of Symbid Holding B.V. Symbid B.V. is now the Symbid operating entity for the Company’s business in The Netherlands. As such, Symbid B.V. will continue to hold the ownership interests in Gambitious B.V. and Equidam Holding B.V. Symbid expects to organize separate operating companies for its proposed activities in other countries. These entities will be organized as subsidiaries of Symbid Holding B.V.

In conjunction with this reorganization, Symbid’s IP, which includes all of the software relating to the Symbid crowdfunding internet platform, was transferred to a new entity organized in The Netherlands on October 3, 2013, Symbid IP Foundation. We do not have an ownership interest in Symbid IP Foundation but maintain management control over Symbid IP Foundation through our control of Symbid IP Foundation’s board of directors. See “Risk Factors – Our intellectual property is owned by Symbid IP Foundation, a Dutch entity that we do not own”. Pursuant to the organizational documents of Symbid IP Foundation, the board of directors of Symbid IP Foundation must be composed of at least two members, one of whom must always be Symbid B.V. or one of its directors and the other must always be Symbid Corp. or one of its directors. The size of the board of directors of Symbid IP Foundation is established by the board itself, giving Symbid B.V. and Symbid Corp. full control over the Symbid IP Foundation board. Symbid IP Foundation has granted a perpetual license in the IP to Symbid Holding B.V. which, in turn, has granted a perpetual, exclusive license in the IP to Symbid B.V. Symbid B.V. has sublicensed the IP to Symbid Coöperatie U.A. With respect to future Symbid crowdfunding platform business projects in other countries, Symbid Holding B.V. will grant IP licenses to the new legal entities established for these business purposes.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in The Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any other ownership. The majority of the voting power within the members counsel (which appoints the management board of Symbid Coöperatie U.A.) is held by Symbid Foundation, a Dutch foundation whose board of directors is appointed by Symbid B.V. Symbid Foundation was established specifically and solely to serve as a management control mechanism with respect to Symbid Symbid Coöperatie U.A. through its ability to control the majority voting power of Symbid Coöperatie U.A. members’ counsel. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations.

Neither Symbid Corp., Symbid Holding B.V., Symbid B.V. nor any of their affiliates have any ownership interests in Symbid IP Foundation, Symbid Foundation or Symbid Coöperatie U.A.

A schematic of our current corporate structure is set forth below.

The Competitive Environment

The crowdfunding industry has been rapidly emerging since the turn of the century when several non-governmental organizations and companies started raisings funds online. The concept of online fundraising rapidly adapted to all kinds of various forms of collective funding via the Internet, now all being labeled crowdfunding.

There are numerous different forms of crowdfunding and platforms, the main categories are:

●	Donation based crowdfunding: Donations made online to a specific project or cause without a prospective return.

●	Pre-sales crowdfunding: Donations made online to a specific project or cause with the prospective of a return in the form of a product or service, when the project is successful.

●	Debt/lending crowdfunding: Investments made online in specific loan proposal (business as well as private) with a prospective return in interest and repayment of the initial debt.

●	Equity crowdfunding: Investments made online in specific investment proposals with a prospective return in dividends and benefits form the value creation.

Globally, more than 3,000 crowdfunding platforms are active in the marketplace.  However, the majority of these platforms are involved in donation or pre-sales crowdfunding. The low barriers to entry in this sector allow many vendors to establish crowdfunding platforms, but, typically, their scope is limited to a specific geography or a specific niche, such as books or movies. Research firm Massolution, in its 2013 “Crowdfunding Industry Report,” estimated that the total market size, worldwide, for crowdfunding in 2012 was $2.7 billion. Massolution predicts that the total market size in 2013 will be approximately $5.1 billion. Debt/lending crowdfunding is expected to grow rapidly in 2013 to a total of more than $2 billion, accounting for 40% of the total crowdfunding market. Many of the existing crowdfunding platforms struggle in this growth environment with respect to their ability to professionalize their systems and legal frameworks and otherwise manage their growth.

The market for Equity crowdfunding is still in its early stages of development, accounting for, according to the Massolution 2013 “Crowdfunding Industry Report,” only $116 million in sales volume in 2012 worldwide.  This smaller scale in the equity crowdfunding sector is a result of regulatory and structural problems encountered when operating an equity crowdfunding platform.

Additionally, because unsophisticated, non-accredited investors in the United States have been and are presently prohibited from investing through online equity crowdfunding platforms, rapid growth in the equity crowdfunding sector, particularly in the United States, has been handicapped. The signing of the JOBS Act in 2012 is expected to result in the ability of non-accredited investors in the United States to begin to participate in equity crowdfunding. The SEC has published proposed regulations relating to crowdfunding, to implement the mandate of the JOBS Act, and those proposed regulations are currently in a comment period. At present, only regulations relating to general solicitation in the context of a private placement capital raise have been broadened. It is expected that final SEC regulations will be in place by the end of 2014 enabling non-accredited investors to fully participate in the equity crowdfunding market. There can be no assurances, however, that such regulations will be promulgated by that date or that the regulations that are adopted will be as expected. In any future entry into the US equity crowdfunding market once final SEC regulations are adopted, Symbid will comply with all SEC regulations as so adopted.

Because Symbid has developed products and services that serve all sectors of the crowdfunding industry, we believe that we are in a good position to take advantage of the growth of the entire industry rather than simply relying on sales to one particular sector. Additionally, because of the versatility of Symbid’s proprietary products which have application outside the crowdfunding domain, we believe we will be able to address needs of the online corporate funding industry as a whole, thus strengthening our competitive position.

Employees

As of July 7, 2014 we had eighteen employees involved through contractual relationships with the Company. Our contractual relationships with employees consist of management agreements, service agreements, employee agreements and internship agreements. We have never experienced a work stoppage and believe our relationship with our employees is good.

Description of Properties

Our principal executive offices are located at Marconistraat 16, 3029 AK Rotterdam, The Netherlands, where we occupy approximately 1,075 square feet (100 square meters). We have signed a two-year lease for this space effective as of January 1, 2014 under which we pay monthly rent of €1,700 (approximately US$2,367).

Regulatory Framework

During the development of the Symbid crowdfunding platform in 2010, we were in close contact with the Authority for the Financial Markets in The Netherlands (the “AFM”) to discuss the Symbid crowdfunding model, the structure of our crowdfunding platform and its relationship to the Dutch regulatory framework. In our correspondence with the AFM, we primarily focused on the equity based crowdfunding model rather than the pledge or donation based models which do not implicate securities law considerations. In an email correspondence to Symbid, the AFM acknowledged that, although it is Symbid’s responsibility to identify activities requiring government authorization, as described to the AFM by Symbid, the AFM saw, on the basis of the information provided, no indication that the crowdfunding activities of Symbid would require permission under the Dutch Act on Financial Supervision. Although we did not specifically address our partnering/affiliate programs in our correspondence with the AFM, it is our understanding and belief that the same AFM considerations would apply to these activities to the extent that they make use of Symbid’s legal structure and model. The activities of Symbid have not materially changed in comparison with the information provided to the AFM in 2010. The substantive rules applicable to Symbid's crowdfunding activities have also not materially changed since 2010. In accord with this statement by the AFM, it is our understanding and belief that Symbid’s activities relating to providing equity investments to the public through the Symbid crowdfunding platform are not subject to the Dutch Act on Financial Supervision. We believe that no supervision by, or license from, the AFM is currently required by Symbid for its operations in The Netherlands. We cannot assure you, however, (i) that Dutch law and rules and policy of the AFM will not change and that in the future regulation of Symbid’s crowdfunding platform will not be required and (ii) that the AFM will not change its assessment of our operations if it becomes aware of additional information about our operational structure that would have led the AFM to a different conclusion in their original assessment.

Symbid’s restructuring in 2013 in which it established Symbid Holding B.V. as a holding company for its crowdfunding activities and transferred its intellectual property to Symbid IP Foundation did not have an impact on Symbid’s legal structure at the operating level. Symbid established its operational model in The Netherlands such that all crowdfunding activities would be conducted at the Symbid Coöperatie U.A. level with management control exercised by Symbid Foundation. This operational structure was designed to function independently from the legal structure and changes in the ownership structure of Symbid B.V. or Symbid Holding B.V. Because of this operation versus ownership structure, Symbid believes that its corporate reorganization will have no impact on the application of the AFM’s considerations or other aspects of the Dutch regulatory framework.

Our crowdfunding platform encompasses other activities which, in The Netherlands, could require a license or specific regulatory compliance under certain circumstances. These activities relate to (i) the holding of redeemable funds and (ii) securities offerings to the public without a prospectus.

Redeemable funds - Our partner InterSolve (FEET EGI B.V.) holds a license from the Dutch Central Bank as an Electronic Money Institution, is supervised by the AFM and the Dutch Central Bank and is, therefore, allowed to redeem funds to the public. On the Symbid crowdfunding platform, investors can re-claim, i.e., redeem, their electronic money at any time prior to the funding target having been reached of a business idea to which they have allocated their electronic money. InterSolve will exchange upon request by such an investor the amount of electronic money being redeemed into scriptural money on the bank account of the investor. Symbid partners with InterSolve to ensure that Symbid cannot be deemed to hold redeemable funds of investors itself. Because an investor’s funds are held in an electronic wallet with Intersolve and released to a particular project only when that project actually funds, and any funds that an investor allocates to a project that the investor redeems prior to a project funding remain in that investor’s account (electronic wallet) with Intersolve, which, in effect, acts as an escrow agent for the investor’s funds and particular project fundings, Symbid does not record any success fee revenues on its books until a project funding actually closes and Symbid’s earned fees are transferred to it. As a result of this structure, any funds that may be redeemed by an investor prior to a project funding and returned to that investor’s electronic wallet do not appear, and are not reported, on the financial statements of Symbid.  If, however, an investor decides to remove funds from his electronic wallet and return them to his personal bank account, effectively taking these funds out of the Symbid crowdfunding system, that investor pays Intersolve a fee of approximately $27 (€20), 25% of which is forwarded to Symbid as administrative fee income.

Offerings to the public without a prospectus – Under Dutch law, as long as the target capital raised for a particular business over a period of 12 consecutive months remains below the USD equivalent of EUR 2.5 million (approximately $3.44 million), there is an exemption from the prospectus delivery requirements. Under the current regulations, a prospectus must be prepared and approved by the AFM for capital raises planned or expected to exceed the USD equivalent of EUR 2.5 million (approximately $3.44 million) within a 12 month period. Currently, none of the entrepreneurs raising capital on the Symbid crowdfunding platform is raising capital in excess of the USD equivalent of EUR 2.5 million.  If our entrepreneurs begin to raise capital amounts greater than the current AFM maximum limit or if that maximum is dropped to a lower amount, we will be required to comply with the AFM prospectus regulations for these offerings.

Separately, membership interests in a Dutch cooperative, if not freely tradable, are not considered securities under Dutch law. Symbid has taken the business decision to ensure that all membership interests in Symbid Coöperatie U.A. are not freely tradable; thus Symbid Coöperatie U.A. is not required to be licensed to sell securities under the Dutch Act on Financial Supervision

Because of the considerations discussed above with Symbid’s operational activities being conducted in the Netherlands through a Dutch cooperative structure and with the partnering of Intersolve, Symbid itself is not deemed to be offering or selling securities to the public.

Regulatory Considerations Relating to the European Union

In the European Union (the “EU”), there are a number of EU wide directives that could apply to Symbid’s planned crowdfunding expansion initiative in a number of different ways. These directives include the Markets in Financial Instruments Directive (MiFID), the Prospectus Directive, the Payment Services Directive (PSD), the Undertakings for Collective Investment in Transferable Securities Directives (UCITS), the Alternative Investment Fund Manager’s Directive (AIFMD) and the Anti-Money laundering Directive.  In addition, local regulations might apply in each country within the EU.  In some European countries (e.g., Italy, France, UK and Spain) local crowdfunding specific regulations have not yet been implemented but are expected to be enacted in the near future. These new crowdfunding regulations might affect the roll-out of our operations in the EU in terms of our potential market reach, time to market, legal costs and business model.

The impact of the above listed EU directives and local regulations on the Company's proposed business in Europe is dependent on the legal structure (or structures) we adopt for the roll-out of our business in the various European countries. We are currently in the process of investigating potential legal structures for our crowdfunding roll out in the various EU countries. Since this process is in an early stage and the impact of the EU directives or local crowdfunding regulations may differ from country to country, we believe that it is too speculative at this time to provide a detailed description of the different directives applicable per country to our possible local business models, their potential impact on our business or the different legal structures we may adopt in the future.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding our current executive officers and directors:

Name	Age	Position	Date Named to Board of Directors

Korstiaan Zandvliet	29	Director, Chief Executive Officer and President	December 6, 2013

Robin Slakhorst	30	Director, Chief Commercial Officer and Secretary	December 6, 2013

Maarten van der Sanden	28	Chief Operating Officer	N/A

Philip J. Cooke	33	Chief Financial Officer and Treasurer	N/A

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

The authorized number of directors to constitute our Board of Directors is five.  Pursuant to the terms of the Share Exchange Agreement, Symbid Holding B.V. and we agreed that our Board of Directors, as of the closing of the Share Exchange, would consist of two members. Our Board of Directors is now comprised of Messrs. Zandvliet and Slakhorst who were nominated by Symbid Holding B.V. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Korstiaan Zandvliet – Director and Chief Executive Officer.  Korstiaan Zandvliet has served as our Chief Executive Officer and a director since December 6, 2013. Mr. Zandvliet is a founder of Symbid B.V. and has been a Managing Director of Symbid B.V. since December 2010.  From July 2008 to December 2010, Mr. Zandvliet was the Global Marketing Director for Mendix B.V. – Rotterdam, a software start-up offering a fully integrated model-driven platform to build enterprise-class business applications. At Mendix, Mr. Zandvliet was responsible for, among other things, (i) budgeting and implementing all company communications strategies, both external and internal, (ii) editorial direction, design and production of all company publications, (iii) implementing marketing campaigns for trade shows and company marketing events, (iv) streamlining and optimizing the inside sales process, including organizing and staffing of webinars and CRM-system optimization, (v) market research and roll-out for the company’s international locations (Sweden, Thailand, USA, Abu Dhabi and UK) and (vi) capture and cataloging competitive intelligence from other model-driven organizations and competitors.  Since July 2010, Mr. Zandvliet has been an expert consultant and writer for Crowdsourcing Inc., a company whose website provides authoritative information and other content relating to crowdfunding and related formats. Because of Mr. Zandvliet’s years of international experience and management skills working with start-up organizations, including his role as a founder and Managing Director of Symbid B.V., we have concluded that Mr. Zandvliet should serve as a director of Symbid Corp. Mr. Zandvliet received a Bachelor’s Degree in business administration from RSM Erasmus University in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing from Erasmus University Rotterdam in 2010.

Robin Slakhorst – Director and Chief Commercial Officer.  Robin Slakhorst has served as our Chief Commercial Officer and a director since December 6, 2013.  He is a founder of Symbid B.V. and has been the Chief Commercial Officer of Symbid B.V. since December 2010.  Mr. Slakhorst founded Community Productions B.V. – Rotterdam, a company creating innovative web products focusing on social and communications platforms, in November 2005 and served as that company’s Managing Director until February 2013. From March 2009 to May 2011, he was the marketing and Sales Director of Plugwise B.V. – Sassenheim, a company active in the “smart grid” energy market.  At that company, Mr. Slakhorst was responsible for (i) budgeting and implementing commercial strategy for sales, marketing and business development, (ii) new business development in coordination with the company’s product development team and (iii) crafting and implementing strategic partnerships with multinational energy companies and global consultancy companies.  Additionally, he worked with the chief executive officer of this company in connection with a multimillion dollar investment within the company by a Dutch national grid company. Mr. Slakhorst is also founder of Gastropoda Equus B.V., an investment holding company.  Because of Mr. Slakhorst’s years of business development and commercial strategic experience, including his role as a founder and Chief Commercial Officer of Symbid B.V., we have concluded that Mr. Slakhorst should serve as a director of Symbid Corp. Mr. Slakhorst received a Bachelor’s Degree in business administration from RSM Erasmus University in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing from Erasmus University Rotterdam in 2010.  He also has an educational background in aerospace engineering.

Maarten van der Sanden - Chief Operating Officer.  Maarten van der Sanden has served as our Chief Operating Officer since December 6, 2013 and served as our Chief Financial Officer and Treasurer from December 6, 2013 until April 15, 2014. Mr. van der Sanden has been a member of the board of directors of Symbid B.V. since January 2012. From July 2008 through December 2012, Mr. van der Sanden was a founder and Managing Director of RotaSocio Holding B.V. - Amsterdam, a developer of innovative mobility solutions whose first project, StudentCar, a car-sharing provider for students in the Netherlands, was launched in Rotterdam in January 2009, with an electric shared car introduced in June 2009. At RotaSocio, Mr. van der Sanden was responsible for the operations and finance functions and the roll-out of StudentCar. RotoSocio was sold in 2012 to the second largest car-sharing provider in the Netherlands. Since September 2012, Mr. van der Sanden has also been the Managing Director and owner of Sanden Beheer B.V. - Amsterdam, an investment company that invests in and provides management services to SMEs.  Mr. van der Sanden received a Bachelor’s Degree in business administration from RSM Erasmus University in 2006 and a Master’s Degree in Finance and Investments in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing in 2009, both from Erasmus University Rotterdam.

Philip J. Cooke – Chief Financial Officer and Treasurer.  Philip J. Cooke has served as our Chief Financial Officer and Treasurer since April 15, 2014. He has almost ten years of experience in various accounting capacities and is a certified public accountant. From January 2011 until April 2014 he was employed as a Senior Manager for KPMG Accountants N.V. in Amstelveen, The Netherlands, within the Corporate Clients practice where he primarily served large publicly traded multinational corporations. From June 2006 through June 2010 Mr. Cooke worked for KPMG, LLP in New York, NY, initially as a Senior Associate (June 2006 to May 2009) and subsequently as a Manager providing audit and advisory business services (June 2009 through June 2010). He received a Bachelor of Business Administration from the University of Portland in 2004.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

We have not yet established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To request a copy of the Code of Ethics, please make written request to our Secretary, at Symbid Corp., Marconistraat 16, 3029 AK Rotterdam, the Netherlands.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act.  Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal year ended December 31, 2013 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2013 and (ii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2013 that received annual compensation during the fiscal year ended December 31, 2013 in excess of $100,000. None of our executive officers received annual compensation during the fiscal year ended December 31, 2013 in excess of $100,000.

Summary Compensation Table

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Korstiaan Zandvliet, CEO(1)	2013	$62,818	0	0	0	0	0	0	$62,818
	2012	$54,827	0	0	0	0	0	0	$54,827

Noah Levinson, CEO (2)	2013	$5,000	0	0	0	0	0	0	$5,000
	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Holli Morris, CEO (3)	2013	$0	$0	$0	$0	$0	$0	$0	$0
	2012	$0	$0	$0	$0	$0	$0	$0	$0

(1)
On December 6, 2013, Mr. Zandvliet was appointed as our Chief Executive Officer and President. The numbers presented in this table represent compensation paid to Mr. Zandvliet by Symbid B.V. Payment to Mr. Zandvliet were made through his management entity, Arena Amnis B.V.

(2)	On December 6, 2013 Mr. Levinson resigned as our sole officer and director. Mr. Levinson was appointed to these positions on May 14, 2013

(3)	On May 14, 2013 Ms. Morris resigned as our sole officer and director. Ms. Morris was appointed to these positions on July 27, 2011.

Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, the 2013 Plan.  As of the date hereof, we have not granted any awards under the 2013 Plan.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Employment Agreements

On December 6, 2013, we entered into employment service agreements with each of Korstiaan Zandvliet, Robin Slakhorst and Maarten van der Sanden, respectively, pursuant to which they presently serve as our Chief Executive Officer and President, Chief Commercial Officer and Secretary and Chief Operating Officer, respectively. Mr. van der Sanden served as our Chief Financial Officer from December 6, 2013 until April 15, 2014. The employment agreements provide for annual base salary of €50,000 (US $68,520 per year), €50,000 (US $68,520 per year) and €50,000 (US $68,520 per year) for each of Messrs. Zandvliet, Slakhorst and van der Sanden, respectively. These salaries are being paid in Euros. The listed US dollar amount is based on an exchange rate of US $1.3704/EUR as of December 6, 2013. The actual US dollar amount paid may be different as a result of fluctuations in the exchange rate. These amounts are exclusive of an 8% holiday allowance.  In addition, each of Messrs. Zandvliet, Slakhorst and van der Sanden are eligible to earn an annual bonus at such time and in such amount as may be determined by the Company’s Board of Directors.  The Board of Directors may determine that some or all of an annual bonus shall be based upon the achievement of operational, financial or other milestones.

Each of Messrs. Zandvliet, Slakhorst and van der Sanden are entitled to three (3) months base salary in the event they are terminated “without cause” (as defined in their employment agreements) or “resign for good reason” (as defined in their employment agreements). Additionally, the employment service agreements for each of Messrs. Zandvliet, Slakhorst and van der Sanden contain confidentiality and proprietary rights provisions pursuant to which they have each agreed to maintain as confidential any of our trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and the Company’s sole and exclusive property and agreed not to solicit any of our employees, independent contractors or consultants for a period of one year after their termination from the Company.

The employment service agreements with each of Messrs. Zandvliet, Slakhorst and van der Sanden supersede and cancel those management agreements by and between Symbid B.V. and the management companies of each of Messrs. Zandvliet, Slakhorst and van der Sanden.

As of April 15, 2014 we entered into a one-year employment services agreement with Philip J. Cooke pursuant to which Mr. Cooke serves as our Chief Financial Officer and Treasurer (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of €86,652 (US $120,091 per year based on the Exchange Rate as of April 14, 2014). This amount is exclusive of an 8% holiday allowance. In addition, Mr. Cooke is eligible to earn an annual bonus at such time and in such amount as may be determined by our Board of Directors. Our Board of Directors may determine that some or all of such annual bonus shall be based upon the achievement of operational, financial or other milestones.

Mr. Cooke is also entitled to 3 months base salary in the event he is terminated “without cause” (as defined in the Employment Agreement) or “resigns for good reason” (as defined in the Employment Agreement). Additionally, the Employment Agreement contains confidentiality and proprietary rights provisions pursuant to which Mr. Cooke has agreed to maintain as confidential any of our trade secrets or confidential information and agreed that his work product during the employment period will be considered “work for hire” under applicable copyright and related laws and our sole and exclusive property. He has also agreed (i) not to solicit any of our employees, independent contractors or consultants during the employment period and for a period of one year after the termination of the Employment Agreement; and (ii) not to compete with us during the employment period and, unless he is terminated “without cause” during the three month period after the termination of the Employment Agreement.

Director Compensation

We currently do not pay any cash compensation to members of our board of directors for their services as directors of the Company. However, we reimburse our directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors. We may determine to grant to each new director, at the time of such director's appointment, an option to purchase shares of our common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of July 7, 2014, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Symbid Corp., Marconistraat 16, 3029 AK Rotterdam, The Netherlands.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned(1)

Korstiaan Zandvliet	1,630,877	(2)	5.13%

Robin Slakhorst	1,683,135	(3)	5.30%

Maarten van der Sanden	1,656,747	(4)	5.21%

Philip J. Cooke	0		N/A

All directors and executive officers as a group (4 persons)	4,970,759		15.64%

Maarten Timmerman Gansstraat 53, 3582 EC Utrecht, Netherlands	5,024,719	(5)	15.81%

Soops Investment, B.V. Johan van Hasseltweg 43-2, 1021 KN Amsterdam, Netherlands	2,870,607	(6)	9.00%

(1)
Applicable percentage ownership is based on 31,772,878 shares of Common Stock outstanding as of July 7, 2014, together with securities exercisable or convertible into shares of common stock within 60 days of July 7, 2014, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable pursuant to the exercise or conversion of other securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)
Consists of shares of common stock held by Arena Amnis B.V. Korstiaan Zandvliet has sole voting and investment power with respect to these shares. Includes up to 508,013 shares of Common Stock that are being held in escrow in connection with the Company’s proposed acquisition of additional shares of Equidam Holding B.V. that will be either cancelled or distributed (net of the number of shares used to acquire Equidam Holding B.V.) to Arena Amnis B.V. as part of pro rata distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisition, in all cases on or before September 9, 2014. In the event that the Company acquires less than all of the shares of Equidam Holding B.V. not presently owned by it, the number of shares eligible for post acquisition distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. will be proportionately reduced.

(3)
Consists of shares of common stock held by Gastropoda Equus B.V. Robin Slakhorst has sole voting and investment power with respect to these shares. Includes up to 524,290 shares of Common Stock that are being held in escrow in connection with the Company’s proposed acquisition of additional shares of Equidam Holding B.V. and that will be either cancelled or distributed (net of the number of shares used to acquire shares of Equidam Holding B.V.) to Gastropoda Equus B.V. as part of pro rata distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisition, in all cases on or before September 9, 2014. In the event that the Company acquires less than all of the shares of Equidam Holding B.V. not presently owned by it, the number of shares eligible for post acquisition distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. will be proportionately reduced.

(4)
Consists of shares of common stock held by Sanden Beheer B.V. Maarten van der Sanden has sole voting and investment power with respect to these shares. Includes up to 516,071 shares of Common Stock that are being held in escrow in connection with the Company’s proposed acquisition of additional shares of Equidam Holding B.V. that will be either cancelled or distributed (net of the number of shares used to acquire additional shares of Equidam Holding B.V.) to Sanden Beheer B.V. as part of pro rata distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisition, in all cases on or before September 9, 2014. In the event that the Company acquires less than all of the shares of Equidam Holding B.V. not presently owned by it, the number of shares eligible for post acquisition distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. will be proportionately reduced.

(5)
Consists of 3,899,719 shares of common stock held by Zomer B.V. and 1,125,000 shares of common stock held by Voyager Beheer B.V. Maarten Timmerman has sole voting and investment power with respect to these shares. Includes up to 1,214,748 shares of Common Stock that are being held in escrow in connection with the Company’s proposed acquisition of additional shares of Equidam Holding B.V. that will be either cancelled or distributed (net of the number of shares used to acquire additional shares of Equidam Holding B.V.) to Zomer B.V. to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisition, in all cases on or before September 9, 2014. In the event that the Company acquires less than all of the shares of Equidam Holding B.V. not presently owned by it, the number of shares eligible for post acquisition distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. will be proportionately reduced.

(6)
Freek Dech has sole voting and investment power with respect to these shares. Includes up to 385,965 shares of Common Stock that are being held in escrow in connection with the Company’s proposed acquisition of additional shares of Equidam Holding B.V. that will be either cancelled or distributed (net of the number of shares used to acquire Equidam Holding B.V.) to Soops Investment B.V. as part of pro rata distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisition, in all cases on or before September 9, 2014. In the event that the Company acquires less than all of the shares of Equidam Holding B.V. not presently owned by it, the number of shares eligible for post acquisition distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. will be proportionately reduced. Also includes 162,850 shares of common stock issuable upon exercise of warrants which are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Symbid B.V. Management Compensation

Symbid B.V. compensated three of its officers through management agreements with affiliates of those officers. During the twelve months ended December 31, 2013 and 2012, total expenses recorded under these agreements were approximately $160,000 and $150,000, respectively. As of December 31, 2013 and 2012, balances due under these agreements were $13,000 and $28,000, respectively, and are included in accounts payable and accrued expenses. As of December 6, 2013 the three officers were employed by the Company, resulting in a total amount of salary of about $27,000 for December 2013. As of December 31, 2013, this amount of salary had to be paid out to the officers and are included in accounts payable and accrued expenses. During the twelve months ended December 31, 2013 and 2012, Symbid B.V. paid Korstiaan Zandvliet, through his management entity, Arena Amnis B.V., $54,000 in 2013 and $55,000 in 2012, Robin Slakhorst, through his management entity, Gastropoda Equus B.V., $53,000 in 2013 and $55,000 in 2012 and Maarten van der Sanden, through his management entity, Sanden Beheer B.V., $53,000 in 2013 and $40,000 in 2012.

Loans to Symbid B.V.

Symbid B.V. issued two notes to a stockholder of Symbid B.V. in 2012 for approximately $79,000 and $8,000, respectively. Each note bears interest of 4.0% and does not have a maturity date. The notes are unsecured.

A stockholder of the Company, Zomer B.V., beneficially owned by Maarten Timmerman, loaned approximately $92,000 to the Company.  This loan is due on September 15, 2015 with interest only payments of 4% per annum. The loan is subordinate to the interests of a bank working capital facility and is unsecured.

Gambitious B.V.

Symbid B.V. is also a founding partner and is currently, as of May 2014, an indirect 12% owner, through its ownership in Gambitious Cooperative, of Gambitious B.V., a crowd funding platform tailored towards video games.  Symbid B.V. earned approximately $20,000 in revenue from services performed on behalf of its equity method investment Gambitious B.V.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions other than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act.  The filing of our Current Report on Form 8-K on December 12, 2013, with the SEC started the running of such one-year period.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently quoted on the OTCQB and trades below $5.00 per share; therefore, our common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized capital stock consisting of 290,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of undesignated, “blank check” preferred stock, $0.001 par value. As of the date of this prospectus, we had 31,772,878 shares of Common Stock issued and outstanding and 0 shares of preferred stock issued and outstanding.

Issued and Outstanding Capital Stock

Immediately after giving effect to the transactions described herein, including the private placement offering units sold in the private placement offering completed in May 2014, the issuance of shares of our common stock issued to the former Symbid Holding B.V. stockholders in the Share Exchange,  the cancellation of shares owned by the pre-Share Exchange majority stockholder of the Company in the Split-Off, and the placement agent warrants issued to the placement agent in connection with the private placement offering, we have the following issued and outstanding securities as of the date of this prospectus:

●
31,772,878 shares of our Common Stock, including an aggregate of 21,170,000 shares received by the former Symbid Holding B.V. stockholders in the Share Exchange, of which 630,000 are Indemnification Escrow Shares and 3,270,000 are Acquisition Escrow Shares, and 5,853,530 shares underlying the private placement offering units sold in the private placement offering;

●	Investor warrants to purchase an aggregate of 5,853,530 shares of our common stock at $0.50 per share issued to the investors in the private placement offering; and

●	Placement agent warrants to purchase an aggregate of 93,000 shares of our Common Stock at a price of $0.50 per share issued to the placement agent in connection with the private placement offering.

Description of our Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Registration Rights Agreement

For a discussion of the terms of the Registration Rights Agreement see the disclosures set forth under the heading “Prospectus Summary – Share Exchange Agreement – Registration Rights.”

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or By-Laws would delay, defer or prevent a change in control.

Options

No options to purchase shares of our Common Stock have been issued under the 2013 Plan or otherwise to date.

Description of Investor Warrants

In connection with the closings of the private placement offering, we issued warrants to purchase an aggregate of 5,853,530 shares of our Common Stock to investors who purchased units in the private placement offering. The investor warrants entitle the holders to purchase one full share of common stock at a purchase price of $0.75 per share during the 3-year period that commenced upon issuance of the investor warrants.

The investor warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The investor warrants may be exercised on a cashless basis commencing December 12, 2014 if no registration statement registering the shares underlying the investor warrants is then in effect. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities, including a weighted average adjustment in the event of future issuances of our equity securities at a price less than the exercise price of the warrant (as such amount may be adjusted in certain circumstances provided in the form of the investor warrants).

No fractional shares will be issued upon exercise of the investor warrants. If, upon exercise of the investor warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of our Common Stock to be issued to the investor warrant holder.

Description of Placement Agent Warrants

As of the date hereof, the placement agent warrants entitle their holders to purchase 93,000 shares of Common Stock, with a term of three years and an exercise price of $0.50 per share.

The placement agent warrants contain customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers and similar transactions.

The holders of the placement agent warrants have the right, commencing December 12, 2014, to exercise these warrants by means of a cashless (or “net-issue”) basis.

The placement agent warrants do not carry any registration rights.

Convertible Securities

As of the date hereof, other than the Common Stock options and placement agent warrants described above, the Company does not have any outstanding convertible securities.

Transfer Agent

The transfer agent for our Common Stock is VStock Transfer LLC. The transfer agent’s address is 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 and its telephone number is 212.845.3217.

Anti-Takeover Effects of Provisions of Nevada State Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 200 stockholders of record and/or fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On January 9, 2014 we dismissed Sadler, Gibb & Associates LLC (“Sadler) as our independent registered public accounting firm and appointed Friedman LLP (“Friedman”) to serve as our new independent registered public accounting firm. The dismissal of Sadler and appointment of Friedman was approved by our board of directors.

Sadler’s report on our financial statements for each of the past two fiscal years ended August 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

During the fiscal years ended August 31, 2013 and 2012 and the subsequent interim period through January 9, 2014, there were no: (i) disagreements with Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of Sadler, would have caused Sadler to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended August 31, 2013 and 2012 and the subsequent interim period through January 9, 2014, neither we nor anyone acting on our behalf consulted Friedman regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

●	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

●	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada law allows corporations to provide broad indemnification to its officers and directors.  At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Crone Kline Rinde LLP (“CKR”), 488 Madison Avenue, 12th Floor, New York, NY 10022. No persons affiliated with CKR own any securities of ours. CKR is U.S. corporate and securities counsel to us and receives legal fees from us pursuant to services it renders on our behalf.

EXPERTS

The consolidated financial statements of Symbid Corp. as of December 31, 2013, and for the two-year period ended December 31, 2013, appearing in the registration statement, of which this prospectus forms a part, have been audited by Friedman LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports and other information with the SEC.  You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment.  This prospectus is part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Symbid Corp.

We have audited the accompanying consolidated balance sheets of Symbid Corp. (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two year period ended December 31, 2013. Symbid Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Symbid Corp. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two year period ended December, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses during December 31, 2013, and has negative cash flows from operations of $926,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. If the Company is unable to successfully refinance or raise capital to fund ongoing operations there would be a material adverse effect to the consolidated financial statements.

/s/ Friedman LLP
East Hanover, New Jersey

April 14, 2014

SYMBID CORP.
 Consolidated Balance Sheets
(Expressed in US dollars)

	December 31,
	2013	2012
ASSETS
Current assets
Cash	$891,592	$7,732
Accounts receivable, less allowance for doubtful accounts of $10,718 and $0 respectively	2,897	6,033
Prepaid expenses and other current assets	59,486	32,183
Total current assets	953,975	45,948

Property and equipment - at cost, less accumulated
depreciation and amortization	4,259	5,365
Investment in Equidam Holding B.V.	1,432	49,462
	$959,666	$100,775
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$138,495	$50,703
Accrued expenses and other current liabilities	256,928	58,270
Deferred government grants	11,017	42,156
Current maturities of notes payable	41,657	126,812
Total current liabilities	448,097	277,941

Notes payable, less current maturities	237,973	267,547
Derivative liability - warrants	303,662	-
Total Liabilities	989,732	545,488
Commitments
Stockholders' deficit
Preferred stock
Authorized: $0.001 par value, 10,000,000 shares authorized	-	-
Issued and outstanding: nil preferred shares
Common stock
Authorized: $0.001 par value, 290,000,000 shares authorized
Issued and outstanding: 34,268,736 and 26,733,356 respectively	34,268	26,733

Additional paid-in capital	2,041,052	335,655
Accumulated other comprehensive loss	(44,029)	(7,705)
Accumulated deficit	(2,001,760)	(771,580)
Equity attributable to Symbid Corp. Stockholders	29,531	(416,897)
Noncontrolling interests	(59,597)	(27,816)
Total Equity	(30,066)	(444,713)
Total Liabilities and Equity	$959,666	$100,775

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP.
Consolidated Statements of Operations
(Expressed in US dollars)

	Year Ended
	December 31,
	2013	2012
Net Revenues
Crowd funding	$66,716	$50,319
Other	12,714	57,418
	79,430	107,737
Operating expenses
Selling general and administrative	427,103	290,395
Professional fees	795,615	97,332
Research and development costs	78,773	165,357
Depreciation and amortization	1,302	979
	1,302,793	554,063

Operating loss	(1,223,363)	(446,326)
Other income (expenses)
Fair value adjustment derivative liability	1,341	-
Interest income	-	3,335
Interest expenses	(20,166)	(15,688)
Government subsidy	31,905	20,885
Gain on sale of 450 common shares of Gambitious B.V.	-	19,345
Equity in losses of Gambitious B.V.	(49,913)	(86,492)
	(36,833)	(58,615)

Net loss	(1,260,196)	(504,941)

Net loss attributable to non-controlling interests	(30,016)	(64,562)

Net loss attributable to Symbid Corp. shareholders	$(1,230,180)	$(440,379)

Basic and diluted loss per common share	$(0.05)	$(0.02)

Weighted average number of shares outstanding
Basic and diluted	22,580,549	20,909,933

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP.
Consolidated Statements of Comprehensive Loss
(Expressed in US dollars)

	Year Ended
	December 31,
	2013	2012

Net loss	$(1,260,196)	$(504,941)
Other comprehensive loss:
Foreign currency translation adjustments	(36,324)	(3,885)
Comprehensive loss	(1,296,520)	(508,826)

Net loss attributable to non-controlling interests	(30,016)	(64,562)
Foreign currency translation income attributable to non-controlling interests	(1,765)	(64)
Comprehensive loss attributable to non-controlling interests	(31,781)	(64,626)

Comprehensive loss attributable to Symbid Corp. shareholders	$(1,264,739)	$(444,200)

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP.
 Consolidated Statements of Stockholders’ Deficit
From January 1, 2012 to December 31, 2013
Expressed in US dollars

	Symbid Corp. Shareholders

			Additional	Accumulated Other		Total Symbid Corp.
	Number of	Common	Paid-In	Comprehensive	Accumulated	Shareholders'	Noncontrolling	Total
	Shares	Stock	Capital	Loss	Deficit	Equity	Interest	Equity

Balance, January 1, 2012	26,733,356	26,733	253,931	(3,884)	(331,201)	(54,421)	(13,586)	(68,007)

Proceeds from the sale of Gambitious cooperative common stock	-	-	81,724	-	-	81,724	50,396	132,120
Translation adjustment	-	-	-	(3,821)	-	(3.821)	(64)	(3,885)
Net loss	-	-	-	-	(440,379)	(440,379)	(64,562)	(504,941)
Balance, December 31, 2012	26,733,356	26,733	335,655	(7,705)	(771,580)	(416,897)	(27,816)	(444,713)

Proceeds from the issuance of common stock, net of issuance costs	3,198,414	3,198	375,025	-	-	378,223	-	378,223
Issue of common stock, PPO	3,098,736	3,099	1,180,125	-	-	1,183,224	-	1,183,224
Issue of common stock for services	501,780	502	65,302	-	-	65,804	-	65,804
Non-cash conversion of Notes Payable	736,450	736	84,945	-	-	85,681	-	85,681

Translation adjustment	-	-	-	(36,324)	-	(36,324)	(1,765)	(38,089)

Net loss	-	-	-	-	(1,230,180)	(1,230,180)	(30,016)	(1,260,196)
Balance, December 31, 2013	34,268,736	34,268	2,041,052	(44,029)	(2,001,760)	29,531	(59,597)	(30,066)

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP.
Consolidated Statements of Cash Flows
(Expressed in US dollars)

	Year Ended
	December 31,
	2013	2012
Cash flows from operating activities
Net loss	$(1,260,196)	$(504,941)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	1,302	979
Gain on sale of stock of Gambitious B.V.	-	(19,345)
Losses recorded from investment in Gambitious B.V.	49,913	86,492
Warrant liability	(1,341)	-
Deferred government grants	(31,905)	-
Provision for doubtful accounts	10,349	-
Changes in assets and liabilities
Accounts receivables	(7,056)	1,627
Prepaid expenses and other current assets	41,516	(16,579)
Accounts payable	82,553	(564)
Accrued expenses and other current liabilities	189,264	38,693
Deferred government grants	-	41,769
Net cash used in operating activities	(925,601)	(371,869)

Cash flows from investing activities
Investment in Equidam Holding B.V.	$(1,376)	$-
Investment in Gambitious B.V.	-	(132,099)
Cash proceeds from sale of stock of Gambitious B.V.	-	19,581
Purchase of property and equipment	-	(2,758)
Net cash used in investing activities	(1,376)	(115,276)

Cash flows from financing activities
Proceeds from private placement	$1,489,118	$132,120
Proceeds from capital contribution	378,223	-
Proceeds from the issuance of notes payable	-	322,922
Repayments of notes payable	(41,623)	(19,763)
Net cash provided by financing activities	1,825,718	435,279

Effect of exchange rate changes on cash and cash equivalents	(14,881)	4,856
Net increase (decrease) in cash and cash equivalents	883,860	(47,010)

Cash and cash equivalents, beginning of year	7,732	54,742
Cash and cash equivalents, end of year	$891,592	$7,732

Supplemental cash flow disclosures
Interest paid	$(20,166)	$(15,688)

Non-cash financing activities
Conversion of Notes Payable into common stock	$85,681	$-
Issuance of common stock for services	65,804	-
Fair value of warrant liability	221,533	-

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

1 - BUSINESS, ORGANIZATION AND LIQUIDITY

Business and Organization
Symbid Corp. (the “Company”) was incorporated as HapyKidz.com, Inc. in the state of Nevada on July 29, 2011. On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp, which we believe more accurately reflects our current business. The Company continues to be a “smaller reporting company,” as defined under the Exchange Act.

On December 6, 2013, the Company closed a Share Exchange pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $ 0.001 par value per share. Because the Company had no operations at the time of our acquisition of Symbid Corp., Symbid Corp. is considered to be the predecessor Company for financial reporting purposes. Please refer to Note 3 for additional explanation regarding the acquisition.

The main operating entity of Symbid Corp. is Symbid B.V. (“Symbid B.V.”) and was incorporated in Utrecht, Netherlands on March 29, 2011 under the laws of the Netherlands. The Company was launched in April 2011 in its headquarters in Rotterdam, The Netherlands as one of the first three equity based crowd funding forerunners worldwide. Entrepreneurs use Symbid to obtain business growth funding from the crowd in exchange for a part of the equity of their company. Investors can participate from as little as $ 27.50, and become shareholders of start-up companies or growing businesses in need of capital.

Since August 2012, the Company is one of the first platforms worldwide to offer multiple models of crowd funding on a progressive scale for Small and Medium Enterprises (SME’s), integrating a unique legal structure into the IT-infrastructure of the crowd funding platform. The goal of the Company is to create a portfolio of crowd funding products, where anyone interested in crowd funding can find their right solution.

The Symbid infrastructure serves as a matchmaking platform, with added value for both entrepreneurs and investors on a global scale. The Company earns success fees and transaction fees charged to the entrepreneurs and investors active on the platform. In addition to matchmaking on the Company platform, the Company licenses its infrastructure in several forms to other partners.

The Company through its ownership in Gambitious Coöperatie UA (“Gambitious Coop”) currently has a 13.05% ownership interest in Gambitious B.V. (“Gambitious”), a Company located in the Netherlands, which uses the Company’s platform to raise capital for video games produced by a wide range of developers. At December 31, 2013 the Company had an interest of 28.5% in Gambitious. As of August 2013, the Company has acquired a 10% interest in Equidam Holding B.V. (“Equidam”). After a first round of seed funding for Equidam this shareholding diluted to 9%. Started as an online valuation tool for private companies with a particular focus on Small and Medium-sized Enterprises, Equidam now also offers monitoring services to investors on the Symbid platform.

Liquidity and Going Concern Matters
The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles, which contemplates continuation of the Company as a going concern.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

1 - BUSINESS, ORGANIZATION AND LIQUIDITY (Continued)

The Company has suffered recurring losses, for 2013 a net loss of $ 1,260,196 (December 31, 2012, $ 440,379). The Company managed to turn around the working capital deficit of $ 231,993 at December 31, 2012 to a surplus of $ 505,878 at December 31, 2013. As of December 31, 2013, the Company had cash on hand of $ 891,592 and current liabilities to credit institutions of $ 41,657. The recurring losses raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and classifications that might be necessary in the event the Company cannot continue in existence.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its significant subsidiaries on a combined and consolidated basis. The Company also includes subsidiaries over which a direct or indirect legal or effective control exists and for which the Company is deemed to direct the significant activities and has the obligation to absorb the losses or benefits of the entities. Intercompany balances and transactions with other consolidated entities have been eliminated. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and include the Company’s accounts as well as those of a certain variable interest entity (“VIE”) for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated.

The accompanying consolidated financial statements include the activities of:
* Symbid Coöperatie UA (“Symbid Coop”) - 100% - Variable Interest Entity - Company is primary beneficiary
* Gambitious Coop - 63% - Ownership through common stock

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Noncontrolling Interests
The Company presents noncontrolling interests as a component of equity. Changes in a parent’s ownership interest while the parent retains its controlling interest will be accounted for as equity transactions, and upon loss of control, retained ownership interest will be re-measured at fair value, with any gain or loss recognized in earnings. Income and losses attributable to the non-controlling interests associated with Gambitious Coop and Symbid Coop are presented separately in the Company’s statement of operations.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
The Company generates its revenue from administration and success fees of transactions on the crowd funding platform. Revenue from administration fees is collected and recognized at the moment an investor subscribes on the platform. Revenue from success fees  are recognized at the time the crowdfunding proposition is successfully funded and there are no further obligations to the customer. There is no credit risk since the fees are collected directly at the moment that the transaction takes place on the platform. There is no right of return to investors once a crowdfunding proposition has been successfully funded. Other revenue is generated by licensing the platform to third parties. Revenue is accounted for on a monthly basis for the agreed monthly licensed fee. There is limited credit risk. If the monthly license fee is not paid, Symbid B.V. is entitled to set the platform offline.

Significant Concentrations for Revenue
During 2013, the Company had one major customer which comprised $11,450 or 14% of total revenues. There are no amounts due from this customer at December 31, 2013.

Derivative Liability - Warrants
In connection with the closing of the Share Exchange and the simultaneous initial closing of the private placement offering (“PPO”) on December 6, 2013, the Company issued warrants to purchase an aggregate of 3,098,736 shares of its common stock to investors who purchased units in the PPO (“Investor Warrants”). The Company also issued warrants to purchase an aggregate of 77,500 shares of its common stock to brokers in connection with the PPO (“Broker Warrants”). Both of these warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The warrants may be exercised on a cashless basis in accordance to the warrant agreement commencing one year after the initial closing date of the PPO if no registration statement registering the shares underlying the warrants is then in effect. Further, the exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities. As a result, the fair value of these warrants was classified as liabilities under the provisions of FASB ASC Topic 815-40, Contracts in Entity’s Own Equity, as they are not indexed to the Company’s own stock. The fair value of these warrants was estimated using the binomial option pricing model. The Company updates its estimate of the fair value of the warrant liabilities in each reporting period as new information becomes available and any gains or losses resulting from the changes in fair value from period to period are included as other income or expense. The Company thus uses model-derived valuations where inputs are observable in active markets to determine the fair value and accordingly classify such warrants in Level 3 per ASC 820, Fair Value Measurements.

Fair Value of Financial Instruments
The Company adopted the provisions of the accounting pronouncement which defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions.

Concentrations of Credit Risk
Cash Held in Banks
The Company has cash balances at financial institutions located in the Netherlands. Balances at financial institutions in the Netherlands may, from time to time, exceed insured limits. Currently the insured limit amounts to $ 137,700.

Accounts Receivable
Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

Foreign Currency Translation
The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes.  The Company and its subsidiaries maintain their books and records in their functional currency, the Euro (“EUR”), the currency of the Netherlands.

In general, for consolidation purposes, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of operations and cash flows are translated at average exchange rates during the reporting period.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.  Equity accounts are translated at historical rates.  Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income, or loss.

The balance sheet amounts, with the exception of equity, at December 31, 2013 and 2012 were translated at 1 EUR to $ 1.3770 and 1 EUR to $ 1.3175, respectively. The average translation rates applied to income and cash flow statement amounts for the twelve months ended December 31, 2013 and 2012 were at 1 EUR to $ 1.3295 and 1 EUR to $ 1.3054, respectively.

Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is charged to operations using the straight-line method over the estimated useful lives of 5 years. Property and equipment consists mainly of computers.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, and any resulting gains or losses are included in operations

Income Taxes
Income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial statement and tax bases of Symbid’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The assessment of whether or not a valuation allowance is required often requires significant judgment.

Net Loss Per Common Share
Basic net loss per share attributable to common stockholders is computed by dividing net  loss by the weighted-average number of common shares outstanding during the period.

Risks and Uncertainties
The Company’s operations are subject to a number of risks, including but not limited to, changes in the general economy, demand for the Company’s products, the success of its customers, research and development results, reliance on commercial markets, litigation, and the renewal of its line of credit.

Accounts Receivable
Accounts receivable are carried at the amount billed to a customer, net of the allowance for doubtful receivables, which is an estimate for credit losses based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Allowance for Doubtful Accounts
The Company reviews the collectability of accounts receivable based on an assessment of historic experience, current economic conditions, and other collection indicators. At December 31, 2013 and 2012, the Company has recorded an allowance for doubtful accounts for $ 10,718 and $ 0, respectively. When accounts are determined to be uncollectible, they are written off against the reserve balance and the reserve is reassessed. When payments are received on reserved accounts, they are applied to the individual’s account and the reserve is reassessed.

Comprehensive Loss
Comprehensive loss refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive loss but are excluded from net loss as these amounts are recorded directly as an adjustment to stockholders’ deficit. The Company’s other comprehensive loss is comprised of foreign currency translation adjustments.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cost Method Investments
Direct and or indirect investments in business entities in which Symbid Corp. does not have a controlling financial interest and has no ability to exercise significant influence or operating and financial policies (generally 0-20 percent ownership), are accounted for by the cost method.

Equity Method Investments
Direct and or indirect investments in business entities in which Symbid Corp. does not have a controlling financial interest, but has the ability to exercise significant influence or operating and financial policies (generally 20-50 percent ownership), are accounted for by the equity method.

Recent Accounting Pronouncements
No recently issued accounting pronouncements had or are expected to have a material impact on the Company’s consolidated financial statements.

3 – ACQUISITION

Symbid Holding B.V. (“Symbid Holding”) was incorporated on October 3, 2013 organized under the laws of the Netherlands.  Symbid Holding was organized to serve as the holding company for all of Symbid’s business activities in the Netherlands and in other countries.  As such, on October 3, 2013, the holders of the capital shares of Symbid B.V. exchanged their shares for capital shares of Symbid Holding and, as a result, Symbid B.V. became a wholly owned subsidiary of Symbid Holding Symbid is now the Symbid operating entity for the Company’s business in the Netherlands. Symbid B.V. will continue to hold the ownership interests in Gambitious and Equidam. Symbid expects to organize separate operating companies for its proposed activities in other countries.  These entities will be organized as subsidiaries of Symbid Holding.

On December 6, 2013 (the “Closing Date”), Symbid Corp., Symbid Holding and the shareholders of Symbid Holding entered into a Share Exchange Agreement, which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, the 19 shareholders of Symbid Holding exchanged all of their capital stock in Symbid Holding to Symbid Corp. in exchange for 21,170,000 shares of Common Stock. As a result of this share exchange, Symbid Holding becomes a wholly-owned subsidiary of Symbid Corp.

The Share Exchange is being accounted for as a “reverse acquisition,” and Symbid Holding is deemed to be the acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Symbid Holding and will be recorded at the historical cost basis of Symbid Holding, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of Symbid Holding, historical operations of Symbid Holding and operations of the Company and its subsidiaries from the closing date of the Share Exchange. As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

3 – ACQUISITION (Continued)

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange. We believe that as a result of the Share Exchange we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

4 - VARIABLE INTEREST ENTITY- SYMBID COOP

The Company holds a variable interest in Symbid Coop. Symbid Coop is the lessee of the Company’s online Crowd funding platform. Symbid B.V. licenses the online platform exclusively to Symbid Coop. The management of Symbid Coop is the same as the management of Symbid B.V. and Symbid Holding.

The Company has an implicit variable interest in Symbid Coop through common control and management has the ability to compel payment whether stated or silent in the lease agreement. The Company is deemed to be the primary beneficiary of Symbid Coop  and has a controlling financial interest as it has the power to direct the activities of the variable interest entity that most significantly impact Symbid Coop’s economic performance.

The Company reassesses every reporting period the presentation of Symbid Coop to conclude if consolidation is required. As such, the conclusion regarding the primary beneficiary status is subject to change and circumstances are continually reevaluated.

The classification and carrying amounts of assets and liabilities of Symbid Coop in the consolidated balance sheet are as follows:

	December 31,
	2013	2012
Current assets	$53,414	$21,940

Current liabilities	$113,137	$69,225

The assets related to Symbid Coop are not restricted.

5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Below an overview is provided of the prepaid expenses and other current assets as of December 31, 2013, as well as of December 31, 2012. As of December 31, 2012 the VAT return of Q4 (2012) accounted for 74% of the assets. As of December 31, 2013 the VAT return of Q4 (2013) accounted for two third of the assets.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS (Continued)

	December 31,
Prepaid expenses and other current assets	2013	2012
VAT return Q4 2013/ 2012	$40,232	$23,944
Guarantee	-	5,684
Revenues to be invoiced	9,273	-
Interest loan January 2014	1,090	-
Other prepaid expenses	1,747	2,318
Sharpe - prepaid advisory costs	7,144	237
	$59,486	$32,183

VAT in the Netherlands
In the Netherlands and Europe it is compulsory for a business to charge VAT  to its clients on the invoice. The VAT charged to a customer can be offset by VAT payable to the Company’s suppliers and the remainder is payable or receivable from the Dutch tax authorities. An important basic rule is that a company cannot reclaim any VAT, if it does not charge VAT on its invoices. At the moment Netherlands VAT rate is 21% (standard rate which also applies to the Company) or a reduced rate of 6% and 0% (for supply in the EU intra-Community supplies and export). For e-commerce special rules apply.

Most of the time companies file the Netherlands VAT tax return on quarterly basis. However, in case of high turnover it can be changed to monthly or from a cash flow perspective. On the other hand if the turnover is very low, on request the Netherlands VAT tax return can be filed annually. The Company is filing tax returns on a quarterly basis. When the Company has to reclaim VAT, the amount will be refunded by the Dutch tax authorities within 30 days after the VAT return was filed.

6 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2013	2012
Computer and equipment	$6,446	$6,446
Less - Accumulated depreciation and amortization	(2,187)	(1,081)
	$4,259	$5,365

Depreciation and amortization expense related to the assets above for the years ended December 31, 2013 and 2012 was $ 1,302 and $ 979, respectively. The cumulative transaction adjustments related to property and equipment for the years ended December 31, 2013 and 2012 amount to a positive $ 196 and a negative $ 55, respectively.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

7 - INVESTMENT IN ASSOCIATED COMPANIES

GAMBITIOUS

The Company through its ownership in Gambitious Coop currently has a 13.05% ownership interest in Gambitious, a Company located in the Netherlands, which uses the Company’s platform to raise capital for video games produced by a wide range of developers. At December 31, 2013 the Company had an interest of 28.5% in Gambitious.  The condensed balance sheets of Gambitious are as follows:

	December 31,
	2013	2012
Current assets	$45,432	$207,414
Property and equipment	-	-
	$45,432	$207,414
Current liabilities	$87,537	$33,861
Stockholders’ equity	(42,105)	173,553
	$45,432	$207,414

The condensed statements of operations for Gambitious are as follows:

	December 31,
	2013	2012
Sales	$21,994	$-
Expenses, net	(240,661)	(287,956)
Net loss	$(218,667)	$(287,956)

EQUIDAM

As of August 2013, the Company has acquired a 10% interest in Equidam for an amount of $ 1,400. After a first round of seed funding for Equidam this shareholding diluted to 9%. The Company is accounting for their investment in Equidam on the cost basis. There have been no intercompany transactions with Equidam in the reporting period.

8 - NOTES PAYABLE

	December 31,
	2013	2012
Working capital facility - term loan	$187,371	$219,198
Note payable – related party	-	86,955
Subordinated loan – related party	92,259	88,206
	279,630	394,359
Less - Current Maturities	(41,657)	(126,812)
	$237,973	$267,547

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

8 - NOTES PAYABLE (Continued)

Working Capital Facility
The Company has two credit facilities with the Rabobank, a national bank in the Netherlands.

The facility consists of the following two agreements:
1.
Long term loan for approximately $ 240,000, bears interest of approximately 6.4% and is payable quarterly with principal. The loan decreases on a quarterly basis by approximately $ 10,000, starting on September 30, 2012. As of December 31, 2013 the loan balance was $ 187,371.

2.	A line of credit of approximately $ 80,000 with a floating interest rate of approximately 4.5% at December 31, 2013. The balance on the credit facility at December 31, 2013 and 2012 was $ 0.

The working capital facility is secured by the following assets:
1.	Assets of the Company including receivables and intellectual property developed by the Company.
2.	Guarantee by principal members of management up to approximately $ 60,000.
3.	Guaranteed by the Netherlands government for the remaining balance in a hypothetical liquidation up to approximately $ 264,000.

Note Payable - Related Party
The Company issued two notes with an interest rate of 4% to a stockholder of the Company during 2012 for approximately $ 79,000 and $ 8,000.  The notes were converted into 736,450 shares of common stock valued at $ 85,681 on March 1, 2013. As the notes and accrued interest were converted at fair value of the common stock issued, no gain or loss was recorded.

Subordinated Loan - Related Party
A stockholder of the Company has granted a loan of approximately $ 92,000 to the Company due on September 15, 2015 with interest only payments of 4% per annum. The loan is subordinate to the interests of the working capital facility and is unsecured.

Aggregate Maturity Schedule of Borrowings
The aggregate maturities of long-term debt outstanding as of December 31, 2013 are approximately as follows:

Year Ending
December 31
2014	$41,657
2015	132,627
2016	41,657
2017	41,657
2018	22,032
$279,630

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

9 – CAPITAL STOCK

Concurrent with the closing of the Share Exchange, we completed a closing of the PPO in which we sold 3,089,736 units of our common stock and warrants, at a price of $0.50 per unit for a total consideration of $1,549,368. We incurred total advisory and professional fees of $406,035 in connection with the PPO of which $60,250 were allocated to equity issuance costs and deducted from additional paid in capital. The net cash proceeds received by the Company were $1,143,333.

The fair value of the common stock issued was recorded as follows:

Total value:	$1,549,368
Issuance costs:	(60,250)
Warrants:	(305,893)
$1,183,225

Each of the units sold in the PPO consisted of one share of our Common Stock and a warrant to purchase one share of our Common Stock. The warrants are exercisable for a period of three (3) years at a purchase price of $ 0.75 per share. In addition, the Company issued 77,500 warrants to the placement agent as a commission. These warrants are exercisable for a period of three (3) years at a purchase price of $ 0.50 (see Note 10).

Net loss per share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, for all periods presented. In accordance with this guidance, basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted-average common shares outstanding during the period. In a period where there is a net loss position, diluted weighted-average shares are the same as basic weighted-average shares. Shares used in the diluted net loss per common share calculation exclude potentially dilutive share equivalents as the effect would be antidilutive. In total there are 3,176,236 Investor and Broker Warrants which are excluded on aforementioned basis.

The 8,000,000 Acquisition Escrow Shares held in escrow are related to the potential acquisitions of Gambitious (5,000,000 Acquisition Escrow Shares) and Equidam (3,000,000 Acquisition Escrow Shares), neither of which have been concluded. As such, these shares have not been included in the weighted average number of shares outstanding at year end to arrive at basic and diluted net loss per share.

Before the Share Exchange on December 6, 2013, our Board of Directors adopted, and our stockholders approved, our 2013 Equity Incentive Plan (the “2013 Plan”), which provides for the issuance of incentive awards of up to 5,000,000 shares of our Common Stock to officers, key employees, consultants and directors. To date, no individual agreements have been signed under the 2013 Plan.

Common Stock
Our Certificate of Incorporation authorizes the issuance of 300,000,000 shares of capital stock, consisting of 290,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock, $ 0.001 par value per share.

Private investment

The Company issued 3,198,414 common stock valued at $ 378,223 for cash during the twelve months ended December 31, 2013. In addition the Company issued 3,098,736 common stock in an initial closing of the PPO at December 6, 2013. Total funding through the PPO amounted to   $ 1,549,368, of which $ 60,250 was paid to placement agents and advisors. Of the $ 1,489,118 a fair value of $ 305,893 was attributed to the warrants issued with the common stock (see Note 10).

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

9 – CAPITAL STOCK (Continued)

Stock issued for Convertible Notes Payable
The Company issued 736,450 shares of common stock valued at $ 85,681 in connection with the conversion of notes payable and accrued interest (see Note 8).

Stock issued for services
The Company issued 501,780 common stock valued at $ 65,804 in connection with the return of the use of PR services.

Non-controlling Interests
The composition of the net loss attributable to non-controlling interests is as follows:

	December 31,
	2013	2012
Symbid Coop - 100%	$9,792	$33,142
Gambitious Coop - 37%	20,224	31,420
Total net loss attributable to NCI	$30,016	$64,562

10 – DERIVATIVE LIABILITY - WARRANTS

The aggregate fair value of the warrants issued, under which an aggregate of the 3,176,236 shares of the Company’s common stock may be purchased, in connection with the initial closing of the PPO was $ 305,893, of which $ 296,475 related to Investor Warrants and $ 9,418 related to Broker Warrants.

The Company used a Monte Carlo simulation to estimate the fair value of the warrants. In order to estimate the fair value of the anti-dilution feature, the Company estimated the potential impact of future financing needs on the warrants. A Monte Carlo simulation is a method used to iteratively calculate the value of the warrants using simulated stock price paths over the life of the warrants. A summary of the assumptions used to estimate the fair value of the warrants including the anti-dilution feature as of the initial measurement date of December 6, 2013 and December 31, 2013 is as follows:

Unit Price: $ 0.50

Volatility: 55%

Risk-free Rate: 0.64% & 0.75%

Maturity: December 5, 2016

Estimated Financing Needs: $ 5 to $ 10 million throughout life of warrants

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

	December 6,	December 31,
	2013	2013
Warr Investor Warrants
Implied starting stock price	$0.42	$0.42
Volatility	55%	55%
Drift	0.64%	0.75%
Exercise price	$0.75	$0.75
Minimum exercise price	$0.01	$0.01
Warrant shares	3,098,736	3,098,736
Event date	September 30, 2014	September 30, 2014
Maturity	December 5, 2016	December 5, 2016
Shares outstanding	34,268,736	34,268,736

	December 6,	December 31,
	2013	2013
Bro Broker Warrants
Implied starting stock price	$0.39	$0.42
Volatility	55%	55%
Drift	0.64%	0.75%
Exercise price	$0.50	$0.50
Minimum exercise price	$0.01	$0.01
Warrant shares	77,500	77,500
Event date	September 30, 2014	September 30, 2014
Maturity	December 5, 2016	December 5, 2016
Shares outstanding	34,268,736	34,268,736

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

10 – DERIVATIVE LIABILITY – WARRANTS (Continued)

The fair value of the warrants issued was recorded in accordance with FASB ASC Topic 815-40, Contracts in Entity’s Own Equity. Accordingly, the Company determined that the fair value of the warrants represented a liability because the warrants have an anti-dilution restriction. The fair value of the warrants is recalculated each reporting period with the change in value taken as other income or expense in the Statement of Operations. A summary of the status of the warrant liabilities as of the issuance date on December 6, 2013 and changes during the period ended December 31, 2013 is as follows:

	December 6,	December 31,	Realized
	2013	2013	Gain/(Loss)
			on change
	Fair Value of Warrants Liabilities	Fair Value of Warrants Liabilities	in Warrant Liabilities

Investor Warrants	$296,475	$294,298	$2,177

Broker Warrants	9,418	9,364	54

Cumulative translation adjustment	-	-	(890)
	$305,893	$303,662	$1,341

11 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	December 31,
	2013	2012
Advisory costs	$172,051	$-
Travel and hotel costs	15,272	-
Development costs	10,063	-
Management fee	-	36,057
Interest	8,451	4,557
Wage tax' return	15,177	-
Holiday pay allowance/Net salary	17,648	1,611
Other current liabilities	18,266	16,045
	$256,928	$58,270

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

11 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES (Continued)

The accrued advisory cost mainly relate to advises in relation to the PPO in December 2013. These will be settled in the first quarter of 2014. All amounts are payable within one year.

12 - DEFERRED GOVERNMENT GRANTS

The Company has received two grants (one for each Symbid B.V. and Symbid Coop) from the Dutch Government for an innovation presentation contract (“IPC”) project for a total of approximately $ 63,000. The majority of the grant comes from the Company’s participation in a project called the “Credit Passport”, a collaborative project between certain Companies to develop a credit evaluation and financing platform, or so- called ‘passport’ for entrepreneurs.

The grant is for work performed over a 2 year period starting in May 2012. The Company continues to work within the parameters of the IPC project and recognizes ratably the grant over the period it is earned, or 24 months.

Symbid has considered application of guidance surrounding revenue recognition under US GAAP ASC 605, Revenue Recognition by analogy. The Dutch legislation surrounding the grant is intended to stimulate innovation and incentive startup activity surrounding IT projects within the Netherlands. Note that the grant is not attached to specific expenditures or IT infrastructure and is related to the development of the Credit Passport project in collaboration with other entrepreneurs. The grant is non- specific as to the specific costs incurred, only those that are of a certain nature, for example sales and marketing costs. Therefore, Symbid has analogized guidance surrounding revenue recognition from ASC 605-10-S99-1:

1)	Persuasive evidence of an arrangement exists.

Symbid: Persuasive evidence of an arrangement is in place which has been confirmed via formal correspondence awarding the grant from the Dutch government received on April 18, 2012.

2)	Fulfillment of the obligation has occurred or services have been rendered.

Symbid: Services are rendered over the period that the Company incurs qualifying expenditures under the Credit Passport project. Note that the terms of the grant is defined in the letter from the Dutch government for the two year period ending May 1, 2014.

3)	The amount of the grant is fixed and determinable.

Symbid: The amount of the grant is fixed and determinable, as documented in the relevant grant agreement.

4)	Collectability is reasonably assured.

Symbid: The counterparty to the transaction is the Dutch government, which is a creditworthy institution.

Based on the guidance outlined above, Symbid concludes that the revenue associated with the  grant can be recognized ratably over the period of the grant over the period through which the services are rendered for the Company’s participation in the Credit Passport Project.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

13 – INCOME TAXES

As of December 31, 2013, the Company has net operating loss carry forwards of approximately $ 1,650,000 that can be utilized to future taxable income for income tax purposes. Net operating loss carry forwards expire starting in 2021. Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s effective tax benefit rate differs from the Netherlands statutory rate of 20% as follows:

	December 31,
	2013	2012

Federal income tax rate	20%	20%
NCI – Symbid Coop	-	(.14)
NCI – Gambitious Coop	(.37)	(3.36)
Equity Method Pick-Up – Symbid Holding	(9.49)	-
Gain on capital sale of stock	-	.77
Other	(.07)	(.36)
Effective income tax rate	10.07	16.91
Effect on valuation allowance	(10.07)	(16.91)
Effective income tax rate	0%	0%

The Company has temporary differences related to its net operating loss, which give rise to a deferred tax asset of $ 330,000 and $ 150,000 for the period ended December 31, 2013 and 2012 respectively.

The Company is subject to income tax examinations by tax authorities for 2013, 2012 and 2011.

14 - RELATED PARTY TRANSACTIONS

         Management Fees
The Company compensates three of its officers through management agreements with affiliates of those officers. During the twelve months ended December 31, 2013 and 2012, total expenses recorded under these agreements were approximately $ 160,000 and $ 150,000, respectively. As of December 31, 2013, and 2012, balances due under these agreements were $ 13,000 and $ 28,000, respectively, and are included in accounts payable and accrued expenses. As of December 6, 2013 the three officers were employed by the Company, resulting in a total amount of salary for Symbid Corp. of about $ 27,000 for December 2013. As of December 31, 2013 $ 27,000 in accrued salaries is recorded in accounts payable and accrued expenses.

SYMBID CORP.
Notes to the Consolidated Financial Statements
(Expressed in US dollars)

14 - RELATED PARTY TRANSACTIONS (Continued)

Revenue recognition
The Company earned approximately $ 20,000 in other revenue from services performed on behalf of their equity method investment in Gambitious during the twelve months ended December 31, 2012.

Other
See Note 8 for related party financing arrangements.

15 - COMMITMENTS

As of January 1, 2014, the Company has a new rental for its Corporate offices in the Netherlands which totals $ 1,700 per month. The rental agreement has been signed for a period of two years. Total lease commitment for the period 2014 is approximately $ 20,000 and for the period 2015 this commitment is also approximately $ 20,000.

16 - SUBSEQUENT EVENTS

Private Placement Offering
At February 5, 2014, Symbid Corp. held a second closing of its PPO in which it sold 373,984 units of its securities, at a price of $ 0.50 per unit. Each unit consisted of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock. These Investor Warrants are exercisable for a period of three (3) years at a purchase price of $ 0.75 per share. In connection with the second closing of the PPO the Company paid commissions of $ 7,750, and issued 11,500 Broker Warrants with a term of five (5) years and an exercise price of $ 0.50 per share to a broker.

Sale of memberships in Gambitious Coop
In February 2014, the Company sold 912 memberships Gambitious Coop. As a result of this transaction, the Company has a direct interest in Gambitious Coop of 46% and no longer has a controlling interest. The Company remains an indirect shareholder in Gambitious for 13.05% of total shares issued.

SYMBID CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Expressed in US dollars)
(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets
Cash	$539,796	$891,592
Accounts receivable, less allowance for doubtful accounts of $17,737 and $10,718 respectively	21,955	2,897
Prepaid expenses and other current assets	66,355	59,486
Total current assets	628,106	953,975

Property and equipment - at cost, less accumulated
depreciation and amortization	3,917	4,259
Investment in Equidam Holding B.V.	1,430	1,432
Total assets	$633,453	$959,666

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$171,292	$138,495
Accrued expenses and other current liabilities	165,332	256,928
Deferred government grants	2,752	11,017
Current maturities of notes payable	41,603	41,657
Total current liabilities	380,979	448,097

Notes payable, less current maturities	237,662	237,973
Derivative liability - warrants	325,610	303,662
Total liabilities	944,251	989,732

Commitments

Stockholders' deficit

Preferred stock
Authorized: $0.001 par value, 10,000,000 shares authorized	-	-
Issued and outstanding: nil preferred shares
Common stock
Authorized: $0.001 par value, 290,000,000 shares authorized
Issued and outstanding: 34,642,720 and 34,268,736 respectively	34,642	34,268

Additional paid-in capital	2,182,708	2,041,052
Accumulated other comprehensive loss	(44,422)	(44,029)
Accumulated deficit	(2,413,630)	(2,001,760)
Total Symbid Corp. stockholders' equity (deficit)	(240,702)	29,531
Noncontrolling interests	(70,096)	(59,597)
Total stockholders' deficit	(310,798)	(30,066)
Total liabilities and stockholders' deficit	$633,453	$959,666

(The accompanying notes are an integral part of these condensed consolidated financial statements)

SYMBID CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Expressed in US dollars)
(Unaudited)

	Three months ended
	March 31,
	2014	2013
Revenues
Crowd funding	$78,055	$17,858
Other	8,050	1,664
Total revenues	86,105	19,522
Operating expenses
Selling general and administrative	274,015	75,196
Professional fees	204,713	13,713
Research and development costs	45,975	-
Depreciation and amortization	334	320
Total operating expenses	525,037	89,229

Operating loss	(438,932)	(69,707)
Other income (expense)
Fair value adjustment derivative liability - warrants	15,264	-
Interest expense	(5,810)	(4,940)
Government subsidy	8,221	7,869
Equity in losses of Gambitious B.V.	-	(22,489)
Other income and expense	(1,631)	-
Total other income (expense)	16,044	(19,560)

Net loss	(422,888)	(89,267)

Net loss attributable to noncontrolling interests	(11,018)	(15,815)

Net loss attributable to Symbid Corp. stockholders	$(411,870)	$(73,452)

Basic and diluted net loss per common share	$(0.02)	$(0.00)

Weighted average number of shares outstanding
Basic and diluted	26,498,864	21,103,810

(The accompanying notes are an integral part of these condensed consolidated financial statements)

SYMBID CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Loss
(Expressed in US dollars)
(Unaudited)

	Three months ended
	March 31,
	2014	2013

Net loss	$(422,888)	$(89,267)
Other comprehensive loss:
Foreign currency translation adjustments	(393)	6,955
Comprehensive loss	(423,281)	(82,312)

Net loss attributable to noncontrolling interests	(11,018)	(15,815)
Foreign currency translation income (loss) attributable to noncontrolling interests	519	(171)
Comprehensive loss attributable to noncontrolling interests	(10,499)	(15,986)

Comprehensive loss attributable to Symbid Corp. stockholders	$(412,782)	$(66,326)

(The accompanying notes are an integral part of these condensed consolidated financial statements)

SYMBID CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Expressed in US dollars)
(Unaudited)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities
Net loss	$(422,888)	$(89,267)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	334	320
Losses recorded from investment in Gambitious B.V.	-	22,489
Fair value adjustment derivative liability - warrants	(15,264)	-
Deferred government grants	(8,221)	(7,869)
Provision for doubtful accounts	7,007	-
Changes in assets and liabilities
Accounts receivable	(26,002)	(1,224)
Prepaid expenses and other current assets	(6,921)	3,284
Accounts payable	32,859	4,853
Accrued expenses and other current liabilities	(90,925)	(20,716)
Net cash used in operating activities	(530,021)	(88,130)

Cash flows from financing activities
Proceeds from the issuance of common stock and warrants, net of issuance costs	$179,242	$-
Proceeds from capital contribution	-	302,206
Net cash provided by financing activities	179,242	302,206

Effect of exchange rate changes on cash	(1,017)	2,150
Net (decrease) / increase in cash	(351,796)	216,226

Cash and cash equivalents, beginning of year	891,592	7,732
Cash and cash equivalents, end of year	$539,796	$223,958

Supplemental cash flow disclosures
Interest paid	$3,807	$2,229

Non-cash financing activities
Conversion of notes payable into common stock	$-	$85,951

(The accompanying notes are an integral part of these condensed consolidated financial statements)

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

1 - BUSINESS, ORGANIZATION AND LIQUIDITY

Interim Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and in conformity with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X and the related rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these financial statements are adequate to make the information presented not misleading. The unaudited condensed consolidated financial statements included in this document have been prepared on the same basis as the annual consolidated financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with GAAP and SEC regulations for interim financial statements. The results for the three months ended March 31, 2014 are not necessarily indicative of the results that we will have for any subsequent period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes to those statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K.

Business and Organization
Symbid Corp. was incorporated as HapyKidz.com, Inc. in the state of Nevada on July 29, 2011. On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp, which we believe more accurately reflects our current business. The Company continues to be a “smaller reporting company,” as defined under the Exchange Act.

Symbid Holding B.V. (“Symbid Holding”) was incorporated on October 3, 2013 organized under the laws of the Netherlands.  Symbid Holding was organized to serve as the holding company for all of Symbid’s business activities in the Netherlands and in other countries.  As such, on October 3, 2013, the holders of the capital shares of Symbid B.V. exchanged their shares for capital shares of Symbid Holding and, as a result, Symbid B.V. became a wholly owned subsidiary of Symbid Holding. Symbid B.V. is now the operating entity for the Company’s business in the Netherlands.

On December 6, 2013, the Company closed a Share Exchange pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $0.001 par value per share. Because the Company had no operations at the time of our acquisition of Symbid Holding, Symbid Holding is considered to be the predecessor Company for financial reporting purposes.

The Share Exchange has been being accounted for as a “reverse acquisition,” and Symbid Holding is deemed to be the acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Share Exchange are those of Symbid Holding and are recorded at the historical cost basis of Symbid Holding. The consolidated financial statements after completion of the Share Exchange include the assets and liabilities of Symbid Holding, historical operations of Symbid Holding and operations of the Company and its subsidiaries from the Closing Date of the Share Exchange. As a result of the issuance of the shares of our common stock pursuant to the Share Exchange, a change in control occurred as of the date of consummation of the Share Exchange.

The main operating entity of Symbid Corp. is Symbid B.V. (“Symbid B.V.”) and was incorporated in Utrecht, Netherlands on March 29, 2011 under the laws of the Netherlands. The Company was launched in April 2011 in its headquarters in Rotterdam, The Netherlands as one of the first three equity based crowd funding forerunners worldwide. Entrepreneurs use Symbid to obtain business growth funding from the crowd in exchange for a part of the equity of their company. Investors can participate from as little as $27.50, and become shareholders of start-up companies or growing businesses in need of capital.

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

Since August 2012, the Company is one of the first platforms worldwide to offer multiple models of crowd funding on a progressive scale for Small and Medium Enterprises (SME’s), integrating a unique legal structure into the IT-infrastructure of the crowd funding platform. The goal of the Company is to create a portfolio of crowd funding products, where anyone interested in crowd funding can find their right solution.

The Symbid infrastructure serves as a matchmaking platform, with added value for both entrepreneurs and investors on a global scale. The Company earns success fees and transaction fees charged to the entrepreneurs and investors active on the platform. In addition to matchmaking on the Company platform, the Company licenses its infrastructure in several forms to other partners.

As of March 31, 2014, the Company through its ownership in Gambitious Coöperatie UA (“Gambitious Coop”) has a 13% ownership interest in Gambitious B.V. (“Gambitious”), a company located in the Netherlands, which uses the Company’s platform to raise capital for video games produced by a wide range of developers.  As of August 2013, the Company has acquired a 10% interest in Equidam Holding B.V. (“Equidam”). As of March 31, 2014, the Company currently has a 9% ownership in Equidam, as the initial investment was diluted through a subsequent round of seed funding.Started as an online valuation tool for private companies with a particular focus on Small and Medium-sized Enterprises, Equidam now also offers monitoring services to investors on the Company’s platform.

Liquidity and Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses with a net loss during the twelve months ended December 31, 2013 of $1,260,196 and a net loss for the three month period ended March 31, 2014 of $422,888. At March 31, 2014 and December 31, 2013, the Company had working capital of $247,127 and $ 505,878, respectively. As of March 31, 2014, the Company had cash on hand of $539,796 and current liabilities to credit institutions of $41,603. The recurring losses raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying condensed consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and classifications that might be necessary in the event the Company cannot continue in existence.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its significant subsidiaries on a combined and consolidated basis. The Company also includes subsidiaries over which a direct or indirect legal or effective control exists and for which the Company is deemed to direct the significant activities and has the obligation to absorb the losses or benefits of the entities. Intercompany balances and transactions with other consolidated entities have been eliminated. The consolidated financial statements have been prepared in accordance with U.S. GAAP, and include the Company’s accounts as well as those of Symbid Coöperatie UA (“Symbid Coop”) a certain variable interest entity (“VIE”) for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)
Noncontrolling Interests

The Company presents noncontrolling interests as a component of equity. Changes in a parent’s ownership interest while the parent retains its controlling interest will be accounted for as equity transactions, and upon loss of control, retained ownership interest will be re-measured at fair value, with any gain or loss recognized in earnings. Income and losses attributable to the noncontrolling interest associated with Symbid Coop are presented separately in the Company’s condensed consolidated statement of operations.

In February 2014, the Company sold 912 memberships in Gambitious Coop. As a result of this transaction, the Company’s direct interest in Gambitious Coop was reduced to 46% and the Company no longer has a controlling interest (see Note 4).

Revenue Recognition

The Company generates its revenue from administration and success fees of transactions on the crowd funding platform. Revenue from administration fees is collected and recognized at the moment an investor subscribes on the platform. Revenue from success fees are recognized at the time the crowdfunding proposition is successfully funded and there are no further obligations to the customer. There is no credit risk since the fees are collected directly at the moment that the transaction takes place on the platform. There is no right of return to investors once a crowdfunding proposition has been successfully funded. Other revenue is generated by licensing the platform to third parties. Revenue is accounted for on a monthly basis for the agreed monthly licensed fee. There is limited credit risk. If the monthly license fee is not paid, the Company is entitled to set the platform offline.

Derivative Liability - Warrants

In connection with the private placement offering (“PPO”) on December 6, 2013, the Company issued warrants to purchase shares of its common stock to investors who purchased units in the PPO (“Investor Warrants”). The Company also issued warrants to purchase shares of its common stock to brokers in connection with the PPO (“Broker Warrants”). Both the Investor and Broker Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The warrants may be exercised on a cashless basis in accordance to the warrant agreement commencing one year after the initial closing date of the PPO if no registration statement registering the shares underlying the warrants is then in effect. Further, the exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities. As a result, the fair value of these warrants were classified as liabilities under the provisions of FASB ASC Topic 815-40, Contracts in an Entity’s Own Equity, as they are not indexed to the Company’s own stock. The fair value of these warrants was estimated using a Monte Carlo simulation. The Company updates its estimate of the fair value of the warrant liabilities in each reporting period as new information becomes available and any gains or losses resulting from the changes in fair value from period to period are included as other income or expense. The Company thus uses model-derived valuations where inputs are observable in active markets to determine the fair value and accordingly classify such warrants in Level 3 per ASC 820, Fair Value Measurements.

Fair Value of Financial Instruments

The accounting standard for fair value establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions. Refer to Note 7 on derivative liability- warrants, which have been classified as Level 3 instruments.

Concentrations of Credit Risk

Cash Held in Banks

The Company has cash balances at financial institutions located in the Netherlands. Balances at financial institutions in the Netherlands may, from time to time, exceed insured limits. Currently the insured limit amounts to $137,250.

Accounts Receivable

Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes.  The Company and its subsidiaries maintain their books and records in their functional currency, the Euro (“EUR”), the currency of the Netherlands.

In general, for consolidation purposes, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of operations and cash flows are translated at average exchange rates during the reporting period.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.  Equity accounts are translated at historical rates.  Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income, or loss.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is charged to operations using the straight-line method over the estimated useful lives of 5 years. Property and equipment consists mainly of computers.

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the period of disposal, and any resulting gains or losses are included in operations.

Income Taxes

Income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial statement and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The assessment of whether or not a valuation allowance is required often requires significant judgment.

Net Loss Per Common Share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, for all periods presented. In accordance with this guidance, basic and diluted net loss per share was determined by dividing net loss applicable to common stockholders by the weighted- average common shares outstanding during the period. In a period where there is a net loss position, diluted weighted average shares are the same as basic weighted average shares. Shares used in the diluted net loss per common share calculation exclude potentially dilutive share equivalents as the effect would be antidilutive.

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

Risks and Uncertainties

The Company’s operations are subject to a number of risks, including but not limited to, changes in the general economy, demand for the Company’s platform, the success of its customers, research and development results, uncertainties surrounding crowdfunding rules and regulations, and the ability to attract new funding.

Accounts Receivable

Accounts receivable are carried at the amount billed to a customer, net of the allowance for doubtful receivables, which is an estimate for credit losses based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The Company reviews the collectability of accounts receivable based on an assessment of historic experience, current economic conditions, and other collection indicators. At March 31, 2014 and December 31, 2013, the Company has recorded an allowance for doubtful accounts for $17,737 and $10,718, respectively.

Comprehensive Loss

Comprehensive loss refers to revenues, expenses, gains and losses that under U.S. GAAP are included in comprehensive loss but are excluded from net loss as these amounts are recorded directly as an adjustment to stockholders’ deficit. The Company’s other comprehensive loss is comprised of foreign currency translation adjustments.

Cost Method Investments

Direct and or indirect investments in business entities in which the Company does not have a controlling financial interest and has no ability to exercise significant influence or operating and financial policies (generally 0-20 percent ownership) are accounted for by the cost method.

Equity Method Investments

Direct and/or indirect investments in business entities in which Symbid Corp. does not have a controlling financial interest, but has the ability to exercise significant influence or operating and financial policies (generally 20-50 percent ownership) are accounted for by the equity method.

Recent Accounting Pronouncements

No new accounting standards have been adopted since the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2013. No recently issued accounting pronouncements had or are expected to have a material impact on the Company’s consolidated financial statements.

3 - VARIABLE INTEREST ENTITY- SYMBID COOP

The Company holds a variable interest in Symbid Coop. Symbid Coop is the lessee of the Company’s online crowd funding platform. Symbid B.V. licenses the online platform exclusively to Symbid Coop. The management of Symbid Coop is the same as the management of Symbid B.V. and Symbid Holding.

The Company has an implicit variable interest in Symbid Coop through common control and management has the ability to compel payment whether stated or silent in the lease agreement. The Company is deemed to be the primary beneficiary of Symbid Coop and has a controlling financial interest as it has the power to direct the activities of the VIE that most significantly impact Symbid Coop’s economic performance.

The Company reassesses every reporting period the presentation of Symbid Coop to conclude if consolidation is required. As such, the conclusion regarding the primary beneficiary status is subject to change and circumstances are continually reevaluated.

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

The classification and carrying amounts of assets and liabilities of Symbid Coop in the consolidated balance sheet are as follows:

	March 31, 2014	December 31, 2013
Current assets	$118,609	$53,414

Current liabilities	$188,706	$113,137

The assets related to Symbid Coop are not restricted.

4 - INVESTMENTS IN ASSOCIATED COMPANIES

GAMBITIOUS

In February 2014, the Company sold 912 memberships in Gambitious Coop. As a result of this transaction, the Company’s direct interest in Gambitious Coop decreased from 63% to 46% and the Company no longer has a controlling interest. Accordingly, Symbid has derecognized the assets, liabilities and equity components related to Gambitious Coop and recognized a loss in other income/ expense of $1,631 as a result of the loss in control and resulting deconsolidation. The derecognition of Gambitious Coop did not have a material impact on the condensed consolidated financial statements of the Company.

In May 2014, the Company sold 193 memberships in Gambitious Coop. As a result of this transaction, the Company has a direct interest in Gambitious Coop of 42%. The Company remains an indirect shareholder in Gambitious B.V. for 12% of total shares issued.

EQUIDAM

As of August 2013, the Company acquired a 10% interest in Equidam for an amount of $1,400. As of March 31, 2014, the Company currently has a 9% ownership in Equidam, as the initial investment was diluted through a subsequent round of seed funding. The Company is accounting for their investment in Equidam on the cost basis. There have been no intercompany transactions with Equidam in the reporting period.

5 - NOTES PAYABLE

	March 31, 2014	December 31, 2013
Working capital facility	$187,195	$187,371

Subordinated loan – related party	92,070	92,259
Total notes payable	279,265	279,630
Less - Current Maturities	(41,603)	(41,657)
Notes payable, less current maturities	$237,662	$237,973

Working Capital Facility

The Company has two credit facilities with the Rabobank, a national bank in the Netherlands.

The facility consists of the following two agreements:

1.
Long term loan for approximately $240,000, bears interest of approximately 6.4% and is payable quarterly with principal. The loan decreases on a quarterly basis by approximately $10,000, starting on September 30, 2012. As of March 31, 2014 the loan balance was $187,195.

2.	A line of credit of approximately $80,000 with a floating interest rate of approximately 4.5% at December 31, 2013. The balance on the credit facility at March 31, 2014 was $0.

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

The working capital facility is secured by the following assets:

1.	Assets of the Company including receivables and intellectual property developed by the Company.

2.	Guarantee by principal members of management up to approximately $60,000.

3.	Guarantee by the Netherlands government for the remaining balance in a hypothetical liquidation up to approximately $264,000.

Note Payable - Related Party

The Company issued two notes with an interest rate of 4% to a stockholder of the Company during 2012 for approximately $79,000 and $8,000. On March 1, 2013 the notes and accrued interest were converted into 736,450 shares of common stock valued at $85,681.

Subordinated Loan - Related Party

A stockholder of the Company has granted a loan of approximately $92,000 to the Company due on September 15, 2015 with interest only payments of 4% per annum. The loan is subordinate to the interests of the working capital facility and is unsecured.

Aggregate Maturity Schedule of Borrowings

The aggregate maturities of long-term debt outstanding are approximately as follows:

THE TWELVE MONTHS ENDING MARCH 31, 2014
2014	$41,603
2015	133,672
2016	41,603
2017	41,603
2018	20,784
$279,265

6 – CAPITAL STOCK

Concurrent with the closing of the Share Exchange in December 2013, we completed a closing of the PPO in which we sold 3,089,736 units of our common stock and warrants, at a price of $0.50 per unit for a total consideration of $1,549,368. During the initial closing of our PPO, we incurred advisory and professional fees of $406,035, of which issuance costs of $ 60,250 were allocated to equity issuance costs and deducted from additional paid in capital.

For the three months ended March 31, 2014 and in a second closing of our PPO on February 5, 2014, we sold 373,984 units of our common stock and warrants at a price of $0.50 per unit for total consideration of $186,987. In connection with the second closing of the PPO, we incurred advisory and professional fees of $80,251, of which issuance costs of $7,750 were allocated to equity issuance costs and deducted from additional paid in capital.

The following table displays the allocation of proceeds in connection with the PPO through March 31, 2014:

Gross Proceeds from the PPO	$1,736,355
Issuance costs	(68,000)
Proceeds allocated to warranty liability	(343,105)
Proceeds allocated to common stock	$1,325,250

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

Each of the units sold in the PPO consisted of one share of our common stock and a warrant to purchase one share of our common stock. The warrants are exercisable for a period of three years at a purchase price of $0.75 per share. As of March 31, 2014, the Company has issued 93,000 warrants to the placement agent as a commission. These warrants are exercisable for a period of three years at a purchase price of $0.50 (see Note 7).

Net loss per Share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, for all periods presented. In accordance with this guidance, basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted-average common shares outstanding during the period. In a period where there is a net loss position, diluted weighted-average shares are the same as basic weighted-average shares. Shares used in the diluted net loss per common share calculation exclude potentially dilutive share equivalents as the effect would be antidilutive. As of March 31, 2014 there are 3,565,720 Investor and Broker Warrants which are excluded on the aforementioned basis.

The 8,000,000 acquisition escrow shares held in escrow are related to the potential acquisitions of Gambitious (5,000,000 acquisition escrow shares) and Equidam (3,000,000 acquisition escrow shares), neither of which have been concluded. As such, these shares have not been included in the weighted average number of shares outstanding for the periods ended March 31, 2014 and 2013 to arrive at basic and diluted net loss per share.

Equity Incentive Plan
Before the Share Exchange on December 6, 2013, our Board of Directors adopted, and our stockholders approved, our 2013 Equity Incentive Plan (the “2013 Plan”), which provides for the issuance of incentive awards of up to 5,000,000 shares of our common stock to officers, key employees, consultants and directors. As of March 31, 2014, no individual agreements have been signed under the 2013 Plan.

Common and Preferred Stock
Our Certificate of Incorporation authorizes the issuance of 300,000,000 shares of capital stock, consisting of 290,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share.

Private investment

The Company issued 3,198,414 shares of common stock valued at $378,223 for cash during the twelve months ended December 31, 2013. In addition the Company issued 3,098,736 shares of common stock in an initial closing of the PPO at December 6, 2013. Total funding through the PPO has amounted to $1,736,355, of which $68,000 was paid to placement agents and other parties related to issuance costs through March 31, 2014. Of the $1,736,355 a fair value of $343,105 was attributed to the warrants issued with the common stock (see Note 7).

Stock issued for convertible notes payable
During the three months ended March 31, 2013, the Company issued 736,450 shares of common stock valued at $85,681 in connection with the conversion of notes payable and accrued interest (see Note 5).

Non-controlling Interests
The composition of the net loss attributable to noncontrolling interests is as follows:

	March 31, 2014	March 31, 2013
Symbid Coop - 100%	$10,412	$7,494
Gambitious Coop - 37%	606	8,321
Total net loss attributable to noncontrolling interests	$11,018	$15,815

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

Prior to the loss of control in Gambitious Coop in February 2014, there was a noncontrolling interest of 37%.

7– DERIVATIVE LIABILITY - WARRANTS

The aggregate fair value of warrants issued, under which an aggregate of the 3,565,720 shares of the Company’s common stock may be purchased, in connection with the initial and second closings of the PPO total $343,105 of which $331,833 related to Investor Warrants and $11,272 related to Broker Warrants.

The Company used a Monte Carlo simulation to estimate the fair value of the warrants. In order to estimate the fair value of the anti-dilution feature, the Company estimated the potential impact of future financing needs on the warrants. A Monte Carlo simulation is a method used to iteratively calculate the value of the warrants using simulated stock price paths over the life of the warrants. A summary of the assumptions used to estimate the fair value of the warrants including the anti-dilution feature as of March 31, 2014 and December 31, 2013 is as follows:

	March 31,	December 31,
	2014	2013
Investor Warrants
Implied starting stock price	$0.42	$0.42
Volatility	55%	55%
Drift	0.75%	0.75%
Exercise price	$0.75	$0.75
Minimum exercise price	$0.01	$0.01
Warrant shares	3,472,720	3,098,736
Event date	September 30, 2014	September 30, 2014
Maturity	December 5, 2016	December 5, 2016
Shares outstanding	34,642,720	34,268,736

	March 31,	December 31,
	2014	2013
Broker Warrants
Implied starting stock price	$0.39	$0.42
Volatility	55%	55%
Drift	0.75%	0.75%
Exercise price	$0.50	$0.50
Minimum exercise price	$0.01	$0.01
Warrant shares	93,000	77,500
Event date	September 30, 2014	September 30, 2014
Maturity	December 5, 2016	December 5, 2016
Shares outstanding	34,642,720	34,268,736

The fair value of the warrants issued was recorded in accordance with FASB ASC Topic 815-40, Contracts in Entity’s Own Equity. Accordingly, the Company determined that the fair value of the warrants represented a liability because the warrants have an anti-dilution restriction. The fair value of the warrants is recalculated each reporting period with the change in value taken as other income or expense in the Statement of Operations. A summary of the status of the warrant liabilities as of March 31, 2014 and December 31, 2013 and change during the three month period ended March 31, 2014 is as follows:

SYMBID CORP. AND SUBSIDIARIES
Notes to the Condensed Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

	December 31, 2013 Fair Value of Warrant Liability	Fair Value of Warrants Issued in the three months ended March 31, 2014	Realized Gain on change in fair value of Warrant Liabilities	March 31, 2014 Fair Value of Warrant Liability
Investor Warrants	294,298	35,358	(14,874)	314,782
Broker Warrants	9,364	1,854	(390)	10,828
Total	303,662	37,212	(15,264)	325,610

8 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	March 31, 2014	December 31, 2013
Advisory and professional costs	$71,387	$172,051
Travel and hotel costs	-	15,272
Development costs	10,577	10,063
Management fee	22,784	-
Interest	9,361	8,451
Wage tax' return	21,631	15,177
Holiday pay allowance/Net salary	6,080	17,648
Other current liabilities	23,512	18,266
	$165,332	$256,928

All amounts are payable within one year.

9 - RELATED PARTY TRANSACTIONS

Management Fees
During the first quarter of 2014, the Company compensated three members of its management team through management agreements with affiliates of these three members. During the first quarter of 2013, the Company compensated its three officers through management agreements with the affiliates of these officers. Following the Share Exchange on December 6, 2013, these three officers became salaried employees of Symbid Corp. During the three months ended March 31, 2014 and 2013, total expenses recorded under these agreements were approximately $74,667 and $27,759, respectively. As of March 31, 2014, and December 31, 2013, balances due under these agreements were $22,784 and $ 0 respectively, and are included in accounts payable and accrued expenses.

Other
See Note 5 for related party financing arrangements.

10 - COMMITMENTS

As of January 1, 2014, the Company has a new rental for its corporate offices in the Netherlands which totals $ 1,700 per month. The rental agreement has been signed for a period of two years. Total lease commitment for the period 2014 is approximately $20,000 and for the period 2015 is also approximately $20,000.

11,707,060 Shares of Common Stock

PROSPECTUS

_________, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.  The selling stockholders will not be responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

SEC Registration fee	$4,072
Accounting fees and expenses	$0
Legal fees and expenses	$35,000
Miscellaneous	$5,000
Total	$44,072

Item 14.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our Articles of Incorporation, provide a limitation of liability such that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of NRS Section 78.300.

Our By-Laws state that we shall indemnify (i) every present or former director or officer of ours, and (ii) any person who served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each an “Indemnitee”). Our By-Laws further provide that we shall indemnify an Indemnitee to the fullest extent permissible under Nevada law against all liabilities, losses, judgments, fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

In April 2014 and May 2014 we issued 32,863 shares and 16,485 shares, respectively, of our common stock to our U.S. corporate and securities counsel in connection with the conversion of $16,431.50 and $8,242 in legal fees, respectively, at $0.50 per share. These issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

The PPO

On May 21, 2014 we completed a private placement offering in which we sold an aggregate of 5,853,530 units at $0.50 per unit, for aggregate proceeds of $2,926,765. Each of these units consisted of one share of our common stock and one warrant to purchase one share of our common stock for a period of three years at a purchase price of $0.75 per share. In connection with the private placement offering we paid the placement agent fees and reimbursed expenses in the aggregate amount of approximately $81,645. We also issued an aggregate of 93,000 warrants to the placement agent or its designees exercisable for a period of three years at an exercise price of $0.50 per share. All of the subscribers to the private placement offering were accredited investors. All of the issuances were made in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Shares Issued in Connection with the Share Exchange

In connection with out December 6, 2013 Share Exchange Agreement with Symbid Holding B.V. and the shareholders of Symbid B.V., we issued an aggregate of 21,700,000 shares of our common stock to or on behalf of the shareholders of Symbid Holding B.V.

All of the share issuances of securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended for transactions by an issuer not involving a public offering and pursuant to Regulation S of the Securities Act of 1944, as amended for offers and sales made outside of the United States. None of the shareholders of Symbid Holding B.V. were U.S. persons as such term is defined under Regulation S.

Sales of Unregistered Securities of Symbid Holding B.V. and Symbid B.V.

On March 29, 2011, Symbid B.V. issued 20,000 shares of its common stock for an aggregate price of $28,180 (EUR 20,000) to one person in connection with its incorporation.

Also on March 29, 2011, Symbid B.V. issued 4,244 shares of its common stock for an aggregate price of US $162,180 (EUR 115,550) to its current shareholders and one new shareholder.

On November 30, 2011, Symbid B.V. issued 1,636 shares of its common stock for an aggregate price of US $89,674 (EUR 67,500) to its current shareholders and one new shareholder.

In the first quarter of 2013, Symbid B.V. issued 4,848 shares of its common stock for an aggregate price of US $389,310 (EUR 300,000) to its current shareholders and one new shareholder.

In September 2013, Symbid B.V. issued 1,580 shares of its common stock for an aggregate price of US $143,277 (EUR 108,871) to its current shareholders and one new shareholder.

On December 6, 2013, pursuant to the terms of a share exchange agreement, all 30,672 of the outstanding shares of common stock of Symbid B.V. were exchanged for a like number of shares of Symbid Holding B.V. common stock.

Each of these securities issuances took place outside of the United States in private transactions to non-U.S. persons.  As such, the U.S.  securities laws were not implicated in these transactions.

None of these securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 16.  Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	SEC Report Reference Number	Description

2.1	2.1	Share Exchange Agreement dated December 6, 2013, by and among Registrant, Symbid Holding B.V. and the Shareholders of Symbid Holding B.V (1)
3.1	3.1	Articles of Incorporation of the Registrant (2)
3.2	3.1	Certificate of Amendment to the Articles of Incorporation of the Registrant (3)
3.3	3.2	By-Laws of the Registrant (4)
3.4	3.4	Articles of Association of Symbid Cooperatie U.A. (Unofficial English Translation) (5)
3.5	3.5	Articles of Association of Symbid Foundation. (Unofficial English Translation) (5)
3.6	3.6	Articles of Association of Symbid IP Foundation. (Unofficial English Translation) (5)
4.1	4.1	Form of Investor Warrant of the Registrant (1)
4.2	4.2	Form of Broker Warrant of the Registrant (1)
5.1	*	Legal Opinion of Crone Kline Rinde LLP
10.1	10.1	Split-Off Agreement, dated as of December 6, 2013, by and among the Registrant, Symbid Split Corp. and Holli Morris (1)
10.2	10.2	General Release Agreement, dated as of December 6, 2013, by and among the Registrant, Symbid Split Corp. and Holli Morris (1)
10.3	10.3	Form of Lock-Up and No Short Selling Agreement between the Registrant and the officers, directors and shareholders party thereto (1)
10.4	10.4	Form of Securities Purchase Agreement between the Registrant and the investors party thereto (1)
10.5	10.5	Form of Notice to Investors dated November 25, 2013 (1)
10.6	10.6	Placement Agency Agreement, dated September 9, 2013, between the Registrant and Gottbetter Capital Markets, LLC (1)
10.7	10.7	Placement Agency Agreement, First Amendment, dated October 14, 2013, between the Registrant and Gottbetter Capital Markets, LLC (1)
10.8	10.8	Placement Agency Agreement, Second Amendment, dated November 15, 2013, between the Registrant and Gottbetter Capital Markets, LLC (1)
10.9	*10.9	Placement Agency Agreement, Third Amendment, dated February 6, 2014, between the Registrant and Gottbetter Capital Markets, LLC (7)
10.10	*10.10	Placement Agency Agreement, Fourth Amendment, dated March 25, 2014, between the Registrant and Gottbetter Capital Markets, LLC (7)
10.11	*10.11	Placement Agency Agreement, Fifth Amendment, dated April 30, 2014, between the Registrant and Gottbetter Capital Markets, LLC (7)
10.12	*10.12	Placement Agency Agreement, Sixth Amendment, dated May 9, 2014, between the Registrant and Gottbetter Capital Markets, LLC (7)
10.13	10.9	Subscription Escrow Agreement, dated as of September 9, 2013, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (1)
10.14	10.10	Subscription Escrow Agreement, First Amendment dated as of November 15, 2013, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (1)
10.15	*10.15	Subscription Escrow Agreement, Second Amendment dated as of February 6, 2014, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (7)
10.16	*10.16	Subscription Escrow Agreement, Third Amendment dated as of March 25, 2014, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (7)
10.17	*10.17	Subscription Escrow Agreement, Fourth Amendment dated as of April 30, 2014, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (7)
10.18	*10.18	Subscription Escrow Agreement, Fifth Amendment dated as of May 9, 2014, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (7)
10.19	10.11	Escrow Agreement dated as of December 6, 2013 by and among the Registrant, the Indemnification and Shareholder Representative named therein and Gottbetter & Partners, LLP (1)
10.20	10.12	Employment Services Agreement, dated December 6, 2013, between the Registrant and Korstiaan Zandvliet (1)
10.21	10.13	Employment Services Agreement, dated December 6, 2013, between the Registrant and Robin Slakhorst (1)
10.22	10.14	Employment Services Agreement, dated December 6, 2013, between the Registrant and Maarten van der Sanden (1)
10.23	10.1	Employment Services Agreement, dated April 15, 2014 between the Registrant and Philip Cooke (6)
10.24	10.15	Registrant’s 2013 Equity Incentive Plan (1)
10.25	10.16	Form of Registration Rights Agreement (1)
10.26	10.17	License Agreement dated April 13, 2011 by and between Symbid B.V. and Symbid Cooperatie U.A. (1)
10.27	10.18	Platform Management Services Agreement April 6, 2011 by and between Symbid B.V. and Symbid Cooperatie U.A. (1)
10.28	10.19	Intellectual Property Transfer Agreement dated October 16, 2013 by and between Symbid B.V. and Stichting Symbid IP Foundation (1)
10.29	10.20	Intellectual Property License and Transfer Agreement dated October 16, 2013 by and between Stichting Symbid IP Foundation and Symbid Holding B.V. (1)
10.30	10.21	Addendum 1 dated December 5, 2013 to Intellectual Property License and Transfer Agreement dated October 16, 2013 by and between Stichting Symbid IP Foundation and Symbid Holding B.V. (1)
10.31	10.22	Intellectual Property Sublicense and Transfer Agreement dated December 5, 2013 by and between Symbid Holding B.V. and Symbid B.V. (1)
14.1	14.1	Code of Ethics (2)
21.1	21.1	Subsidiaries of Registrant(7)
23.1	*	Consent of Independent Registered Public Accounting Firm
23.2	*	Consent of Crone Kline Rinde (included in Exhibit 5.1)

*  Filed herewith

(1)
Filed with the Securities and Exchange Commission on December 12, 2013, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated December 6, 2013, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission on October 25, 2011, as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1, which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission on September 9, 2013, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 3, 2013, which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission on October 25, 2011, as exhibit numbered 3.2, to the Registrant’s Registration Statement on Form S-1, which exhibit is incorporated herein by reference.

(5)
Filed with the Securities and Exchange Commission on March 13, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K, Amendment No. 1, which exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission on April 18, 2014, as an exhibit, numbered 10.1, to the Registrant’s Current Report on Form 8-K, which exhibit is incorporated herein by reference.

(7)
Filed with the Securities and Exchange Commission on May 21, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File No. 333-196153), which exhibit is incorporated herein by reference.

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

1.
For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rotterdam, The Netherlands, on July 7, 2014.

SYMBID CORP.

By:	/s/ Korstiaan Zandvliet
Name:	Korstiaan Zandvliet
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Korstiaan Zandvliet	Chief Executive Officer, Principal	July 7, 2014
Korstiaan Zandvliet	Executive Officer and Director

/s/ Philip J. Cooke	Chief Financial Officer, Principal Financial	July 7, 2014
Philip J. Cooke	Officer and Principal Accounting Officer

/s/ Robin Slakhorst	Director	July 7, 2014
Robin Slakhorst